                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. 2)


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[X]     Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Section 240.14a-12

                          PACIFIC GULF PROPERTIES INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)    Title of each class of securities to which transaction applies:

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        (2)    Aggregate number of securities to which transaction applies:

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        (3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): In accordance with Rule 0-11(c), the fee was calculated to be one-fiftieth of one percent of the proposed cash payment or of the value of the securities and other property to be distributed to the shareholders of Pacific Gulf Properties Inc.

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        (4)    Proposed maximum aggregate value of transaction: $78,280,586.00

               -----------------------------------------------------------------

        (5)    Total fee paid: $15,656.00

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[X]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)    Amount Previously Paid:

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        (2)    Form, Schedule or Registration Statement No.:

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        (3)    Filing Party:

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        (4)    Date Filed:

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

                          PACIFIC GULF PROPERTIES INC.
                         4220 VON KARMAN, SECOND FLOOR
                        NEWPORT BEACH, CALIFORNIA 92660

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                      TO BE HELD                   , 2001

                            ------------------------

To our Shareholders:

     A special meeting of shareholders of Pacific Gulf Properties Inc. will be held at the [Center Club, 650 Town Center Drive, Costa Mesa, California 92626],
on                , 2001, beginning at 10:00 a.m. local time. At the meeting, shareholders will act on the following matters:

     (1) To consider and vote upon a proposal to approve the merger of Pacific Gulf with and into FountainGlen Properties LLC, a Delaware limited liability company and an affiliate of Prudential Real Estate Investors, pursuant to a merger agreement dated as of March 1, 2001, between Pacific Gulf and FountainGlen Properties LLC; and


     (2) To consider and vote upon a proposal to approve the appointment of Wells Fargo Bank Minnesota, National Association as trustee of a liquidating trust we will create as part of our previously approved plan of liquidation; and


     (3) To consider and vote upon any other matters that properly come before the meeting.

     All holders of record of shares at the close of business on
               , 2001 are entitled to vote at the meeting or any postponements or adjournments of the meeting.

     We encourage you to read this proxy statement carefully. In addition, you may obtain information about Pacific Gulf Properties from the documents that we have filed with the SEC.

     This notice and proxy statement was first mailed to shareholders on or
about                , 2001.

                                          By order of the Board of Directors,

                                          Donald G. Herrman
                                          Executive Vice President and Secretary

               , 2001
Newport Beach, California

YOUR VOTE IS IMPORTANT. PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
SUMMARY TERM SHEET..........................................    1
SUMMARY OF THE PROXY STATEMENT
THE PARTIES.................................................    8
  Pacific Gulf..............................................    8
  PREI......................................................    8
ABOUT THE MEETING...........................................    9
  What is the purpose of the special meeting?...............    9
  Are the merger proposal and the trustee proposal
     conditioned upon each other?...........................    9
  How should I send in my stock certificates?...............    9
  What do I need to do now?.................................    9
  Who is entitled to vote at the meeting?...................    9
  Who can attend the meeting?...............................    9
  What constitutes a quorum?................................    9
  How do I vote?............................................   10
  Can I change my vote after I return my proxy card?........   10
  What are the Board's recommendations?.....................   10
  What vote is required to approve the proposals?...........   10
  Who can I call with questions?............................   11
PROPOSAL -- APPROVAL OF MERGER WITH FOUNTAINGLEN PROPERTIES
  LLC PURSUANT TO AGREEMENT AND PLAN OF MERGER..............   12
  General...................................................   12
  Previous Approval of the Sale of Our Industrial Properties
     and Our Plan of Liquidation............................   12
  Recommendation of our Board of Directors and Reasons for
     the Merger.............................................   13
  Our Board's Consideration of Potentially Negative
     Factors................................................   15
  Background of the Merger..................................   15
  Opinion of Morgan Stanley.................................   20
  Senior Properties Subject to the Merger Agreement.........   24
  Projected Financial Information...........................   25
  The Merger Agreement......................................   26
     Closing................................................   26
     Formation and Operation of Liquidating Trust...........   26
     Consideration to be Received for Pacific Gulf Common
      Stock in the Merger...................................   26
     Determination and Timing of Adjustments to
      Consideration.........................................   27
     Procedures for Exchange of Pacific Gulf Common Stock...   27
     Representations and Warranties.........................   27
     Covenants Regarding General Matters....................   29
     Covenants Regarding Conduct of Business Before the
      Merger................................................   30
     Covenant Regarding No Solicitation; Covenant to
      Recommend.............................................   30
     Insurance Policies.....................................   31
     Conditions to the Completion of the Merger.............   31
     Termination of the Merger Agreement....................   32
     Termination Fees and Expenses..........................   33
     Satisfaction of Any Termination Fees Payable by
      FountainGlen..........................................   34
     Amendment or Waiver of the Merger Agreement............   34
     Delisting and Deregistration of Pacific Gulf Common
      Stock.................................................   34

                                                              PAGE
                                                              ----
     Dissenters' Rights.....................................   34
     Voting Agreements......................................   34
     Pending Litigation.....................................   34
PROPOSAL -- APPROVAL OF THE APPOINTMENT OF THE TRUSTEE OF
  OUR LIQUIDATING TRUST.....................................   35
FEDERAL INCOME TAX CONSIDERATIONS...........................   38
  Background................................................   38
  Consequences to Pacific Gulf if Both Proposals 1 and 2 are
     Approved...............................................   38
     Consequences to Pacific Gulf of the Merger.............   38
     Consequences to Pacific Gulf of the Liquidating
      Trust.................................................   39
  Consequences to Shareholders if Both Proposals 1 and 2 are
     Approved...............................................   39
     Consequences to Shareholders of the Merger.............   39
     Consequences to Shareholders of the Liquidating
      Trust.................................................   39
  Consequences to Pacific Gulf if Proposal 1 is Not Approved
     and Proposal 2 is Approved.............................   40
  Consequences to Shareholders if Proposal 1 is Not Approved
     and Proposal 2 is Approved.............................   41
  Consequences to Pacific Gulf and to Shareholders if
     Neither Proposal is Approved...........................   41
  Special Rules Applicable to Non-United States
     Shareholders...........................................   41
  Backup Withholding and Information Reporting Consequences
     to Shareholders........................................   42
  State, Local and Foreign Income Tax.......................   42
INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON.....   43
  Post-Merger Ownership of LLC Shares.......................   43
  Employment Agreements.....................................   43
  Registration Rights Agreement.............................   44
  Class D Plan..............................................   44
  Representation by Gibson, Dunn & Crutcher LLP.............   45
STOCK OWNERSHIP.............................................   46
  Significant Shareholders..................................   46
  Officers and Directors....................................   46
  Common Shares Beneficially Owned..........................   46
PROPOSALS FOR INCLUSION IN 2001 PROXY STATEMENT.............   47
OTHER MATTERS...............................................   47
WHERE YOU CAN FIND MORE INFORMATION.........................   47

                          PACIFIC GULF PROPERTIES INC.
                         4220 VON KARMAN, SECOND FLOOR
                        NEWPORT BEACH, CALIFORNIA 92660
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     This proxy statement contains information related to the special meeting of
shareholders of Pacific Gulf Properties Inc., to be held on                ,
2001, beginning at 10:00 a.m. at the [Center Club, 650 Town Center Drive, Costa Mesa, California 92626], and at any postponements or adjournments thereof.


                               SUMMARY TERM SHEET



     The following is a summary of the material terms of the merger and the appointment of a trustee for the liquidating trust, both of which are described in this proxy statement. You should carefully read this entire document as well as the additional documents to which it refers for a more complete description of the merger and the liquidating trust.



- THE MEETING



  - GENERAL -- This proxy statement is being furnished to holders of shares of Pacific Gulf common stock for use at the special meeting in connection with the approval of the agreement and plan of merger, the approval of the appointment of the trustee of the liquidating trust we will create as part of our previously approved plan of liquidation and other business. The special meeting will be held at the [Center Club, 650 Town Center Drive, Costa Mesa,
   California 92626] on             , 2001 at 10:00 a.m. local time and at any
   adjournments or postponements of the special meeting. See page   .



  - VOTE REQUIRED -- The proposal for approval and adoption of the agreement and plan of merger requires the affirmative vote of the holders of a majority of the shares entitled to vote on the proposal. If you do not vote your shares, the effect will be a vote against the approval and adoption of the agreement and plan of merger. The proposal for the approval of the appointment of the trustee of our liquidating trust requires the affirmative vote of the holders of a majority of the votes cast at the special meeting. See page .



  - RELATIONSHIP OF MERGER PROPOSAL AND TRUSTEE PROPOSAL -- The trustee proposal is not conditioned on the merger. If the shareholders approve the trustee proposal but do not approve the merger proposal, we will still form the liquidating trust and distribute to our shareholders interests in the liquidating trust. The merger proposal itself is not conditioned on the trustee proposal, but FountainGlen will not be obligated to close the merger if we do not form the liquidating trust as described in this proxy statement.
   See page   .



  - RECORD DATE -- Pacific Gulf has set                , 2001 as the record date
   for determining those shareholders who are entitled to notice of and to vote
   at the special meeting. See page   .



- THE MERGER



     At the special meeting, the shareholders of Pacific Gulf will be asked to approve the merger agreement that Pacific Gulf and FountainGlen Properties LLC entered into on March 1, 2001.



  - THE PARTIES -- See page   .



     - Pacific Gulf Properties Inc. -- We are a real estate investment trust or REIT that is in the process of liquidating its assets. We currently own three remaining industrial properties, our active senior properties (six operating and six under development) and our corporate headquarters building. Our headquarters are located at 4220 Van Karman, Second Floor, Newport Beach, CA 92660, and our telephone number is (949) 223-5000.

     - FountainGlen Properties LLC -- FountainGlen Properties LLC is an affiliate of Prudential Real Estate Investors (PREI). PREI provides global real estate investment management services to institutional clients in the U.S., Europe, Asia, and Latin America. PREI currently manages $12.3 billion assets on behalf of 325 institutional clients as of December 31, 2000. PREI is a unit of Prudential Investment Corporation, an affiliate of The Prudential Insurance Company of America.



  - WHAT YOU WILL RECEIVE IN THE MERGER -- Under the merger agreement, Pacific Gulf will be merged with and into FountainGlen in a cash transaction valued at approximately $143 million, consisting of approximately $78 million in equity consideration, plus assumption of related debt of approximately $65 million. Based on the equity consideration in the merger, each share of our common stock will be converted into the right to receive approximately $3.00 per share. The actual amount you will receive is dependent on a number of adjustments to be determined at closing. See page .



  - CONDITIONS TO THE MERGER -- The merger is subject to Pacific Gulf shareholder approval, as well as many other conditions. See page .



  - INTERESTS OF DIRECTORS AND OFFICERS -- Some of the officers and directors of Pacific Gulf have interests and arrangements that may be different from, or in addition to, your interests as Pacific Gulf shareholders. See page .



  - THE PACIFIC GULF BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE AGREEMENT AND PLAN OF MERGER -- After careful consideration and extensive negotiations, the Pacific Gulf board of directors, other than Glenn L. Carpenter, our Chief Executive Officer, who abstained, unanimously approved the agreement and plan of merger and determined that the merger and merger agreement are fair to, and in the best interests of, Pacific Gulf shareholders. The Pacific Gulf board of directors recommends that you vote in favor of the agreement and plan of merger. See page .



  - THE MERGER WILL HAVE TAX CONSEQUENCES TO YOU -- The receipt of cash in exchange for your shares of Pacific Gulf stock will have tax consequences. See page .



- THE PROPOSED TRUSTEE OF THE LIQUIDATING TRUST



  - THE LIQUIDATING TRUST -- On November 9, 2000, our shareholders approved a plan to sell our assets and to liquidate and dissolve Pacific Gulf. The plan also allowed us to establish a liquidating trust to which we could distribute in kind our unsold assets and set aside funds in order to satisfy any of our contingent debts or obligations. A form of the liquidating trust agreement is attached, for informational purposes only, as Exhibit C to the document. We are not asking Pacific Gulf shareholders to vote on either the liquidation or the form of liquidating trust agreement, and we reserve the right to change
   the form of liquidating trust agreement. See page   .



  - APPOINTMENT OF WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION AS
   TRUSTEE -- Wells Fargo Bank Minnesota, National Association has been proposed to serve as the trustee of the liquidating trust, subject to the approval of
   our shareholders. See page   .



  - WHAT YOU WILL RECEIVE IN THE LIQUIDATING TRUST -- Shareholders will receive an interest in the liquidating trust prior to the merger. Each shareholder will receive an interest that is proportional to the amount of common stock it holds when compared to our outstanding shares of common stock. See page
     .



  - THE PACIFIC GULF BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPOINTMENT OF WELLS FARGO AS TRUSTEE -- After careful consideration and extensive negotiations, the Pacific Gulf board of directors unanimously has approved the appointment of Wells Fargo as trustee and has determined that such appointment is fair to, and in the best interests of, Pacific Gulf shareholders. The Pacific Gulf board of directors recommends that you vote in
   favor of the appointment of Wells Fargo as trustee. See page   .



  - THE LIQUIDATING TRUST WILL HAVE TAX CONSEQUENCES TO YOU -- The distribution of interests in the liquidating trust will have tax consequences. See page
     .

                         SUMMARY OF THE PROXY STATEMENT



     The following is a summary of the terms of the proposed merger of Pacific Gulf Properties Inc. with and into FountainGlen Properties LLC, the appointment of the trustee of a liquidating trust we will create as part of our previously approved plan of liquidation, and other information relating to the special meeting.



     This summary may not contain all of the information that is important to you. For a more complete understanding of the merger, the liquidating trust and the other information contained in this proxy statement, you should read this entire proxy statement carefully, as well as the additional documents to which it refers. For instructions on obtaining more information, see "Where You Can Find More Information" on page .



                                  THE PARTIES



PACIFIC GULF PROPERTIES
INC...........................   We are a real estate investment trust or REIT
                                 that is in the process of liquidating its assets. We currently own three remaining industrial properties, our active senior properties (six operating and six under development) and our corporate headquarters building.



                                 We are headquartered in Newport Beach,
                                 California. Our address is:





                                 Pacific Gulf Properties Inc.
                                 4220 Van Karman, Second Floor
                                 Newport Beach, CA 92660
                                 (949) 223-5000



FOUNTAINGLEN PROPERTIES LLC...   FountainGlen Properties LLC is an affiliate of
                                 Prudential Real Estate Investors (PREI).



                                 PREI provides global real estate investment management services to institutional clients in the U.S., Europe, Asia, and Latin America. PREI currently manages $12.3 billion assets on behalf of 325 institutional clients as of December 31, 2000. PREI is a unit of Prudential Investment Corporation, an affiliate of The Prudential Insurance Company of America.



                                  THE MEETING



GENERAL.......................   This proxy statement is being furnished to
                                 holders of shares of Pacific Gulf common stock
                                 for use at the special meeting in connection
                                 with the approval of the agreement and plan of
                                 merger, the approval of the appointment of the
                                 trustee of the liquidating trust we will create
                                 as part of our previously approved plan of
                                 liquidation and other business. The special
                                 meeting will be held at the [Center Club, 650
                                 Town Center Drive, Costa Mesa, California
                                 92626] on             , 2001 at 10:00 a.m.
                                 local time and at any adjournments or
                                 postponements of the special meeting.



VOTE REQUIRED TO APPROVE THE
AGREEMENT AND PLAN OF MERGER
AND THE APPOINTMENT OF THE
TRUSTEE OF THE LIQUIDATING
TRUST.........................   The proposal for approval and adoption of the
                                 agreement and plan of merger requires the affirmative vote of the holders of a majority of the shares entitled to vote on the proposal.
                                 If you do not vote your shares, the effect will be a vote against the approval and adoption of the agreement and plan of merger. The proposal for the approval of the appointment of the trustee of our liquidating trust requires the affirmative vote of the holders of a majority of the votes cast at the special meeting.


RELATIONSHIP OF MERGER
PROPOSAL AND TRUSTEE
PROPOSAL......................   The trustee proposal is not conditioned on the
                                 merger. If the shareholders approve the trustee proposal but do not approve the merger proposal, we will still form the liquidating trust and distribute to our shareholders interests in the liquidating trust.


                                 The merger proposal itself is not conditioned on the trustee proposal, but FountainGlen will not be obligated to close the merger if we do not form the liquidating trust as described in this proxy statement.


RECORD DATE AND QUORUM
REQUIREMENT...................   Pacific Gulf has set             , 2001 as the
                                 record date for determining those shareholders who are entitled to notice of and to vote at the special meeting.


                                 The presence at the meeting, in person or by proxy, of the holders of a majority of the aggregate number of shares of our common stock outstanding on the record date will constitute a quorum, allowing us to conduct the business of the meeting.


REVOCATION OF PROXIES.........   Even after you have submitted your proxy card,
                                 you may change your vote at any time before the proxy is exercised by delivering to the Secretary of Pacific Gulf either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.



WHO CAN HELP ANSWER OTHER
QUESTIONS.....................   If you have more questions about the merger,
                                 the liquidating trust or would like additional copies of this proxy statement, you should contact:


                                 D.F. King & Co., Inc.
                                 77 Water Street, 20th Floor
                                 New York, New York 10005
                                 Call Collect: (212) 269-5550
                                 CALL TOLL FREE: (800) 431-9633

                      THE MERGER AND THE MERGER AGREEMENT


THE MERGER....................   On March 1, 2001, we entered into a merger
                                 agreement, attached to this proxy statement as Exhibit A, to merge with FountainGlen.
                                 FountainGlen will acquire our active senior properties and our corporate headquarters building, but not our three remaining industrial properties or the proceeds from the sales of our industrial or multifamily properties. Our board of directors, other than Mr. Carpenter who abstained, unanimously approved the transaction. At the special meeting, the shareholders of Pacific Gulf will be asked to approve the merger pursuant to the proposed merger agreement.

WHAT YOU WILL RECEIVE IN THE
MERGER........................   Under the merger agreement, Pacific Gulf will
                                 be merged with and into FountainGlen in a cash transaction valued at approximately $143 million, consisting of approximately $78 million in equity consideration, plus assumption of related debt of approximately $65 million. Based on the equity consideration in the merger, each share of our common stock will be converted into the right to receive approximately $3.00 per share. The actual amount you will receive is dependent on a number of adjustments to be determined at closing, including the amount of equity we have invested in our development properties, the amount of net working capital at closing and the amount, if any, of deposits we have made for the purchase of senior properties.



TIMING OF MERGER..............   If our shareholders do not approve the merger
                                 with FountainGlen or the merger is otherwise abandoned, then the proposed merger will not occur. If our shareholders approve the proposed merger with FountainGlen and the conditions to the merger are satisfied or waived, then we intend to consummate the merger with FountainGlen in mid-2001.



THE PACIFIC GULF BOARD OF
DIRECTORS RECOMMENDS THAT YOU
VOTE FOR THE AGREEMENT AND
PLAN OF MERGER................   After careful consideration and extensive
                                 negotiations, the Pacific Gulf board of
                                 directors, other than Mr. Carpenter, who abstained, unanimously approved the agreement and plan of merger and determined that the merger and merger agreement are fair to, and in the best interests of, Pacific Gulf shareholders. The Pacific Gulf board of directors recommends that you vote in favor of the agreement and plan of merger.



REASONS FOR THE MERGER........   We believe that the proposals submitted for
                                 your approval in this proxy statement present the best opportunity to maximize value for our shareholders. In making this determination, our board considered the potentially negative factors concerning the merger, including that our shareholders would not participate in any future growth in value of our stock, that the amount and timing of distributions are uncertain and that the merger would entail significant costs.



OPINION OF FINANCIAL
ADVISOR.......................   In deciding to approve the proposed merger with
                                 FountainGlen pursuant to the proposed merger agreement, our board of directors considered the opinion of Morgan Stanley & Co.
                                 Incorporated that, as of the date of the opinion, the consideration to be received by holders of shares of Pacific Gulf common stock pursuant to the proposed merger agreement was fair from a financial point of view to such holders (other than FountainGlen, its affiliates and any Pacific Gulf subsidiary).
                                 The Morgan Stanley opinion, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Morgan Stanley in connection with its opinion, is attached as Exhibit B to this document. We encourage you to read this opinion carefully.

DISSENTERS' RIGHTS............   Under Maryland law, as long as our common stock
                                 remains listed on the New York Stock Exchange, shareholders will not have dissenters' rights.



INTERESTS OF DIRECTORS AND
OFFICERS......................   Some of the officers and directors of Pacific
                                 Gulf have interests and arrangements that may be different from, or in addition to, your interests as Pacific Gulf shareholders. It is a condition to FountainGlen's obligations to complete the merger that Mr. Carpenter, and one of Angela Wixted, Kimberly Solbakk or Curtis
                                 Miller (or a replacement reasonably approved by FountainGlen) enter into employment agreements with, and invest in, FountainGlen as of the consummation of the proposed merger. All four of such executives have assured us in writing that, prior to the consummation of the proposed merger, they will each enter into an employment agreement with FountainGlen and become executive officers of FountainGlen, and that upon consummation of the proposed merger, they will each invest personal funds in FountainGlen, enter into the proposed
                                 FountainGlen limited liability company
                                 agreement and enter into a registration rights agreement with FountainGlen.



FEDERAL INCOME TAX
CONSIDERATIONS................   Cash consideration received by a shareholder in
                                 the merger should first be applied against and reduce the adjusted tax basis in the shareholder's shares, and any amount in excess of the shareholder's basis in its shares should be treated as capital gain if the shares are held as capital assets. If the aggregate consideration received in the merger, plus the sum of all other distributions (including transfers to the liquidating trust, as discussed below) made to the shareholder pursuant to our liquidation, is less than the shareholder's basis in its shares, the difference should constitute a capital loss if the shares are held as capital assets.



LITIGATION....................   A purported class action suit has been
                                 commenced against Pacific Gulf, our directors and a number of our officers in the Superior
                                 Court of the State of California, County of Orange. The lawsuit alleges that our directors and officers breached their fiduciary duties by purportedly acting in concert to sell the assets of Pacific Gulf for inadequate consideration while allowing our officers to obtain benefits that are alleged to be windfalls and while allowing certain of our officers to retain an interest in our senior housing business. The lawsuit seeks to enjoin the merger. We and our directors and officers consider the allegations set forth in the complaint to be baseless and without merit, and we intend to defend ourselves vigorously against this lawsuit. Our board continues to believe that the proposed merger with FountainGlen is in the best interests of Pacific Gulf and our shareholders.


                      THE TRUSTEE OF THE LIQUIDATING TRUST


THE LIQUIDATING TRUST.........   On November 9, 2000, our shareholders approved
                                 a plan to sell our assets and to liquidate and dissolve Pacific Gulf. The plan also allowed us to establish a liquidating trust to which we could distribute in kind our unsold assets and set aside funds in order to satisfy any of our contingent debts or obligations. A form of the liquidating trust agreement is attached, for informational purposes only, as Exhibit C to the document. We are not asking Pacific Gulf shareholders to vote on either the liquidation or the form of liquidating trust agreement, and we reserve the right to change the form of liquidating trust agreement.


                                 We expect to transfer our three remaining industrial properties, as well as the cash proceeds from any sales of our industrial and multifamily properties, to the liquidating trust prior to the effective time of the merger, even if the merger is not approved by our shareholders. While we estimate that these assets, together with any other distributions made after January 1, 2001, could produce distributions of up to $3.35 per share, any distribution of these assets from the liquidating trust will be subject to satisfaction of all liabilities and, accordingly, we cannot give any definitive assurances of the amount or timing of distributions from the liquidating trust, if any. Our estimate of up to $3.35 per share assumes no claims for indemnification are made by FountainGlen or other parties to whom we have sold, or will sell, our other assets, assumes no future material claims against the liquidating trust and is otherwise based on our current cash position, our management's opinion of the current market conditions for the proposed sale of our remaining industrial properties and management's estimate of our expenses and the expenses of the liquidating trust. These factors could reduce or eliminate distributions from the liquidating trust. We have not obtained formal appraisals for our three remaining industrial properties that are contemplated to be transferred to the liquidating trust.



ACTIONS OF LIQUIDATING
TRUST.........................   The liquidating trust will be responsible for
                                 selling any assets transferred to it,
                                 satisfying certain obligations of Pacific Gulf and providing certain indemnities to
                                 FountainGlen and distributing any remaining proceeds to our shareholders.



APPOINTMENT OF WELLS FARGO
BANK MINNESOTA, NATIONAL
ASSOCIATION AS TRUSTEE........   Wells Fargo Bank Minnesota, National
                                 Association has been proposed to serve as the trustee of the liquidating trust, subject to the approval of our shareholders.



WHAT YOU WILL RECEIVE IN THE
LIQUIDATING TRUST.............   Shareholders will receive an interest in the
                                 liquidating trust prior to the merger. Each shareholder will receive an interest that is proportional to the amount of common stock it holds when compared to our outstanding shares of common stock.



THE PACIFIC GULF BOARD OF
DIRECTORS RECOMMENDS THAT YOU
VOTE FOR THE APPOINTMENT OF
WELLS FARGO AS TRUSTEE........   After careful consideration and extensive
                                 negotiations, the Pacific Gulf board of
                                 directors unanimously has approved the
                                 appointment of Wells Fargo as trustee and has determined that such appointment is fair to, and in the best interests of, Pacific Gulf shareholders. The Pacific Gulf board of directors recommends that you vote in favor of the appointment of Wells Fargo as trustee.

FEDERAL INCOME TAX
CONSIDERATIONS................   Each shareholder's share of any cash and the
                                 fair market value of any assets (less
                                 liabilities) transferred to the liquidating trust will be treated as distributed directly to the shareholder, and should first be applied against and reduce the adjusted tax basis in the shareholder's shares, with any excess treated as capital gain. Each shareholder will be required to take into account income, gain, deduction or loss with respect to its portion of the trust assets as if it owned that portion directly. Shareholders who are individuals may be subject to limitations on the deductibility of expenses attributable to the their interest in the trust.


                                 A shareholder who is not a U.S. person will be subject to withholding on its share of interest, rents, and gain from the sale of real property held by the liquidating trust, and possibly on other income of the trust, which could substantially reduce the proceeds ultimately received by that shareholder from the trust.

                                 The tax consequences of the liquidating trust are complex. Please read the description of federal income tax considerations in "Federal Income Tax Considerations" in the body of this proxy statement.


CALIFORNIA INCOME AND
WITHHOLDING TAX CONSEQUENCES
OF THE LIQUIDATING TRUST......   A shareholder that is not a resident of
                                 California may be subject to California state income taxes on its portion of rents and gains from California property and possibly other income earned by the liquidating trust, and may be subject to California state withholding tax on its portion of that income. Each shareholder should consult its own tax advisor regarding state and local tax consequences of owning an interest in the liquidating trust.


                                  THE PARTIES

PACIFIC GULF

     We are a real estate investment trust, or REIT, that is in the process of liquidating its assets. We currently own three remaining industrial properties, our active senior properties (six operating and six under development) and our corporate headquarters building.

     We are headquartered in Newport Beach, California. Our address is:

         Pacific Gulf Properties Inc.
         4220 Van Karman, Second Floor
         Newport Beach, CA 92660
         (949) 223-5000

PREI

     FountainGlen Properties LLC is an affiliate of Prudential Real Estate Investors (PREI).

     PREI provides global real estate investment management services to institutional clients in the U.S., Europe, Asia, and Latin America. PREI currently manages $12.3 billion assets on behalf of 325 institutional clients as of December 31, 2000. PREI is a unit of Prudential Investment Corporation, an affiliate of The Prudential Insurance Company of America.

                               ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE SPECIAL MEETING?


     At our special meeting, shareholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the approval of the proposed merger with FountainGlen Properties LLC and the approval of the appointment of Wells Fargo as the trustee of our liquidating trust.


     The two proposals involve different properties. The proposed merger agreement with FountainGlen contemplates that FountainGlen will acquire only our twelve active senior properties and our corporate headquarters building, but not our three remaining industrial properties. We expect that those three properties, together with cash, will be transferred to the liquidating trust prior to the merger.

ARE THE MERGER PROPOSAL AND THE TRUSTEE PROPOSAL CONDITIONED UPON EACH OTHER?

     The trustee proposal is not conditioned on the merger. If the shareholders approve the trustee proposal but do not approve the merger proposal, we will still form the liquidating trust and distribute to our shareholders interests in the liquidating trust.

     The merger proposal itself is not conditioned on the trustee proposal, but FountainGlen will not be obligated to close the merger if we do not form the liquidating trust as described in this proxy statement.

HOW SHOULD I SEND IN MY STOCK CERTIFICATES?

     Do not send your stock certificates with your proxy card. You must keep your stock certificates until after the closing, when you will receive a letter of transmittal describing how you may exchange your certificates for merger consideration. At that time, you must send in your stock certificates with your completed letter of transmittal to the paying agent.

WHAT DO I NEED TO DO NOW?

     After you read and consider the information in this document, just mail your signed proxy card in the enclosed return envelope as soon as possible, so that your shares may be represented at the special meeting. You should return your proxy card whether or not you plan to attend the special meeting. If you attend the special meeting, you may revoke your proxy at any time before it is voted and vote in person if you wish.

WHO IS ENTITLED TO VOTE AT THE MEETING?

     Only shareholders of record at the close of business on the record date,
               , 2001, are entitled to receive notice of the special meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponements or adjournments of the meeting. Each outstanding share of common stock is entitled to one vote on each matter to be presented at the meeting.

WHO CAN ATTEND THE MEETING?

     All shareholders of record on the record date, or their duly appointed proxies, may attend the meeting. Registration will begin at 9:30 a.m., and the meeting will begin at 10:00 a.m. Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

WHAT CONSTITUTES A QUORUM?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the aggregate number of shares of common stock outstanding on the record date, meaning at least 13,041,254 shares, will constitute a quorum, allowing us to conduct the business of the meeting. As of the record date, 26,082,506 shares of our common stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

HOW DO I VOTE?

     If you complete and properly sign the accompanying proxy card and return it to Pacific Gulf, it will be voted as you direct. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

     Yes. Even after you have submitted your proxy card, you may change your vote at any time before the proxy is exercised by delivering to the Secretary of Pacific Gulf either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the board of directors. The board's recommendation is set forth together with the description of each proposal in this proxy statement. In summary, the board recommends a vote:

     - FOR the approval of the proposed merger with FountainGlen Properties
       pursuant to the merger agreement (See pages   ).


     - FOR the approval of the appointment of Wells Fargo as trustee of our
       liquidating trust (See pages      ).


     With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in their own discretion.

WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSALS?


     The proposal for approval of the merger with FountainGlen pursuant to the merger agreement requires the affirmative vote of the holders of a majority of the shares entitled to vote on the proposal. A properly executed proxy marked "ABSTAIN" with respect to such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote. The proposal for approval of the appointment of Wells Fargo as trustee of our liquidating trust requires the affirmative vote of the holders of a majority of the votes cast at a meeting at which a quorum is present.


     If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters although they will be counted in determining whether there is a quorum. Such "broker non-votes" will have the effect of a negative vote.

     We will bear the cost of soliciting proxies. In addition to solicitation by mail, and without additional compensation for such services, proxies may be solicited personally, or by telephone or telecopy, by our officers or employees. We will also request that banking institutions, brokerage firms, custodians, trustees, nominees, fiduciaries and other like parties forward the solicitation materials to the beneficial owners of common shares held of record by such persons, and we will upon request of such record holders reimburse forwarding charges and expenses.

WHO CAN I CALL WITH QUESTIONS?

     We have selected D.F. King & Co. Inc. as our Information Agent. You may contact D.F. King at the following address:

                             D.F. KING & CO., INC.
                          77 Water Street, 20th Floor
                            New York, New York 10005
                          Call Collect: (212) 269-5550
                         Call Toll Free: (800) 431-9633

        PROPOSAL -- APPROVAL OF MERGER WITH FOUNTAINGLEN PROPERTIES LLC
                    PURSUANT TO AGREEMENT AND PLAN OF MERGER

GENERAL

     On March 1, 2001, we entered into the merger agreement to merge Pacific Gulf with and into FountainGlen Properties LLC. The merger agreement provides that FountainGlen will acquire only Pacific Gulf's senior housing assets and the corporate office building. Under the terms of the merger agreement, Pacific Gulf shareholders will receive, in exchange for their shares of Pacific Gulf stock, an aggregate amount of $78,280,586 in cash. Our board of directors, other than Mr. Carpenter, who abstained, unanimously approved the transaction. All of the voting directors are independent, non-employee directors. At the special meeting, we will ask our shareholders to approve the merger pursuant to the merger agreement. Approval will require the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote.

     Based on the 26,082,506 shares outstanding as of the record date, the aggregate merger consideration of $78,280,586 will result in consideration per share of approximately $3.00. This per share merger consideration is subject to the following adjustments:

     - a reduction for the amount that net working capital calculated at the time of the merger is less than $1,000,000;

     - a reduction or an increase for the amount that our net capitalized development costs with respect to properties under development is less or more than $34,673,005, which represented our targeted net capitalized development costs as of March 31, 2001;

     - a reduction or an increase for the amount that our deposits and capitalized pre-development costs for properties under contract for purchase is less or more than $1,000,000; and

     - a reduction for the amount that our budgeted aggregate development costs with respect to properties under development at the time of the merger is more than five percent (5%) over the budgeted amounts for such properties as of March 1, 2001.

     We cannot estimate what the actual figures for these items will be at the closing and accordingly cannot provide an estimate for what the actual adjustments to the merger consideration will be. However, as of April 30, 2001, our net capitalized costs with respect to properties under development (the second bullet point) were $35,403,836, our deposits and capitalized pre-development costs for properties under contract for purchase (the third bullet point) were $576,972. Based on these April 30, 2001 numbers, if the merger had closed on April 30, 2001, the aggregate increase to the merger consideration would have been $307,803, or $.01 per share, and we do not expect any material change to this increase as a result of the net working capital adjustment (the first bullet point) or the budget adjustment (the fourth bullet point).

PREVIOUS APPROVAL OF THE SALE OF OUR INDUSTRIAL PROPERTIES AND OUR PLAN OF LIQUIDATION

     The following is a summary of the reasons for our plan of liquidation which has previously been approved by our shareholders. We are not asking our shareholders to approve our plan of liquidation and have set forth this summary to provide background information.

     Market Conditions for REITs. Over the years leading to 2000 we had seen ongoing weakness in the public trading prices of stocks in the REIT industry. As the market capitalizations of REITs with healthy operations continued to deteriorate, many market analysts came to believe that some REITs were trading at market capitalizations that were significantly less than their break-up values if they were to sell their properties separately. At the same time that market capitalizations in the REIT industry were declining, our robust economy was creating greater competition for the acquisition of real properties, driving real estate prices upward and implied capitalization rates on income producing properties downward. As a result of these factors, we believed in early 2000 that many REITs had been unable to access the public equity markets to raise capital for the acquisition of additional properties at prices that would have been accretive to funds from operations per share, thereby limiting growth.

     Despite the problems of the REIT industry in the public equity markets and the increased competition for income-producing properties, our financial results, as reflected in pro forma funds from operations, for the years leading up to 2000 had been strong and growing. Our pro forma funds from operations in 1998 and 1999 were $2.18 per share and $2.48 per share, reflecting increases of 12% and 14%, respectively, from 1997 and 1998. Nevertheless, the closing price of our stock was $23.75 per share on December 31, 1997, was $20.25 per share on December 31, 1999 and was $23.0625 on June 19, 2000, the day before we announced the sale of our industrial properties. We believed these prices materially undervalued the aggregate net market value of our assets. Moreover, this undervaluation by the public securities markets prevented us from raising equity capital for property acquisitions that would have been accretive to our funds from operations per share. This situation had been a concern of our management and directors, and in 2000 we saw no reason to believe that these problems would not persist for the foreseeable future.

     Unsolicited Proposal Resulting in Sale of Our Industrial Properties. When we were approached in early 2000 with an unsolicited proposal to sell our portfolio of industrial properties, our board of directors and management were faced with the fundamental issue of how best to maximize shareholder value. Our board considered several alternatives with the assistance of Morgan Stanley. Although Morgan Stanley presented different alternatives for our directors to consider, Morgan Stanley did not recommend any particular course of action for our directors to take. Our principal alternatives were to (i) continue our operations in the ordinary course of business as an independent publicly traded company, (ii) seek a merger or (iii) sell our assets and liquidate. We reviewed continuing our operations as they had been conducted but determined that the status quo would not solve the problems described above and would force us to continue to face difficulty obtaining capital to acquire properties and a market capitalization that undervalued our assets. In fact, our adverse circumstances could have worsened in the event of an economic downturn. We also reviewed a potential merger involving all of our assets, including the industrial properties. We determined such a merger appeared unlikely to improve our prospects significantly because, after consultation with our financial advisors, we concluded that the only likely merger partner for our company would be another publicly traded REIT, and any successor publicly traded REIT from such a merger would face many of the same obstacles and problems discussed above. In addition, we felt our product mix of industrial, standard multifamily apartments and senior apartments might significantly limit the number of potential REIT bidders because REITs generally focus on only one property type. We also reviewed the possibility of selling our industrial assets and continuing as a smaller publicly traded company with only our active senior properties. However, after consultation with our financial advisors, we concluded that publicly traded REITs with total assets of that size would likely trade at low multiples of their funds from operations and would not be able to attract capital for growth that would be accretive to funds from operations per share. Also, such a company would not be large enough to compete with more significant competitors or to justify the expenses associated with a publicly traded company.

     In view of the foregoing, we concluded that the sale of our industrial properties and a liquidation or disposition of our remaining business presented the best opportunity to maximize value for our shareholders in a timely manner. On June 20, 2000, we entered into a purchase agreement with respect to our industrial properties with CalWest Industrial Properties, LLC, an affiliate of the California Public Employees Retirement System. At a meeting held on November 9, 2000, our shareholders both approved the sale of our industrial portfolio and adopted a plan of liquidation for our company. We closed the sale of 66 of the industrial properties to CalWest on November 22, 2000 and closed the sale of two additional industrial properties to CalWest on March 30, 2001.

     Upon completion of the approved sale of our industrial properties, the size of our assets was greatly reduced. At that point, given our shareholders' approval of our plan of liquidation, our options were not whether to sell our remaining properties, but rather how and when to sell them. This intent had been publicly announced, and we began the next phase of our plan to liquidate or otherwise dispose of our business.

RECOMMENDATION OF OUR BOARD OF DIRECTORS AND REASONS FOR THE MERGER

     As described below in the section entitled "-- Background of the Merger," our board approved the merger, the merger agreement and the transactions contemplated by that agreement at a meeting held on February 28, 2001. Our board believes that the terms of the merger, the merger agreement and the other transactions contemplated by that agreement are fair to, and in the best interests of, our shareholders. Accordingly, our Board recommends approval of the merger by our shareholders. In reaching its conclusion to approve the merger and the merger agreement, our board consulted with our management, our legal counsel and accountants, and was advised by Morgan Stanley, our financial advisor in this transaction. The board considered our short-term and long-term interests and those of our shareholders. In particular, our board considered the following factors, all of which it deemed favorable, in reaching its decision to approve the merger and the merger agreement:

     - Value of Dividends from Proceeds of Sales and Merger as Compared to Historical and Recent Market Prices of our Common Stock. On June 19, 2000, the day before we announced the proposed sale or our industrial properties to CalWest Industrial Properties LLC, the closing price of our common stock was $23.0625 per share. On October 16, 2000, we paid a regular quarterly dividend of $.44 per share and on December 15, 2000, we paid a special dividend of $22.00 per share using proceeds from the sale of the industrial properties. The proposed merger agreement with FountainGlen contemplates that our shareholders will receive approximately $3.00 per share as a result of the merger. Together, these two previous dividends plus the expected approximate merger consideration of $3.00 per share total $25.44 per share. Without taking into account any possible distributions from the liquidating trust, this amount represents a premium of 10%, 12% and 25% over the closing prices of our common stock as of the dates that are 1, 32 (the 30th and 31st days were non-trading days) and 180 days prior to the day of our announcement of the proposed sale of our industrial properties to CalWest.

           Any distributions made by the liquidating trust will increase the aggregate amounts paid to shareholders and correspondingly increase the premiums reflected above. We currently expect that Pacific Gulf will transfer our three remaining industrial properties, as well as the proceeds from sales of our industrial and multifamily properties, to the liquidating trust. While we estimate that these assets, together with any other distributions made by Pacific Gulf after January 1, 2001, could produce distributions of up to $3.35 per share, any distribution of these assets from the liquidating trust will be subject to satisfaction of all liabilities and, accordingly, we cannot give any definitive assurances of the amount or timing of distributions from the trust, if any. Our estimate of up to $3.35 per share assumes no claims for indemnification are made by FountainGlen or other parties to whom we have sold, or will sell, our other assets, assumes no future material claims against the liquidating trust and is otherwise based on our current cash position, our management opinion of the current market conditions for the proposed sale of our remaining industrial properties and management's estimate of our expenses and the expenses of the liquidating trust. These factors could reduce or eliminate distributions from the liquidating trust. We have not obtained formal appraisals for our three remaining industrial properties.

     - Morgan Stanley Analysis and Fairness Opinion. Our board considered as favorable to its determination the opinion, analyses and presentations of Morgan Stanley described in "-- Opinion of Morgan Stanley" below, including the opinion of Morgan Stanley to the effect that, as of the date of its opinion, and based upon and subject to those matters stated in the opinion, the consideration to be received by holders of shares of our common stock pursuant to the proposed merger agreement was fair from a financial point of view to such holders, other than FountainGlen, its affiliates and any Pacific Gulf subsidiary. A copy of the fairness opinion is attached as Exhibit B to this proxy statement. We did not request that Morgan Stanley conduct analyses or evaluations with respect to, and the fairness opinion does not address, the liquidating trust.

     - Consideration of Other Alternatives and Likelihood of Other Offers. Our board, with the assistance of Morgan Stanley and management, considered strategic alternatives, including seeking offers of greater value. We had conducted extensive marketing and held discussions with other potential buyers. Our board considered, in light of our previous announcement to liquidate our assets and the extensive marketing conducted by Morgan Stanley, that there was a limited likelihood of receiving a proposal at that time that was more favorable to our shareholders than the proposal that had been submitted by FountainGlen.

     - Our Reduced Size and Prospects. Our board believes that the merger represents a more desirable alternative for our shareholders than continuing to operate as an independent publicly traded company. The previously approved sale of our industrial portfolio has significantly reduced the size of our total assets. Our board believes that, at our current size, we face a challenging economic and capital environment in which it will be increasingly difficult to grow our active senior portfolio and maintain levels of return to our shareholders consistent with our historical performance.

     - Financial Ability of Buyer. Our board considered that the Buyer has in place the financial ability to complete the transaction.

     - Ability to Consider Superior Proposal. The fact that the merger agreement permits our board, in the exercise of its fiduciary duties, under certain conditions, to furnish information to, or engage in negotiations with, third parties in response to unsolicited acquisition proposals, and to terminate the merger agreement if our board determines that a superior proposal has been made, subject to payment of a break-up fee and certain expenses, was an important favorable factor in our board's decision. See "The Merger Agreement -- Termination Fee."


OUR BOARD'S CONSIDERATION OF POTENTIALLY NEGATIVE FACTORS


     Our board also considered the following potentially negative factors in its deliberations concerning the merger and the merger agreement:

     - Holders of Our Common Stock Unable to Share in Future Growth. Our board acknowledged that the merger would preclude the holders of our common stock from having the opportunity to participate in the future growth, if any, in the value of our active senior properties business.

     - Timing and Amount of Distributions. Our board considered the effect of the merger and the liquidating trust on the timing and amounts of distributions to our shareholders. Our board acknowledged that any distributions from the liquidating trust would be subject to satisfaction of liabilities assumed by the liquidating trust, including the obligation to satisfy all consideration adjustments that may become due to FountainGlen. Our board acknowledged that the amount and timing of any distribution from the liquidating trust would not be known with certainty for many months after the merger was completed.

     - Significant Costs Involved. Our board considered the significant costs involved in connection with completing the merger, the substantial management time and effort required to effectuate the merger and the related disruption to our operations.


     In view of the variety of factors, both positive and negative as noted above, considered by our board, our board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered. Our Board viewed its position and recommendation as being based on the totality of the information presented to, and considered by, it. After taking into consideration all the factors set forth above, the board determined that the merger is in the best interests of our shareholders and recommends that you vote for the proposals submitted to you in this proxy statement.


BACKGROUND OF THE MERGER

     During the course of the negotiation and consummation of the sale of the industrial properties, our board of directors discussed alternative disposition strategies for our remaining assets, consisting of our senior properties, the industrial properties not sold to CalWest, our headquarters building and our remaining multifamily properties. Our board of directors concluded that, although the sale of the remaining industrial and multifamily properties was best conducted on an individual basis, the sale of our apartment properties designed for unassisted living for senior citizens (our senior properties) might result in a higher price if marketed and sold as an ongoing business. In arriving at this conclusion, the board considered that potential buyers should be willing to pay a premium for a portfolio of related properties operating under an established business plan with established development and operational practices and procedures as compared to stand-alone properties. We determined that our active senior portfolio had the critical mass to attract buyers seeking a means to quickly enter the senior housing market. Our board also considered that demographic trends, such as an increase in the number of senior citizens due to the aging of the baby boom generation and an increase in life expectancy, might attract potential buyers to our portfolio of active senior properties.

     In June 2000, our board of directors directed management to work with Morgan Stanley to market our senior properties to potential investors. As a possible inducement for potential buyers to offer a higher price for our senior properties business, we instructed Morgan Stanley, with the consent of our management team, that the marketing of our senior properties should reflect the availability of our management team to operate and expand, through acquisition and development, the senior properties business for the buyer. We determined that our management's expertise with respect to the services and amenities offered in senior housing, the selection of property locations, the management and marketing of senior properties, and the design and construction of senior housing, could lead to a higher bid. However, we also instructed Morgan Stanley that our management's participation was not a condition to any sale of our senior properties, and that all offers would be considered, whether or not they included a role for our management.

     In order for our management to obtain an indication of value of our non-industrial properties, we obtained an appraisal of the building housing our executive offices in June 2000 and appraisals of our senior operating properties in July 2000. Our executive offices building, which was unencumbered by indebtedness, was appraised at $5,350,000. Our six operating senior properties were appraised at a gross value of $88,350,000, which included $8,210,000 of value that the appraiser believed a buyer might be willing to pay to assume the indebtedness encumbering these properties. Excluding the value attributed by the appraiser to this indebtedness, and excluding the $43,481,000 of aggregate principal indebtedness that encumbered these properties at the time of the appraisals, the appraisals of the six operating senior properties reflected a net equity value of $36,659,000. The indebtedness encumbering those properties could not be transferred to a buyer without the approval of a lender and Fannie Mae, and our management disagreed with the methodologies employed by the appraiser to value that indebtedness, so we believed the appraiser overvalued the indebtedness significantly. Prevailing interest rates in July 2000 were greater than those prevailing at March 1, 2001, when we entered into the merger agreement, and thus any value of such indebtedness would have been significantly less at March 1.

     During June through October 2000, Morgan Stanley identified and contacted over forty potential investors regarding the senior properties opportunity. Morgan Stanley first contacted PREI on June 28, 2000. Twenty of these potential investors expressed interest in the opportunity, executed confidentiality agreements and received additional marketing materials regarding the senior properties.

     During August, September and October, Morgan Stanley contacted and held discussions with each of these twenty potential investors to solicit more definitive proposals. Morgan Stanley and Pacific Gulf delivered additional information to the potential investors, discussed operating matters for the properties with the potential investors and arranged for many of the potential investors to tour the senior properties. Morgan Stanley instructed potential investors to make their proposals definitive and indicated that less definitive proposals, such as those based on incomplete or preliminary financing, would be less favorably received. On September 14, 2000, representatives of Morgan Stanley met with our board of directors to update the directors on the status of the marketing.

     Following these efforts, by October 3, 2000, four of the twenty potential investors had submitted more definitive proposals to Morgan Stanley. Some of these offers varied as to the properties the buyer proposed to acquire. When an offer excluded any of our senior properties, Morgan Stanley normalized the offered price by adding a value for any omitted properties using a recent appraisal and market estimates. The table below sets forth information regarding these proposals:

                             OFFER PRICE      NORMALIZED
                              (ON A PER       OFFER PRICE
                                SHARE          (ON A PER         ACQUISITION
          BIDDER              BASIS)(1)     SHARE BASIS)(1)       STRUCTURE          SIGNIFICANT CONDITIONS
          ------             ------------   ---------------   -----------------   ----------------------------
Publicly Traded REIT            $2.52(2)         $2.80(2)     Asset Purchase      Management Involvement(3)

Private Institutional           $2.50(4)         $2.71(4)     Asset Purchase      Financing Contingency(5)
  Investor affiliated with
  state pension fund

Private Institutional           $2.38(2)         $2.66(2)     Asset Purchase
  Investor affiliated with
  insurance company

PREI                            $2.67            $2.67        Asset Purchase or   Management Involvement(3)(6)
                                                              Merger

---------------
(1) The prices are presented after giving effect to the payment of any debt related to the properties.

(2) This offer excluded the acquisition of our development property in Huntington Beach, CA. The offer was normalized by adding $0.28 per share as the value of that omitted property, which was based on the purchase price we paid in September 2000 for such property and the pre-development costs then incurred at such property.

(3) The offer required that members of Pacific Gulf management accept employment with the bidder to operate the senior properties.

(4) This offer excluded the acquisition of our headquarters building. The offer was normalized by adding $0.21 per share as the value of that omitted property, which was based on a recent appraisal of our headquarters building.

(5) Under this offer, the bidder would be obligated to close the purchase only if it was able to arrange adequate financing.

(6) PREI later advised us that it would not have been able to submit an offer for our senior properties in the absence of our management's participation after the merger because PREI did not have the internal management capabilities in this area.

     The PREI proposal at this stage did not reflect the highest price when compared to the other normalized offers.

     On October 4, representatives of Morgan Stanley met with our board of directors to update the directors on the status of the marketing and to discuss the four proposals presented above. Our board reviewed the prices and instructed Morgan Stanley to respond to the four potential investors and request final proposals reflecting any price increase that the potential investors were willing to make.

     After this meeting, Morgan Stanley solicited final definitive proposals from the potential investors and requested that the potential investors increase their prices. By October 19, 2000, three of the four potential investors had submitted definitive proposals and the fourth potential investor had been removed from the process due to incomplete financing arrangements. The table below sets forth information regarding these proposals:

                                                NORMALIZED
                             OFFER PRICE        OFFER PRICE
                              (ON A PER          (ON A PER       ACQUISITION
         BIDDER            SHARE BASIS)(1)    SHARE BASIS)(1)     STRUCTURE          SIGNIFICANT CONDITIONS
         ------            ---------------    ---------------   --------------    ----------------------------
Publicly Traded REIT            $2.34(2)           $2.71(2)     Asset Purchase    Management Involvement(3)

Private Institutional           $2.38(4)           $2.66(4)     Asset Purchase
  Investor affiliated
  with insurance company

PREI                            $2.78              $2.78        Asset Purchase    Management Involvement(3)(5)
                                                                or Merger

---------------
(1) The prices are presented after giving effect to the payment of any debt related to the properties.

(2) This offer excluded the acquisition of our development properties in Huntington Beach, CA and Pasadena, CA. The offer was normalized by adding $0.37 per share as the value of these omitted properties, which was based on the purchase prices we paid in August and September 2000 for such properties and the pre-development costs then incurred at such properties.

(3) The offer required that members of Pacific Gulf management accept employment with the bidder to operate the senior properties.

(4) This offer excluded the acquisition of our development property in Huntington Beach, CA. The offer was normalized by adding $0.28 per share as the value of that omitted property, which was based on the purchase price we paid in September 2000 for such property and the pre-development costs then incurred at such property.

(5) PREI later advised us that it would not have been able to submit an offer for our senior properties in the absence of our management's participation after the merger because PREI did not have the internal management capabilities in this area.

     On October 23, 2000, Morgan Stanley again met with our board of directors to update the status of the marketing and to discuss the negotiations with the three potential investors who had submitted the definitive proposals presented above. Morgan Stanley indicated that the prices of the proposals, normalized for any omitted properties, ranged from $2.66 to $2.78 per share, the latter having been made by PREI on behalf of a new entity it would create, FountainGlen. These prices reflected value estimates for the amount of equity invested in development properties and the amount of any deposits we had made for purchases of new senior properties. The offers indicated that these prices would be adjusted at both the signing, if any, of a merger agreement and at closing based on such amounts.

     At this meeting, Morgan Stanley reviewed and analyzed the proposals and discussed that the prices offered were subject to adjustment based on, among other things, the amount of equity invested in our development properties and the amount of our deposits for purchases of new senior properties. Our board of directors identified the PREI offer as having the highest price when compared to the other normalized offers. Our board of directors directed Morgan Stanley and management to negotiate an exclusivity agreement with PREI and to negotiate more definitive terms with PREI. At this meeting, our board of directors also established a special committee, consisting of three of our independent directors who had experience with transactions of this nature, John Kooken, Donald Lange and Robert Morgan, to oversee negotiations with PREI and any other bidder and to provide guidance and direction to our management during the negotiations.

     Our board was aware of the conflict of interest that would exist due to members of our management considering employment with and investment in FountainGlen. However, our board had been aware throughout the marketing process that potential bidders may only be willing to offer a price that maximized value for our shareholders if our management team agreed to work with the bidder (as was the case with

PREI). At this point, our board concluded that Mr. Carpenter was able to continue as our negotiator. Our board based this conclusion on the fact that all of the directors other than Mr. Carpenter were independent, non-employee directors who would review all of the employment and investment terms and agreements between FountainGlen and Mr. Carpenter and our management team. In addition, at that point, PREI had only offered broad terms for management employment and equity incentives and had not discussed the specific details of any individual's employment or investment terms. Additionally, our management had not committed to working with PREI.

     We entered into an exclusivity and reimbursement of fees agreement with PREI on October 26, 2000. Representatives of Pacific Gulf and PREI thereafter commenced active negotiations on the terms of a possible transaction. Mr. Marc Halle of PREI, Mr. Carpenter and Donald G. Herrman, our Chief Financial Officer, met several times during November 2000 to conduct financial and legal diligence and to review the financial conditions and budgets for the senior properties.

     At a November 9, 2000 board meeting, our management informed the board of directors of the status of the transaction, including the discussions regarding our management's potential employment by and investment in FountainGlen. The board authorized management to proceed to negotiate a definitive agreement with FountainGlen. For the remainder of November, our management and advisors were heavily involved in the sale of our industrial properties to CalWest, which closed on November 22, 2000. Accordingly, we did not engage in extensive negotiation of the terms of the transaction with PREI during this time period.

     We submitted a draft merger agreement to PREI and its advisors on December 14, 2000 and we continued to provide PREI with diligence materials in December. PREI's legal advisors submitted their initial proposed changes to the draft agreement to us on January 2, 2001, thereby commencing active negotiations on the merger agreement. Mr. Carpenter and Mr. Herrman met with the special committee of our board on January 4, 2001 to apprise the directors of the status of negotiations and to seek their guidance and suggestions. Thereafter, our management elected, due to the importance of the transaction, to convene the entire board to discuss matters concerning the transaction.

     In connection with PREI's proposed changes, PREI indicated that it would require as a condition to the closing that Mr. Carpenter and other members of management operate the senior properties after the closing and acquire, for a cash investment at the same per share price as Prudential, a minority equity interest in FountainGlen. Additionally, PREI desired to commence more detailed negotiations of our management's investment in, and employment by, FountainGlen. These factors prompted Mr. Carpenter to withdraw as lead negotiator on behalf of Pacific Gulf. Mr. Herrman, who had previously indicated to Pacific Gulf and PREI that he intended to pursue other opportunities after the closing and did not intend to join FountainGlen, assumed the role of our lead negotiator with the assistance of Morgan Stanley.

     PREI 's insistence that Mr. Carpenter and other members of management must agree to join and invest in FountainGlen created a risk that their failure to do so would jeopardize the closing of the transaction. To protect our interest, we insisted that Mr. Carpenter, as well as each of the other members of management designated to join FountainGlen, execute, at the time of the signing of the merger agreement, a written commitment to us that each of them would agree to invest in and become employed by FountainGlen at the closing. We asked Gibson, Dunn & Crutcher LLP, our counsel in the FountainGlen deal, to also represent Mr. Carpenter and the other members of management. On January 24, 2001, our board of directors, other than Mr. Carpenter, who abstained, unanimously approved Gibson, Dunn and Crutcher's work on behalf of Mr. Carpenter and the other members of management after a full discussion of the potential conflict between the interests of such individuals and Pacific Gulf in this matter and a discussion of the current terms of the merger agreement. Specifically, the directors felt that Gibson, Dunn and Crutcher's involvement on behalf of such individuals would allow Gibson, Dunn and Crutcher to closely monitor and report back to our board of directors any potential issues that may be adverse to Pacific Gulf or its shareholders. It was further noted that if future negotiations created the potential for financial benefits to such individuals (beyond those previously approved by our board of directors) at the possible expense of Pacific Gulf's shareholders, Gibson, Dunn and Crutcher would report them to our board of directors and might have to withdraw from participation on behalf of such individuals. However, no such withdrawal was necessary because the terms of management's employment by and investment in FountainGlen remained the same as those previously approved by the board.

     Throughout January and February 2001, Mr. Halle of PREI, Morgan Stanley, Mr. Herrman of Pacific Gulf and the advisors for PREI and Pacific Gulf, met several times and held several conference calls to discuss the terms of a possible transaction. At these meetings, Mr. Halle and Mr. Herrman (together with their legal advisors) negotiated the nature of the representations to be made by Pacific Gulf, the nature and amount of insurance to be obtained prior to closing, the extent to which the liquidating trust would assume liabilities of Pacific Gulf and the nature of PREI's financial ability to consummate the merger.

     On February 21, 2001, Morgan Stanley and Pacific Gulf's legal advisors presented the board with the current terms of the merger agreement with FountainGlen and the terms of management's employment by and investment in FountainGlen. Morgan Stanley and management informed the board that, due to increases in the amount of equity we had invested in development properties since FountainGlen's $2.78 offer in October 2000, PREI's $2.78 per share offer had been adjusted to the approximately $3.00 per share offer reflected in the draft merger agreement. The board instructed Mr. Herrman to proceed with the negotiation of the final terms.

     On February 28, 2001, our board of directors met telephonically to review the terms of the merger agreement and the terms of management's employment by and investment in FountainGlen. Pacific Gulf's legal advisors reviewed with the board the material terms of the merger agreement and informed the board that the open issues previously identified to the board had been resolved by Mr. Herrman and our financial and legal advisors. Morgan Stanley delivered their oral opinion that, as of the date of the opinion and based upon and subject to the matters stated in their written opinion, the consideration to be received by holders of shares of Pacific Gulf common stock pursuant to the proposed merger agreement was fair from a financial point of view to such holders (other than FountainGlen, its affiliates and any Pacific Gulf subsidiary), and their written opinion confirmed the same. In considering the final terms of the merger agreement, our board considered that the closing price of our common stock on February 28, 2001 was $6.55 and that this price exceeded the total of up to $6.40 that, as we publicly announced, we thought could be available as a result of the merger and possible distributions from the liquidating trust. Despite the trading price, our board determined that the extensive marketing process by Morgan Stanley, as well as our prior announcement of our intent to sell our remaining assets, had produced as much value for our senior properties as was reasonably possible and that it was unlikely we could realize additional value. In addition, our board noted that, due to the previously approval of our plan of liquidation by our shareholders, we did not have the option of continuing our operations as an independent company. Our directors, other than Mr. Carpenter, who abstained, then unanimously voted to approve the merger of Pacific Gulf with and into FountainGlen on the terms presented to the board and to recommend that our shareholders approve the same. All of the voting directors are independent, non-employee directors.

     Pacific Gulf and FountainGlen entered into the merger agreement on March 1, 2001.

OPINION OF MORGAN STANLEY


     Pacific Gulf retained Morgan Stanley to provide it with financial advisory services and one or more financial fairness opinions in connection with the sale of our industrial properties, which we sold to CalWest in November of 2000, and the disposition of our remaining properties. We did not retain Morgan Stanley for advice on the properties contemplated to be transferred to the liquidating trust. The Pacific Gulf board of directors selected Morgan Stanley to act as Pacific Gulf's financial advisor based on Morgan Stanley's qualifications, expertise and reputation and its knowledge of the business and affairs of Pacific Gulf. At the meeting of the Pacific Gulf board on February 28, 2001, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that as of February 28, 2001, and subject to and based on the considerations in its opinion, the consideration to be received by holders of shares of Pacific Gulf common stock pursuant to the proposed merger agreement was fair from a financial point of view to such holders (other than FountainGlen, its affiliates and any Pacific Gulf subsidiary). While we currently do not intend to obtain an updated fairness opinion, we may elect to do so in the event of material changes to the transaction, our assets or industry or market conditions.

     THE FULL TEXT OF MORGAN STANLEY'S OPINION, DATED AS OF FEBRUARY 28, 2001, WHICH SETS FORTH, AMONG OTHER THINGS, THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY MORGAN STANLEY IS ATTACHED AS EXHIBIT B TO THIS PROXY STATEMENT. WE URGE YOU TO READ THIS OPINION CAREFULLY AND IN ITS ENTIRETY. MORGAN STANLEY'S OPINION IS DIRECTED TO THE BOARD OF DIRECTORS OF PACIFIC GULF, ADDRESSES ONLY THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE CONSIDERATION TO BE RECEIVED BY HOLDERS OF SHARES OF PACIFIC GULF COMMON STOCK PURSUANT TO THE PROPOSED MERGER AGREEMENT (OTHER THAN FOUNTAINGLEN, ITS AFFILIATES AND ANY PACIFIC GULF SUBSIDIARY), AND DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER OR THE PLAN OF LIQUIDATION PREVIOUSLY APPROVED BY THE SHAREHOLDERS OF PACIFIC GULF ON NOVEMBER 9, 2000, OR CONSTITUTE A RECOMMENDATION TO ANY PACIFIC GULF STOCKHOLDER AS TO HOW TO VOTE AT THE SPECIAL MEETING. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

     In connection with rendering its opinion, Morgan Stanley, among other things:

     - reviewed certain publicly available financial statements and other business and financial information of Pacific Gulf;

     - reviewed certain internal financial statements and other financial and operating data concerning Pacific Gulf prepared by the management of Pacific Gulf;

     - reviewed certain financial forecasts prepared by the management of Pacific Gulf;

     - discussed the past and current operations and financial condition and the prospects of Pacific Gulf with senior executives of Pacific Gulf;

     - reviewed the reported prices and trading activity for Pacific Gulf's common stock;

     - compared the financial performance of Pacific Gulf and the prices and trading activity of Pacific Gulf's common stock with that of certain other comparable publicly-traded companies and their securities;

     - participated in discussions and negotiations among representatives of Pacific Gulf and FountainGlen and their financial and legal advisors;


     - marketed Pacific Gulf and solicited proposals from multiple potential investors; and



     - reviewed the draft merger agreement, dated February 27, 2001, which conforms in all material respects to the final version, and certain related documents (consisting of the exhibits and schedules to the agreement).



     Morgan Stanley assumed and relied upon without independent verification the accuracy and completeness of the information supplied or otherwise made available to Morgan Stanley by Pacific Gulf for the purposes of its opinion. With respect to the financial forecasts, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Pacific Gulf. In addition, Morgan Stanley assumed that the merger would be consummated in accordance with the terms set forth in the draft merger agreement, dated February 27, 2001. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Pacific Gulf, nor was Morgan Stanley furnished with any such appraisals (other than the appraisal of the building in which Pacific Gulf's executive offices are located, which reflected an estimated market value of $5,350,000 as of June 26, 2000). The opinion of Morgan Stanley is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of February 28, 2001.


     The following is a summary of the material financial analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion.

     Public Market Overview. Morgan Stanley reviewed certain trading information for Pacific Gulf, including market value, market capitalization and institutional ownership. Morgan Stanley also reviewed historical and forward trading multiples for Pacific Gulf.

     Historical Stock Performance. Morgan Stanley reviewed the trading price of the shares of Pacific Gulf common stock. This stock performance review indicated that for the trading period from December 18, 2000

(the first trading day after the $22.00 distribution from the industrial sale) to February 28, 2001, the high and low closing prices for shares of Pacific Gulf common stock were $6.73 and $5.94, respectively. The Public Market Overview and the Historical Stock Performance review were performed to provide background information and to add context to the other analyses performed by Morgan Stanley as described below.

     Discounted Cash Flow Analysis. Morgan Stanley performed a discounted cash flow analysis to calculate a present value of the stand-alone unleveraged and leveraged free cash flows for Pacific Gulf's senior housing portfolio. Morgan Stanley analyzed a scenario in which Pacific Gulf retained and operated the senior properties and used in its analysis certain financial forecasts and contingencies prepared by Pacific Gulf's management. For Pacific Gulf's senior housing portfolio analysis, Morgan Stanley discounted the estimated unleveraged free cash flows using a range of discount rates from 12.5% to 14.0% and leveraged free cash flows using a range of discount rates from 18.0% to 20.0%. The discount rate range was selected based upon a weighted average cost of capital analysis of Pacific Gulf's senior housing portfolio. Morgan Stanley added to the present values of the cash flows the terminal values of Pacific Gulf's senior housing portfolio in the year 2005, and discounted the terminal value using the same range of discount rates as was used to discount the unleveraged and leveraged free cash flows. The terminal value was calculated using the cap rate method, assuming cap rates before interest, income taxes, depreciation of 8.5% for Pacific Gulf's senior housing portfolio. Based on this analysis, Morgan Stanley calculated a per share equity value of Pacific Gulf's senior housing portfolio ranging from $2.77 to $3.15 based on the unleveraged cash flows and $2.77 to $3.08 based on the leveraged cash flows. This indication of value is useful in that the Pacific Gulf board may compare it with the value reflected by the proposed merger with FountainGlen.

     Comparable Company Trading Analysis. Morgan Stanley performed a comparable public company trading analysis based on Pacific Gulf's senior housing portfolio under which it compared publicly available financial and operating data, projections of future financial performance and market statistics based upon the closing stock prices on February 16, 2001 of Wellsford Real Properties Inc., Merry Land Properties Inc., and Excel Legacy Corp. Morgan Stanley selected these companies because they were comparable to the Pacific Gulf active senior portfolio in that they were development oriented, they were spin-offs from larger publicly-traded REITs and they were of a micro-capitalization size. Morgan Stanley compared the discount to net asset value at which each company's stock traded. For the selected comparable companies, such an analysis indicated a discount to net asset value range of -38.6% to -58.8% and an equity value range for Pacific Gulf common stock (based only the active senior properties and the headquarters building) of $1.18 to $2.36 per share. This indication of value is useful in that the Pacific Gulf board may compare it with the value reflected by the proposed merger with FountainGlen.

     Static Net Asset Value Analysis. Morgan Stanley performed two static net asset value ("NAV") analyses on the senior housing portfolio. The two analyses consisted of a "Cap Rate based NAV" analysis and a "Price per Unit based NAV" analysis. For the Cap Rate based NAV analysis, Morgan Stanley applied a range of cap rates from 8.50% to 9.25% to the estimated net operating income for the stabilized, or operating, senior properties for the next twelve months, and determined a range of values for those properties. Morgan Stanley then added the value of the Pacific Gulf development properties based on a range of 95% to 105% of projected cost as of 5/31/2001. After adding the value of "other assets" (including the Pacific Gulf headquarters building), Morgan Stanley subtracted the value of debt on all of the properties to arrive at a Net Asset Value. Morgan Stanley then divided this Net Asset Value figure by the number of our outstanding shares of common stock to determine a range of Net Asset Value per share. This range for the Pacific Gulf active senior portfolio was $2.70 to $3.21 per share.

     The Price per Unit based NAV analysis is used to determine an implied share price based upon a range of values for the stabilized, or operating, properties. Morgan Stanley started with a range of share prices that assumed a range of values for the Pacific Gulf development properties from 95% to 105% of projected cost as of 5/31/2001. For each share price in the range, Morgan Stanley computed a Gross Value for the active senior portfolio by adding the value of the total debt of the active senior properties. Morgan Stanley then subtracted the value of the development properties and other assets (including the Pacific Gulf headquarters building) to arrive at an Implied Gross Value for the stabilized properties. By dividing this Implied Gross Value by the number of stabilized units, Morgan Stanley produced an Implied Value per Stabilized Unit. Morgan Stanley then used an Implied Value per Stabilized Unit range from approximately $55,000 to $60,000 to arrive at a Net Asset Value per share range of $2.62 to $3.13.

     In connection with the review of the merger by Pacific Gulf's board of directors, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Morgan Stanley believes that the summary provided and the analyses described above must be considered as a whole and that selecting portions of these analyses, without considering all of them, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuations resulting from any particular analysis described above should therefore not be taken to be Morgan Stanley's view of the actual value of Pacific Gulf.

     In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Pacific Gulf and FountainGlen. Any estimates contained in Morgan Stanley's analysis are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by these estimates. The analyses performed were prepared solely as a part of Morgan Stanley's analysis of the fairness from a financial point of view to the holders of shares of Pacific Gulf common stock of the consideration to be received by such holders (other than FountainGlen, its affiliates and any Pacific Gulf subsidiary) pursuant to the proposed merger agreement and were conducted in connection with the delivery by Morgan Stanley of its opinion dated February 28, 2001 to the board of directors of Pacific Gulf. Morgan Stanley's analyses do not purport to be appraisals or to reflect the prices at which shares of common stock of Pacific Gulf might actually trade. The consideration to be received by holders of Pacific Gulf common stock in the merger was determined, after the marketing process, through negotiations between Pacific Gulf and FountainGlen and was approved by Pacific Gulf's board of directors. Morgan Stanley did not recommend any specific consideration to Pacific Gulf or that any given consideration constituted the only appropriate consideration for the merger.

     Morgan Stanley's opinion was one of the many factors taken into consideration by the Pacific Gulf board of directors in making its determination to approve the merger. Morgan Stanley's analyses summarized above should not be viewed as determinative of the opinion of the Pacific Gulf board of directors with respect to the value of Pacific Gulf or of whether the Pacific Gulf board of directors would have been willing to agree to a different form of consideration.

     Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking and financial advisory business, is continuously engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the past, Morgan Stanley and its affiliates have provided financial advisory and financing services to Pacific Gulf and for affiliates of FountainGlen, including PREI, and have received customary fees for the rendering of these services. In the ordinary course of business, Morgan Stanley may from time to time trade in the securities of or indebtedness of Pacific Gulf for its own account, the accounts of investment funds and other clients under the management of Morgan Stanley and for the accounts of its customers and, accordingly, may at any time hold a long or short position in these securities or indebtedness. In addition, asset management affiliates of Morgan Stanley & Co. Incorporated beneficially own, in the aggregate, approximately 5.9% of Pacific Gulf's common stock.

     Pursuant to a letter agreement dated March 28, 2000, Morgan Stanley agreed to provided financial advisory services and a financial opinion in connection with the merger and Pacific Gulf agreed to pay Morgan Stanley a customary fee in connection therewith. Pacific Gulf has also agreed to reimburse Morgan Stanley for its expenses incurred in performing its services and to indemnify Morgan Stanley and its affiliates, their respective directors, officer, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under federal securities laws, related to or arising out of Morgan Stanley's engagement and any related transactions.

  Fees Paid or Payable to Morgan Stanley


     The letter agreement under which we will pay Morgan Stanley for its services in connection with the merger was originally entered into in connection with a proposed sale of our industrial properties. Upon the completion of the sale of our industrial properties to CalWest in November 2000 and March 2001, we paid Morgan Stanley total fees of approximately $5.8 million. In addition, if the FountainGlen merger closes, we will owe Morgan Stanley an additional $2,740,500, resulting in aggregate fees to Morgan Stanley in the last two years of approximately $8.5 million. We will not pay Morgan Stanley a fee in connection with the properties contemplated to be transferred to the liquidating trust.


SENIOR PROPERTIES SUBJECT TO THE MERGER AGREEMENT

     The following tables set forth information, as of March 31, 2001 unless otherwise indicated, on the properties that are subject to the merger agreement:

  Balance Sheet Information

                                                             NUMBER OF
          PROPERTY                     LOCATION                UNITS        CARRYING VALUE      DEBT
          --------                     --------              ---------      --------------   -----------
                                                                               (DOLLARS IN THOUSANDS)
OPERATING PROPERTIES
Inn at Laguna Hills.........  Laguna Hills, CA                  140             $7,234         $4,468
The Fountains...............  Rancho Santa Margarita, CA        166              8,459          6,167
Tyler Springs...............  Riverside, CA                     273             13,038          8,832
Terrace Gardens.............  Escondido, CA                     225              9,882          7,696
Morning View Terrace........  Escondido, CA                     326             15,304         10,450
Sunnyside I.................  San Dimas, CA                     164              6,505          5,352

DEVELOPMENT PROPERTIES
The Fountains...............  Anaheim Hills, CA                 259             22,214         13,461
The Fountains...............  Temecula, CA                      244             13,613          4,498
The Fountains...............  Sacramento, CA                    166              3,471             --
The Fountains...............  Laguna Niguel, CA                 190              4,880             --
The Fountains...............  Pasadena, CA                       72              2,443             --
The Fountains...............  Huntington Beach, CA              271              8,090             --

CORPORATE OFFICES
Corporate Offices...........  Newport Beach, CA            26,000 sq. ft.        4,082             --

  Operating Information

                                                                AVERAGE       AVERAGE
                                                               UNIT SIZE       RENT
                                                  COMPLETED    (SQ. FT.)    PER UNIT(1)    OCCUPANCY
                                                  ---------    ---------    -----------    ---------
OPERATING PROPERTIES
Inn at Laguna Hills.............................    1994          500          $745           99%
The Fountains...................................    1998          600           842           96
Tyler Springs...................................    1987          714           578           99
Terrace Gardens.................................    1985          780           709           94
Morning View Terrace............................    1986          649           679           97
Sunnyside I.....................................    1984          495           605           99

---------------
(1) Rental revenues less rental property expenses for the six active senior properties for the periods ended December 31, 2000 and December 31, 1999 were $6,747,000 and $6,322,000 respectively. Rental revenues less rental operating properties for periods after the merger would be impacted by changes in property tax expense due to revaluation and changes in rental revenues and other operating expenses, including utility costs, due to economic and other factors.

                                                                                                      TOTAL
                                                                                                   DEVELOPMENT
                                              ESTIMATED                   ESTIMATED      TOTAL     COSTS AS OF
                                     DATE     COMPLETION   ACQUISITION   DEVELOPMENT   ESTIMATED    APRIL 30,
                                   ACQUIRED      DATE         COST          COSTS        COST         2001
                                   --------   ----------   -----------   -----------   ---------   -----------
                                                                         (DOLLARS IN THOUSANDS)
DEVELOPMENT PROPERTIES
The Fountains at Anaheim Hills,
  CA.............................  Mar-99     June-01        $ 5,461       $18,793     $ 24,254      $23,008
The Fountains at Temecula, CA....  Aug-99     July-01          2,390        13,922       16,312       14,706
The Fountains at Sacramento,
  CA.............................  Dec-99     June-02          1,141        11,291       12,432        3,813
The Fountains at Laguna Niguel,
  CA.............................  Jul-00     Aug-02           3,964        14,093       18,057        4,929
The Fountains at Pasadena, CA....  Aug-00     Nov-02           2,230         8,067       10,297        3,217
The Fountains at Huntington
  Beach, CA......................  Sep-00     Aug-02           7,245        18,188       25,433        8,196
                                                             -------       -------     --------      -------
                                                             $22,431       $84,354     $106,785      $57,869
                                                             =======       =======     ========      =======

PROJECTED FINANCIAL INFORMATION

     In preparing its fairness opinion, Morgan Stanley reviewed the following projections that we prepared in December 2000 with respect to our senior portfolio. The projections, as indicators of events in the future, were when prepared, and remain, speculative by nature. In addition, because our senior portfolio consists of a significant number of properties under development with no operating history, the following projections should be considered even more speculative, and therefore less likely to accurately predict future results, than projections for a stabilized portfolio. Moreover, changes to any of the assumptions described below could have a material effect on the accuracy of the projections.

                                                               YEAR ENDED DECEMBER 31,
                                                   -----------------------------------------------
                                                    2001      2002      2003      2004      2005
                                                   -------   -------   -------   -------   -------
                                                               (DOLLARS IN THOUSANDS)
Net Operating Income.............................  $ 8,732   $12,497   $18,222   $24,473   $31,523
Net Income.......................................    1,181     2,061     3,514     3,797     5,384
Net Cash Flow....................................   (8,334)     (496)   (1,228)    7,439     8,977

     The above projections are subject to the following assumptions:

     (1) The projections assumed a number of factors about the acquisition and development of properties. First, the projections assumed that three of our existing development properties will be completed and ready for leasing in 2001 and that our remaining three existing development properties will be completed and ready for leasing in 2002. Second, the estimates assumed that we will be able to identify and acquire new properties for development as follows: two new properties acquired in 2001, four new properties acquired in 2002, five new properties acquired in 2003 and three new properties acquired in 2004. Third, the estimate assumed that these 14 new properties will be completed and ready for leasing as follows: four in 2003, five in 2004 and five in 2005. Fourth, the estimates assumed that all of the completed properties, whether currently under development or estimated to be acquired in the future, will achieve a 95% occupancy rate twelve months after completion of development.

     (2) The projections assumed that all construction activity, excluding land and pre-development costs, will be 100% financed at an 8% per annum interest rate with a 1% loan fee. In addition, the projections assumed permanent financing will be obtained three months after stabilization (stabilization occurs when a property achieves a 95% occupancy rate) at a loan to value ratio of 75%.

     (3) The projections assumed a 3.5% per annum inflation rate and stable interest rates throughout the five year period.

     (4) The projections assumed that the negative cash flows reflected in years 2001, 2002 and 2003 will be funded through equity contributions.

     (5) The projections assumed annual revenue growth of 3% and annual expense growth of 2%.

THE MERGER AGREEMENT

     This is a description of the terms of the merger agreement that we believe are important. However, the description does not contain all the terms of the merger agreement. A copy of the merger agreement is attached as Exhibit A to this proxy statement and is incorporated herein by reference. We encourage you to read the entire merger agreement.

CLOSING

     Under the merger agreement, Pacific Gulf will merge with and into FountainGlen, with FountainGlen as the surviving entity. The closing date of the merger will be the fifth business day after the conditions to the merger are satisfied or waived by us and FountainGlen. The merger shall become effective on the later of the date and time at which (i) the articles of merger has been duly filed with the State Department of Assessments and Taxation of the State of Maryland; (ii) the certificate of merger has been duly filed with the Secretary of State of the State of Delaware; or (iii) at such other date and time as is agreed between the parties and specified in the articles and certificate of merger.

     We reserve the right to waive any of the conditions to the merger. However, if we intend to waive one or more conditions to the closing of the merger in a manner or under circumstances that would adversely affect our shareholders and make the information set forth in this proxy statement materially misleading or inaccurate, we would distribute to our shareholders an updated proxy statement and re-solicit the approval of our shareholders.

FORMATION AND OPERATION OF LIQUIDATING TRUST

     Prior to the effective time of the merger, we will have transferred all of our assets, other than our senior housing properties and corporate headquarter building, as well as the remaining cash proceeds from any sales of such assets, to a liquidating trust for the benefit of our shareholders. The liquidating trust will be responsible for selling any assets transferred to it and distributing to our shareholders the proceeds received from such sales, as well as satisfying certain obligations of Pacific Gulf and providing certain indemnities to FountainGlen. See "Proposal -- Approval of the Appointment of the Trustee of our Liquidating Trust." We have agreed that we will cause the liquidating trust to operate, in all material respects, in conformity with the form of the liquidating trust agreement negotiated and agreed to by Pacific Gulf and FountainGlen. In addition, we have agreed that we will cause the liquidating trust to have in place, as of the closing of the merger, the excess cash balance described below in "Determination and Timing of Adjustments to Consideration" and also to both assume certain liabilities set forth in the form of the liquidating trust agreement and indemnify FountainGlen against such liabilities.

CONSIDERATION TO BE RECEIVED FOR PACIFIC GULF COMMON STOCK IN THE MERGER

     At the effective time, each share of Pacific Gulf common stock, other than shares held by Pacific Gulf as treasury stock and shares held by FountainGlen and its affiliates, will be converted into the right to receive a cash payment equal to (i) $78,280,586, as adjusted, divided by (ii) the number of shares of common stock outstanding immediately prior to the merger. The aggregate merger consideration of $78,280,586 is subject to the following adjustments:

     - a reduction for the amount that net working capital calculated at the time of the merger is less than $1,000,000;

     - a reduction or an increase for the amount that our net capitalized development costs with respect to properties under development is less or more than $34,673,005, which represented our targeted net capitalized development costs as of March 31, 2001;

     - a reduction or an increase for the amount that our deposits and capitalized pre-development costs for properties under contract for purchase is less or more than $1,000,000; and

     - a reduction for the amount that our budgeted aggregate development costs with respect to properties under development at the time of the merger is more than five percent (5%) over the budgeted amounts for such properties as of March 1, 2001.

     We cannot estimate what the actual figures for these items will be at the closing and accordingly cannot provide an estimate for what the actual adjustments to the merger consideration will be. However, as of April 30, 2001, our net capitalized costs with respect to properties under development (the second bullet point) were $35,403,836, our deposits and capitalized pre-development costs for properties under contract for purchase (the third bullet point) were $576,972. Based on these April 30, 2001 numbers, if the merger had closed on April 30, 2001, the aggregate increase to the merger consideration would have been $307,803, or $.01 per share, and we do not expect any material change to this increase as a result of the net working capital adjustment (the first bullet point) or the budget adjustment (the fourth bullet point).

     If the trustee proposal is approved, our non-senior housing and non-corporate headquarter assets will be transferred to the liquidating trust prior to the closing of the merger and each Pacific Gulf stockholder will receive a pro-rata beneficial interest in the liquidating trust prior to the consummation of the merger. See "Proposal -- Approval of the Appointment of the Trustee of our Liquidating Trust."

DETERMINATION AND TIMING OF ADJUSTMENTS TO CONSIDERATION

     We have agreed with FountainGlen to determine the amount of our net capitalized costs and the amount of our deposits two days prior to the merger. If we do not agree with FountainGlen on these amounts, no adjustment for these amounts will be made at closing and Ernst & Young LLP will, within 30 days after the merger, determine such amounts using procedures and examples agreed to by Pacific Gulf and FountainGlen. In addition, we have agreed to estimate the amount of our closing net working capital two days prior to the merger, with Ernst & Young making the final calculation within the same 30 day period.

     We have agreed to cause the liquidating trust to assume the obligation to make any post-closing payments due to FountainGlen. The liquidating trust will also agree to retain cash and cash equivalents for the longer of three months after the merger or the duration of the resolution of any such post-closing payments. The amount of cash to be retained will be the greater of $5,000,000 and the sum of the amount by which our estimate of net working capital falls short of the agreed upon target of $1,000,000 and the amount by which our estimate of net capitalized development costs falls short of the agreed upon target of $34,673,005.

PROCEDURES FOR EXCHANGE OF PACIFIC GULF COMMON STOCK

     FountainGlen will deposit with the paying agent cash in the amount of the aggregate merger consideration, as adjusted. Each letter of transmittal which will be sent to Pacific Gulf shareholders before closing will include detailed instructions on how Pacific Gulf shareholders may exchange their Pacific Gulf common stock for the cash consideration they will receive in the merger. After the closing, the paying agent will send to former Pacific Gulf shareholders who submitted their letters of transmittal and their Pacific Gulf share certificates a check for payment of the portion of the aggregate merger consideration the shareholder is entitled to receive. No interest will be paid on any cash to be paid pursuant to the merger.

REPRESENTATIONS AND WARRANTIES

     We have made certain customary representations and warranties to FountainGlen, including representations that:

     - we are a validly existing corporation and have the requisite power to carry on our business;

     - we have the requisite corporate authority to enter into the contemplated transactions;

     - the consummation of these transactions will not place us in material violation of any laws or commitments;

     -  our capitalization is as disclosed to FountainGlen;

     - each of our subsidiaries is a validly existing entity and has the requisite power to carry on its business;

     - we have filed all required reports with the SEC and complied in all material respects with the applicable requirements of the securities laws;


     - there is no litigation and no legal proceeding which is reasonably likely to have a materially adverse effect on our business (we will have to consider the impact of the recently filed class action suit when we confirm this representation to FountainGlen at the closing of the merger);


     - we have conducted our business only in the ordinary course, and there are no undisclosed changes or material liabilities;

     - we have paid all taxes which are due and payable and filed all necessary tax returns;

     -  our books and records are in all material respects complete and correct;

     - our real properties are not subject to any undisclosed liens, mortgages or other encumbrances on title; valid policies of title insurance have been issued; no properties are in material violation of the law or the subject of litigation or legal proceedings;

     - we have disclosed all of our leases, and no tenant has filed a bankruptcy petition;

     -  all development rights are valid and fully disclosed;

     -  we have complied with the law in all environmental matters;

     - our employee benefit plans are in compliance with the law, and there are no claims involving any benefit plan;

     - we are not a party to any agreements with labor unions, and there are no labor proceedings against us;

     - we have no arrangements with any brokers except for the retention of Morgan Stanley as our financial advisor;

     - we have received the opinion of our financial advisor that the merger is fair to our shareholders from a financial point of view;

     - we have disclosed certain contracts and arrangements and are not in default under any of such contracts;

     -  we are not an investment company for purposes of the securities laws;

     - the merger will not result in payments under any severance arrangements or otherwise restrict our right to amend or terminate any employee arrangements;

     - we have taken all necessary actions to exempt the contemplated transactions from state takeover statutes;

     - the merger will not trigger any rights plan which has the effect of discouraging an acquisition of the company;

     -  all of our insurance policies are in full force and effect;

     - so long as our stock is listed for trading on the NYSE, no dissenters' rights shall be available with respect to the merger;

     - we have not been a party to any litigation regarding intellectual property that might be materially adverse to us, and we own or have a valid license to use any material intellectual property; and

     - we do not have to register the interests in the liquidating trust under the Securities Act of 1933, as amended.

     FountainGlen has made certain customary representations and warranties to Pacific Gulf, including representations that:

     - it is a validly existing limited liability company and has the requisite power to carry on its business;

     - it has the requisite corporate authority to enter into the contemplated transactions;

     - the consummation of these transactions will not place it in material violation of any laws or commitments;

     - there is no litigation and no legal proceeding which is reasonably likely to have a materially adverse effect on its business;

     -  it has no arrangements with any brokers in connection to this merger;
        and

     - it has the necessary financing to consummate the contemplated transactions.

     The representations and warranties contained in the merger agreement will not survive beyond the effective time of the merger.

COVENANTS REGARDING GENERAL MATTERS

     We and FountainGlen have agreed to perform various covenants regarding general matters. Some of these covenants are mutual while others have been made by only one of the parties.

-   The mutual covenants regarding general matters include:

     -  using reasonable efforts to satisfy conditions to the merger;

     - our allowing FountainGlen access to our records and employees prior to the merger and FountainGlen agreeing to keep such matters confidential;

     -  agreeing on publicity regarding the merger;

     -  agreeing to each bear our own costs, subject to a few exceptions;

     -  agreeing to the tax treatment of the merger and to making tax filings;
        and;

     -  agreeing to obtain the required insurance policies.

-   The covenants regarding general matters that we have made include:

     - preparing and filing with the SEC this proxy statement and holding a meeting of our shareholders to vote on the merger;

     - notifying FountainGlen if we breach our covenants, representations or warranties;

     -  causing our officers and directors to resign at the closing;

     - forming and operating the liquidating trust in accordance with the liquidating trust agreement agreed upon by us and FountainGlen; and

     - using our reasonable best efforts to obtain a comfort letter from our auditors.

-   The covenants regarding general matters that FountainGlen has made include:

     - maintaining the provisions of our corporate governance documents that pertain to indemnification of our officers and directors for at least five years after the merger;

     - maintaining an insurance policy covering our officers and directors for at least six years after the merger, provided that we will pay $86,000 of the premiums for such policies prior to closing;

     - redeeming or disposing of interests in our subsidiaries; and

     - using commercially reasonable efforts to enter into employment agreements with members of our management.

COVENANTS REGARDING CONDUCT OF BUSINESS BEFORE THE MERGER

     We have agreed to conduct our business from March 1, 2001 to the effective time of the merger in the ordinary course of business consistent with past practice and use our reasonable best efforts to preserve intact our current business organizations and to keep available the services of our present officers and employees. In particular, we have agreed, subject to enumerated exceptions:

     - to not acquire additional real property, encumber assets or enter into any agreement to develop or construct real estate projects, except in connection with properties under development;

     - to not amend our articles of incorporation or bylaws and to not materially amend any material contracts or commitments;

     - to not issue any shares of our capital stock, effect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction;

     - to not grant any rights to acquire any shares of our capital stock;

     - to not materially increase or materially amend any compensation or severance benefits;

     - to not adopt any new or materially amend any existing employee benefit plan;

     - to not declare or pay any dividend or make any other distribution or payment with respect to any shares of our capital stock, redeem, purchase or otherwise acquire any shares of our capital stock, or make any commitment for any such action;

     - to not merge or consolidate with or into another entity, and to not sell, lease, mortgage or otherwise encumber or otherwise dispose of any material assets;

     - to not incur, assume or prepay any indebtedness; assume or guarantee the obligations of any third party; or make any material loans, advances or capital contributions to, or investments in, any other person;

     - to not enter into any commitment or make any capital expenditure in excess of $300,000;

     - to not make or rescind any material tax elections;

     - to not materially change any of our methods, principles or practices of accounting; settle or compromise any material claim, litigation, proceeding or controversy; or change any of our methods of reporting income or deductions for federal income tax purposes;

     - to use commercially reasonable efforts consistent with past practice to preserve our status as a REIT;

     - to not elect to treat any portion of the liquidating distribution made in connection with this merger as a dividend paid in a prior taxable year pursuant to Section 858(a) of the Internal Revenue Code, or elect to pay tax on any capital gain realized after January 1, 2000; and

     - to use commercially reasonable efforts to retain the listing of our common stock on the NYSE.

     Notwithstanding the foregoing, we may sell or otherwise transfer our non-senior housing and non-headquarter building assets as well as any proceeds from the sale of such properties, and we intend to transfer such assets to the liquidating trust. The operating cash flow from the senior properties will remain with Pacific Gulf and will not be transferred to the liquidating trust. We have also agreed that in any agreement signed with a third party purchaser of our non-senior housing and non-corporate headquarter assets, we shall cause such purchaser to acknowledge and agree that such purchaser shall have no recourse against FountainGlen for claims by such purchaser under any such agreement.

COVENANT REGARDING NO SOLICITATION; COVENANT TO RECOMMEND

     The merger agreement prevents us from soliciting, negotiating or otherwise engaging in discussions with, or furnishing information to, a third party regarding a merger, consolidation or business combination transaction with us, or any other transaction with a third party involving the sale of 30% or more of either our assets or our outstanding equity securities unless:

     - we receive an unsolicited bona fide proposal from that third party;

     - our board of directors, to the extent required by its fiduciary obligations as determined by our board after consultation with outside counsel, determines in good faith that such unsolicited bona fide proposal would be reasonably likely to result in a transaction more favorable to our shareholders from a financial point of view than the transactions proposed to take place with FountainGlen; and

     - we have given FountainGlen 72 hours notice that we are prepared to accept such proposal, are prepared to terminate our merger agreement with FountainGlen concurrently with our acceptance of such proposal, and are prepared to pay to FountainGlen, immediately after such termination, a termination fee of $2 million plus reimbursement of out-of-pocket fees, costs and expenses incurred by FountainGlen in connection with the merger agreement in the amount of $750,000.

     Subject to fiduciary duties under applicable law, the board of directors of Pacific Gulf has agreed to recommend the approval and adoption of the merger agreement to our shareholders.

INSURANCE POLICIES

     In accordance with the terms of the merger agreement, we will receive binding commitments for the following insurance policies, which shall be purchased by us at our sole cost and expense prior to the effective time of the merger:

     - an insurance policy covering liabilities and costs resulting from any breach of a representation or warranty in the merger agreement as if such representations or warranties survived the effective time of the merger;

     - an insurance policy covering liabilities and costs resulting from any environmental liabilities associated with any property which was owned by us at any point from January 1, 2000 until the effective time of the merger; and

     - an insurance policy covering liabilities and costs resulting from any outstanding litigation associated with any property which was owned by us at any point from January 1, 2000 until the effective time of the merger.

CONDITIONS TO THE COMPLETION OF THE MERGER

     Pacific Gulf and FountainGlen will complete the merger only if the conditions specified in the merger agreement are either satisfied or waived. Some of the conditions are mutual, meaning that if the condition is not satisfied, neither party would be obligated to close the merger. Most of the conditions are in the favor of only one of the parties, meaning that if the condition is not satisfied that party could waive the condition and the other party would remain obligated to close.

-   The mutual conditions include:

     - approval of the merger by our shareholders;

     - there being no law or court order prohibiting the transaction; and

     - receipt of all required approvals from governmental entities.

- We will not be obligated if the following conditions are not satisfied or waived:

     - FountainGlen performing, in all material respects, its agreements in the merger agreement that are to be performed as of closing;

     - FountainGlen's representations and warranties being true and correct, in all material respects, as of the closing; and

     - FountainGlen delivering certificates as to the satisfaction of the two conditions above and as to its formation and actions as a limited liability company.

- FountainGlen will not be obligated if the following conditions are not satisfied or waived:

     - our performing, in all material respects, our agreements in the merger agreement that are to be performed as of closing;

     - our representations and warranties being true and correct, in all material respects, as of the closing (we have agreed with FountainGlen that this condition will be satisfied in full as long as the aggregate of any and all breaches of our representations do not result in damages or losses that equal or exceeds $1,000,000);

     - our delivering certificates as to the satisfaction of the two conditions above and other customary certificates;

     - the absence of a change, from the date of the merger agreement to the closing, in our financial condition, business or operations that would have a material adverse effect on us other than any such change that results from a decline or deterioration in general economic conditions or in conditions in the real estate markets in which we operate;


     - formation of the liquidating trust in accordance, in all material respects, with the form of liquidating trust agreement attached to the merger agreement and the transfer of non-senior housing and non-headquarter building assets and agreed upon contracts and liabilities into the liquidating trust;


     - receipt of required third party consents by us;

     - effective insurance policies acceptable to Buyer being in place (See "-- Insurance Policies");

     - if our common stock has been delisted from the New York Stock Exchange at the time of the merger, no more than 3% of the shares having perfected dissenter's rights under Maryland law;

     - our entering into an agreement for the sharing of common administrative costs with PGP Partners, Inc., a current tenant in our headquarters;

     - receipt of a favorable legal opinion from special counsel to Pacific Gulf with respect to (i) the continued status of FountainGlen as a "real estate operating company" immediately following the effective time, (ii) the distribution of units of beneficial interest in the liquidating trust without registration under the Securities Act of 1933, (iii) the valid and binding nature of the liquidating trust agreement; and (iv) our REIT status; and

     - Glenn L. Carpenter and one of Angela Wixted, Kimberly Solbakk or Curtis Miller (or such persons who shall be deemed replacements for such individuals) entering into employment agreements with FountainGlen and performing the obligations to be performed by them thereunder as of the effective time.

     We reserve the right to waive any of the conditions to the merger agreement. However, if we intend to waive one or more conditions to the closing of the merger in a manner or under circumstances that would make the information set forth in this proxy statement materially misleading or inaccurate, we would distribute to our shareholders an updated proxy statement and re-solicit the approval of our shareholders.

TERMINATION OF THE MERGER AGREEMENT

     The Merger Agreement may be terminated under the following circumstances:

     - by mutual written consent;

     - by either FountainGlen or us (i) if the merger has not been consummated by August 30, 2001, (ii) if a shareholder meeting has been convened and no shareholder approval vote has taken place, (iii) if no shareholder approval vote is obtained by August 28, 2001, or (iv) if a governmental entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the merger agreement and such order, decree, ruling or other action shall have become final and non-appealable so long as the party wishing to terminate with regard to this part (iv) has made reasonable efforts to remove such order, decree, ruling or other action;

     - by us if:

      - our board of directors has received and is prepared to accept a superior proposal; has given FountainGlen 72 hours notice that it is prepared to accept such superior proposal and is prepared to pay to FountainGlen, immediately after termination, as applicable, the termination fee of $2 million plus reimbursement of out-of-pocket fees, costs and expenses incurred by FountainGlen in connection with the merger agreement in the amount of $750,000; or

      - the conditions to our obligations set forth above have not been met by FountainGlen due to FountainGlen's incurable breach of either a representation, warranty or covenant; or

     - by FountainGlen if:

      - the conditions to FountainGlen's obligations set forth above have not been met by us due to our incurable breach of either a representation, warranty or covenant;

      - our board of directors has given 72 hours notice to FountainGlen that it is prepared to accept a superior proposal and is prepared to pay to FountainGlen, immediately after termination, as applicable, the termination fee of $2 million plus reimbursement of out-of-pocket fees, costs and expenses incurred by FountainGlen in connection with the merger agreement in the amount of $750,000; or

      - our board of directors has publicly announced that it has withdrawn or modified its approval or recommendation of the merger agreement in a manner adverse to FountainGlen.

TERMINATION FEES AND EXPENSES

     We have agreed to pay FountainGlen a termination fee of $2 million plus reimbursement of out-of-pocket fees, costs and expenses incurred in connection with the merger agreement in the amount of $750,000 if:

     - either party terminates the merger agreement because of either a shareholder meeting having been convened without a shareholder approval vote having taken place or no shareholder approval vote having been obtained by August 28, 2001;

     - either party terminates the merger agreement because our board of directors has accepted a superior proposal; or

     - FountainGlen terminates the merger agreement because our board of directors has publicly announced that it has withdrawn or modified its approval or recommendation of the merger agreement in a manner adverse to FountainGlen, provided that we would not otherwise be entitled to terminate the merger agreement due to the conditions to our obligations set forth above having not been met by FountainGlen.

     We have agreed to reimburse FountainGlen for its out-of-pocket fees, costs and expenses incurred in connection with the merger agreement in the amount of $750,000 if FountainGlen terminates the merger agreement because:

     - we fail to give notice, by April 30, 2001, to FountainGlen of the proposed terms of the insurance policies required by the merger agreement or we fail to have in place effective insurance policies by the date otherwise scheduled for the closing of the merger;

     - the representations and warranties made by us in the merger agreement are materially inaccurate; or

     - we have not performed in all material respects all of our covenants and obligations under the merger agreement, provided that we would not otherwise be entitled to terminate the merger agreement due to the conditions to our obligations set forth above having not been met by FountainGlen. In addition, if within twelve (12) months of any such termination that results in such reimbursement of expenses in the amount of $750,000 being paid, we consummate a merger, consolidation or business combination transaction with a third party, or any other transaction with a third party involving the sale of 30% or more of either our assets or our outstanding equity securities, then we will pay FountainGlen an additional termination fee of $2,000,000.

     FountainGlen has agreed to pay us for our out-of-pocket fees, costs and expenses incurred in connection with the merger agreement in the amount of $750,000 if we terminate the merger agreement because:

     - the representations and warranties made by FountainGlen in the merger agreement are materially inaccurate; or

     - FountainGlen has not performed in all material respects all of its covenants and obligations under the merger agreement,

provided that FountainGlen would not otherwise be entitled to terminate the merger agreement due to the conditions to FountainGlen's obligations set forth above having not been met by us.

SATISFACTION OF ANY TERMINATION FEES PAYABLE BY FOUNTAINGLEN

     FountainGlen is a newly-formed entity that will not have significant capital until the closing of the merger. An affiliate of PREI has agreed with Pacific Gulf to satisfy certain financial obligations of FountainGlen under the merger agreement under certain circumstances if FountainGlen fails to do so.

AMENDMENT OR WAIVER OF THE MERGER AGREEMENT

     The parties may amend the merger agreement or waive its terms and conditions before the effective time, but, after Pacific Gulf's shareholders have approved the merger agreement, no such amendment shall be made except as allowed under applicable law.

DELISTING AND DEREGISTRATION OF PACIFIC GULF COMMON STOCK

     Pacific Gulf's common stock is currently listed on the New York Stock Exchange under the symbol "PAG." Upon the completion of the merger, Pacific Gulf's common stock will be delisted from the New York Stock Exchange and deregistered under the Securities Exchange Act of 1934.

DISSENTERS' RIGHTS

     The merger agreement is governed by Maryland law. Under Maryland law, as long as our common stock remains listed on the New York Stock Exchange, dissenters' rights will not be available.

VOTING AGREEMENTS

     FountainGlen has entered into separate Agreements and Irrevocable Proxies with Glenn L. Carpenter and Donald G. Herrman, our Chief Executive Officer and Chief Financial Officer, respectively. Mr. Carpenter and Mr. Herrman own in the aggregate 868,789 shares, representing approximately 3.3% of our issued and outstanding shares. Pursuant to these agreements, Mr. Carpenter and Mr. Hermann have agreed to vote such shares in favor of approval of the merger agreement and the transactions contemplated thereby and have granted an irrevocable proxy to FountainGlen with respect to such shares.

PENDING LITIGATION

     A purported class action suit has been commenced against Pacific Gulf, our directors and a number of our officers in the Superior Court of the State of California, County of Orange. The lawsuit, filed on behalf of the plaintiff by Milberg Weiss Bershad Hynes & Lerach, alleges that our directors and officers breached their fiduciary duties by purportedly acting in concert to sell the assets of Pacific Gulf for inadequate consideration while allowing our officers to obtain benefits that are alleged to be windfalls and while allowing certain of our officers to retain an interest in our senior housing business. The lawsuit seeks to enjoin the merger. We and our directors and officers consider the allegations set forth in the complaint to be baseless and without merit, and we intend to defend ourselves vigorously against this lawsuit. The parties to the lawsuit are currently conducting discovery. Our board continues to believe that the proposed merger with FountainGlen is in the best interests of Pacific Gulf and our shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE MERGER WITH FOUNTAINGLEN PROPERTIES LLC PURSUANT TO THE AGREEMENT AND PLAN OF MERGER.

PROPOSAL -- APPROVAL OF THE APPOINTMENT OF THE TRUSTEE OF OUR LIQUIDATING TRUST

GENERAL

     On November 9, 2000, our shareholders approved a plan to sell our assets and to liquidate and dissolve Pacific Gulf. While it was not determined at the time of our previous shareholder approval that we would specifically establish a liquidating trust for the benefit of the shareholders, this was an alternative that we and our Board of Directors considered in assessing the alternatives for liquidating the remaining assets of Pacific Gulf after the sale of our industrial properties portfolio to CalWest. (See "PROPOSAL -- APPROVAL OF MERGER WITH FOUNTAINGLEN PROPERTIES LLC PURSUANT TO AGREEMENT AND PLAN OF
MERGER -- Recommendation of our Board of Directors and Reasons for the Merger;" and "-- Background of the Merger.") The plan allowed us the flexibility to effect the liquidation pursuant to a sale of assets or otherwise, including establishing a liquidating trust to which we could distribute in kind our unsold assets and set aside funds in order to satisfy any of our contingent debts or obligations. A form of the liquidating trust agreement is attached, for informational purposes only, as Exhibit C to this document.


     At the special meeting, we will ask our shareholders to approve the appointment of Wells Fargo as trustee of the liquidating trust. We are not asking Pacific Gulf shareholders to vote on either the liquidation or the form of liquidating trust agreement, and we reserve the right to change the form of liquidating trust agreement. Approval will require the affirmative vote or the majority of the votes cast at the special meeting.



     As discussed above, Fountainglen will not be obligated to consummate the merger transaction, and will be able to terminate the merger agreement, if we do not (i) form and operate the liquidating trust substantially in compliance with the trust agreement as finally agreed upon by us and Fountainglen and (ii) transfer certain agreed-upon assets and liabilities into the liquidating trust prior to the effective time of the merger. (See "PROPOSAL -- APPROVAL OF MERGER WITH FOUNTAINGLEN PROPERTIES LLC PURSUANT TO AGREEMENT AND PLAN OF MERGER -- The Merger Agreement -- Formation and Operation of Liquidating Trust;" and
"-- Conditions to the Completion of the Merger"). Nevertheless, approval of the appointment of the trustee of the liquidating trust is not conditioned upon the approval of the merger agreement. That is, if the shareholders approve this proposal and do not approve the merger proposal, we will still form the liquidating trust and distribute beneficial interests in the trusts to our shareholders.


     Assets. We will transfer all of our non-senior housing and non-corporate headquarter assets, as well as the cash proceeds from any sales of such properties, to the liquidating trust prior to the effective time of the merger. The liquidating trust will be responsible for selling any assets transferred to it and distributing the proceeds received from such sales to the shareholders, as well as providing certain limited indemnities to FountainGlen. We currently expect that we will transfer our three remaining industrial properties, as well as the proceeds of sales of our industrial and multifamily properties, to the liquidating trust. The amount of cash to be transferred to the liquidating trust will be reduced as we will satisfy the transaction costs of the merger, such as the payment of any insurance premiums that are conditions to closing, prior to transferring any cash to the liquidating trust.

     While we estimate that these assets, together with any other distributions made by Pacific Gulf after January 1, 2001, could produce distributions of up to $3.35 per share, any distribution of these assets from the liquidating trust will be subject to satisfaction of all liabilities and, accordingly, we cannot give any definitive assurances of the amount or timing of distributions from the trust, if any. Our estimate of up to $3.35 per share assumes no claims for indemnification are made by FountainGlen or other parties to whom we have sold, or will sell, our other assets, assumes no future material claims against the liquidating trust and is otherwise based on our current cash position, our management's opinion of the current market conditions for the proposed sale of our remaining industrial properties and management's estimate of our expenses and the expenses of the liquidating trust. These factors could reduce or eliminate distributions from the liquidating trust. We have not obtained formal appraisals for our three remaining industrial properties that are contemplated to be transferred to the liquidating trust.


     The following tables set forth information, as of March 31, 2001, for our remaining industrial properties which we expect to transfer to the liquidating trust.

     Balance Sheet Information

                                                   LEASABLE
                    LOCATION                      SQUARE FEET    CARRYING VALUE     DEBT
                    --------                      -----------    --------------    ------
                                                          (DOLLARS IN THOUSANDS)
City of Industry, CA............................    382,245         $14,145        $7,169
Sacramento, CA..................................    269,146          16,351
Sunnyvale, CA...................................    129,513          13,869

     Operating Information

                                                                  GROSS AVERAGE
                                                                     MONTHLY
                                                   LEASABLE         BASE RENT
          LOCATION                COMPLETED       SQUARE FEET    PER SQUARE FOOT    OCCUPANCY
          --------             ---------------    -----------    ---------------    ---------
City of Industry, CA.........  1973 - 77, 1998      382,245           $0.39            100%
Sacramento, CA...............  1973                 269,146            0.83             79%
Sunnyvale, CA................  1972                 129,513            1.67             98%

     Rental revenues less rental property expenses for our three remaining industrial properties for the periods ended December 31, 2000 and December 31, 1999 were $5,246,000 and $5,266,000, respectively. Rental revenues less rental operating properties for periods after sale would be impacted by changes in property tax expense due to revaluation and changes in rental revenue and other operating expenses, including utility costs, due to economic and other factors.

     Liabilities. The liquidating trust will assume the liabilities related to the properties transferred to it, and, as the owner of the properties after such transfer, will be liable for any liabilities that may arise as an owner or a seller of the properties. The liquidating trust will assume all of the rights and obligations of Pacific Gulf under a management agreement with PGP Partners, Inc. pursuant to which PGP Partners, Inc. provides management and sales services for the three industrial properties listed above. The liquidating trust will also assume the obligation of Pacific Gulf to make any payments under the merger agreement for post-closing consideration adjustments and to pay other transaction costs, such as insurance premiums and financial advisory fees. See "PROPOSAL -- APPROVAL OF MERGER WITH FOUNTAINGLEN PROPERTIES LLC PURSUANT TO AGREEMENT AND PLAN OF MERGER -- The Merger Agreement -- Consideration to be Received for Pacific Gulf Common Stock in the Merger." In addition, the liquidating trust will assume the obligations of Pacific Gulf and FountainGlen with respect to claims made by purchasers of certain specified industrial properties. The liquidating trust will indemnify FountainGlen against any losses it may suffer as a result of the liabilities specifically assumed by the liquidating trust, and its obligations to so indemnify will terminate upon the termination of the liquidating trust so long as there is no pending or asserted claim for indemnification at that time.

     The liquidating trust will not assume outstanding litigation in which Pacific Gulf is a defendant. We cannot estimate whether any claims for indemnification will be made against the liquidating trust. In addition, if any such claims are asserted, the amount of liabilities that could result is also unknown at this time.

     Beneficial Interests. We will distribute beneficial interests in the liquidating trust to our shareholders prior to the merger. Each shareholder will receive an interest that is proportional to the amount of common stock it holds when compared to our outstanding shares of common stock. These beneficial interests will not be certificated and will not trade. The beneficial interests will not be transferable or assignable, except that they may be assigned or transferred by will, intestate succession, or operation of law.

     Information to be Available. The liquidating trust will prepare and distribute to the beneficial interest holders of the liquidating trust annual statements showing the assets and liabilities of the liquidating trust, as well as the receipts and disbursements of the liquidating trust. The annual statements, as well as the disclosure of any material interim events, will be filed with the Securities and Exchange Commission (the SEC) using the SEC file number of Pacific Gulf. We do not contemplate that any of the financial statements of the liquidating trust will be audited by independent public accountants.

     Purpose of Liquidating Trust. The liquidating trust's sole purpose is to liquidate the assets transferred to the liquidating trust and to collect and distribute to the holders of beneficial interests the income and proceeds from such assets in as prompt and orderly a fashion as possible after payment of expenses and liabilities and the making of reasonable provision for claims and contingent liabilities.


     Trustee. Wells Fargo has been proposed to serve as the trustee of the liquidating trust. The trustee will be responsible for selling or otherwise disposing of the assets held by the trust, paying the liabilities assumed by the liquidating trust, and making distributions to the beneficial interest holders from time to time. The liquidating trust will pay the trustee $100,000.00 per year for the first fiscal year and $60,000.00 per year for each subsequent year for its services as trustee of the liquidating trust. In addition, the liquidating trust will pay a one time start-up fee of $10,000.00. Out-of-pocket costs and expenses will be reimbursed out of the liquidating trust. Cash management fees are as follows: 0.20% on the first $25,000,000 of assets, 0.15% on the next $25,000,000 and 0.10% on the remaining balance. The liquidating trust will also indemnify the trustee against any liabilities the trustee may incur or sustain in the good faith exercise and performance of the powers and duties of such trustee. In addition, in accordance with the liquidating trust agreement, the trustee shall obtain one or more insurance policies, the premiums for which shall be paid by the liquidating trust, covering the trustee for any such liabilities.



     Wells Fargo Bank Minnesota, National Association is a subsidiary of Wells Fargo & Company, which offers a variety of fiduciary and agency products to public and private corporations, government entities and the banking and securities industry through its Corporate Trust Services department. Wells Fargo & Company is a $280 billion diversified financial services company providing banking, mortgage, insurance, investments, and consumer finance through the Internet and other distribution channels throughout North America, including all 50 states, and elsewhere internationally. On March 31, 2001 Wells Fargo & Company ranked fourth in assets among U.S. bank holding companies.


     Duration. Unless earlier terminated by the distribution of all of the assets and payment of all of the liabilities assumed, the liquidating trust will terminate three (3) years from the date of formation. Notwithstanding the foregoing, the liquidating trust will not complete its liquidation for at least three (3) months after the effective time of the merger, and will remain in existence for the pendency of any claim asserted by FountainGlen during such three (3) month period. The liquidating trust must retain during such three (3) month period up to $5,000,000 in excess cash balances.

     Amendment. The trustee may amend the liquidating trust agreement, without the consent of beneficiaries, to cure ambiguities, to impose additional duties on the trustee or to surrender rights of the trustee; provided that any such amendment (i) shall be for the benefit of or not adverse to the beneficiaries and (ii) does not alter the interests of beneficiaries without the consent of beneficiaries. The holders of 66.7% of the beneficial interests may also amend the liquidating trust agreement. After the closing of the merger, FountainGlen will be deemed an additional beneficiary and, accordingly, no amendment to the liquidating trust agreement that materially and adversely affects FountainGlen may be effected without FountainGlen's written consent.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE APPOINTMENT OF WELLS FARGO AS TRUSTEE OF THE LIQUIDATING TRUST.

                       FEDERAL INCOME TAX CONSIDERATIONS

     The following is a general summary of the material United States federal income tax considerations that should be taken into account in determining whether to vote for or against the proposals. As discussed below, the tax rules applicable to the proposals and related considerations are complex, and shareholders should consult their individual tax advisors in order to determine the precise consequences to them if the proposals are approved. In addition, this discussion does not address state, local or foreign income tax considerations, and does not address taxes other than income taxes.

BACKGROUND

     We are a "real estate investment trust," or "REIT," subject to special tax rules under the Internal Revenue Code of 1986, as amended, which we refer to as the Code. Under the REIT rules in the Code, a REIT that meets certain requirements is generally not subject to federal income tax with respect to income it distributes to its shareholders. In order to maintain our status as a REIT, we must, among other things, continue to derive our income from qualified sources, principally rents from real property, interest from mortgages on real property and gains from the sale or exchange of real estate assets. In addition, our principal assets must continue to be real estate assets. Moreover, our deduction for dividends paid during any taxable year must equal at least 95% (90% for any taxable year beginning on or after January 1, 2001) of our taxable income for that year, determined without regard to net capital gain or the deduction for dividends paid.

     Even if we maintain our qualification as a REIT, we will be subject to federal income tax at regular corporate income tax rates (determined without regard to our deduction for dividends paid) on our taxable income in excess of our deduction for dividends paid. In addition, any net gain from sales of property held primarily for sale to customers in the ordinary course of a trade or business will be subject to a 100% tax. Whether a real estate asset is property held primarily for sale to customers in the ordinary course of a trade or business, the sale of which would be a prohibited transaction for a REIT, is a highly factual determination.

     We expect to continue to qualify as a REIT under the Code until the completion of our liquidation, which will be effected by the transfer of our non-senior housing and non-corporate headquarter assets to the liquidating trust and the consummation of the merger. However, no assurance can be given that we will not lose or terminate our status as a REIT as a result of unforeseen circumstances. Should we lose our status as a REIT, either inadvertently or because the board of directors deems such loss to be in the best interests of our shareholders, we would be taxable as a corporation for federal income tax purposes and would be liable for federal income taxes at the regular corporate income tax rates with respect to our taxable income, including income from operations and from sales of assets. It is a condition to the merger that Gibson, Dunn & Crutcher LLP, our counsel, render an opinion to FountainGlen that we have been organized and operated in conformity with the requirements for qualification as a REIT and that our current and proposed method of operation (taking into account the merger) will enable us to continue to meet the requirements for qualification as a REIT through the date of the merger.

CONSEQUENCES TO PACIFIC GULF IF BOTH PROPOSALS 1 AND 2 ARE APPROVED

CONSEQUENCES TO PACIFIC GULF OF THE MERGER

     The merger will be treated for federal income tax purposes as if we had sold all of our remaining assets to FountainGlen in exchange for the merger consideration, plus the assumption of our liabilities transferred to FountainGlen, and distributed the merger consideration to our shareholders in complete liquidation. Because the deemed distribution resulting from the merger would occur within 24 months after adoption of our plan of liquidation, the distribution will, to the extent of our earnings and profits for the taxable year during which the distribution takes place, be treated as dividends paid for purposes of determining our deduction for dividends paid. Since we anticipate that the proceeds from the merger and from any other sales of properties distributed to our shareholders will exceed our taxable income during the year of the merger and deemed distribution, we anticipate that we will not be subject to federal income tax on any gain realized in connection with the merger.

CONSEQUENCES TO PACIFIC GULF OF THE LIQUIDATING TRUST

     The transfer of assets to a liquidating trust is treated for federal income tax purposes as if we sold the assets for their fair market values and distributed the proceeds to shareholders. The deemed distribution to our shareholders is eligible for the deduction for dividends paid to the same extent as if the distributions were made directly to the shareholders. As a result, when we transfer our remaining non-senior housing and non-corporate headquarter assets to the liquidating trust as described above under "PROPOSAL -- APPROVAL OF THE APPOINTMENT OF THE TRUSTEE OF OUR LIQUIDATING TRUST -- General," we will recognize taxable income to the extent the assets transferred to the liquidating trust have a value that exceeds our tax basis in those assets, and we will be entitled to a deduction as a result of such transfer equal to the value of the assets transferred, which will exceed the taxable income recognized as a result of the transfer.

     A trust will be treated for federal income tax purposes as a liquidating trust if it is established for the primary purpose of liquidating and distributing the assets transferred to it, and if its activities are reasonably necessary to, and consistent with, the accomplishment of that purpose. Internal Revenue Service guidelines with respect to liquidating trust status indicate that a liquidating trust must have certain terms in order for the Internal Revenue Service to rule that the trust qualifies as a liquidating trust for federal income tax purposes. In establishing the liquidating trust, we intend to comply with the Internal Revenue Service guidelines for establishing a liquidating trust or otherwise to ensure that the trust will qualify for federal income tax treatment as a liquidating trust.

CONSEQUENCES TO SHAREHOLDERS IF BOTH PROPOSALS 1 AND 2 ARE APPROVED

CONSEQUENCES TO SHAREHOLDERS OF THE MERGER

     The cash consideration received by a shareholder in the merger will be treated for federal income tax purposes as a liquidating distribution, and should first be applied against and reduce the adjusted tax basis in such shareholder's shares, and any amount in excess of the shareholder's basis in its shares should be treated as a capital gain. If the aggregate consideration received, plus the sum of all liquidating distributions made to such shareholder in connection with the liquidation of Pacific Gulf (including transfers to the liquidating trust, as discussed below), is less than a shareholder's basis in its shares, the difference will constitute a capital loss. Such capital gain or loss will be long-term or short-term, depending on whether such shares have been held for more than one year. The tax consequences of the distributions are determined separately with respect to each share of stock owned by the shareholder. Thus, for example, gain may be recognized with respect to some shares prior to the time gain is recognized with respect to other shares if the shareholder's tax basis in each of its shares is not identical. Likewise, the character of any gain or loss as short-term or long-term capital gain or loss may differ if the shareholder acquired the shares at different times.

CONSEQUENCES TO SHAREHOLDERS OF THE LIQUIDATING TRUST

     General. The transfer of assets by us to a liquidating trust is treated for federal income tax purposes as if we distributed an interest in each of the assets so transferred directly to our shareholders. Each shareholder will be treated as receiving a liquidating distribution equal to its share of the cash and the fair market value of the assets (less liabilities) transferred to the trust. Therefore, a shareholder may recognize gain, and incur tax liability, if the cash and the fair market value of the non-cash assets (less liabilities) deemed distributed to that shareholder exceeds the shareholder's remaining basis in its shares, although the shareholder will not receive a current distribution of such cash or other assets. Each shareholder will be treated as the owner of its pro rata portion of the assets held in the liquidating trust, subject to that shareholder's pro rata portion of the liabilities of the trust, and will have an initial basis in that portion of the assets generally equal to the fair market value of those assets on the date of transfer to the trust. Each shareholder will be required to take into account income, gain, deduction or loss with respect to its portion of the assets of the trust as if it owned that portion directly. An individual shareholder who itemizes deductions generally may deduct his or her pro rata share of fees and expenses of the liquidating trust only to the extent that such amount, together with the shareholder's other miscellaneous deductions, exceeds 2% of his or her adjusted gross income. When the liquidating trust makes distributions to shareholders, the shareholders will recognize no additional gain or loss. Shareholders will receive information statements annually setting forth the items of income, gain, loss and deduction of the trust.

     Any shareholder that owns our shares on the record date for the transfer to the trust will receive an interest in the trust. Each shareholder will receive an interest that is proportional to the amount of common stock it holds when compared to our outstanding shares of common stock. The trust interests will not be transferable from and after such time that the merger closes.

     If the trust established to receive liquidating distributions fails to qualify as a liquidating trust for federal income tax purposes, the consequences to shareholders will depend on the reason for the failure to qualify, but under certain circumstances the trust could be treated as an association taxable as a corporation for federal income tax purposes, rather than as a trust. If the liquidating trust is taxable as a corporation, the trust itself will be subject to tax, and the shareholders could be subject to tax upon the receipt of distributions from the trust. As noted above, if we establish a liquidating trust, we intend to cause the trust to qualify for treatment as a liquidating trust for federal income tax purposes.

     Consequences to Tax Exempt Shareholders. Because holders of interests in the liquidating trust will be treated as owning their respective shares of the liquidating trust's assets, as described above, they will be treated as directly engaging in the operations of the trust. As a result, shareholders that are exempt from tax may be required to recognize "unrelated business taxable income" as a result of their ownership of interests in the liquidating trust. It is also possible, however, that the income generated by the liquidating trust would not result in unrelated business taxable income. Therefore, each tax-exempt shareholder should consult its own tax advisor regarding the consequences of owning an interest in a liquidating trust.

     Consequences to Non-U.S. Shareholders. Holders that are non-U.S. shareholders (as defined in "-- Special Rules Applicable to Non-United States Shareholders" below), or flow-through entities that have non-U.S. shareholders as owners, also may want to consider whether they should own an interest in a liquidating trust. In particular, non-U.S. shareholders would be subject to tax at a 30% rate (unless a lower rate is available under an applicable treaty) on their share of rents received from assets owned by the trust if such amounts are not treated as effectively connected with a U.S. trade or business. Because holders of interests in the liquidating trust are treated as owning their ratable shares of the assets owned by the trust, non-U.S. shareholders may be considered to receive income that is "effectively connected" with a U.S. trade or business. Section 897 of the Code generally requires a non-U.S. shareholder to treat any gain or loss from the disposition of real property located in the United States as effectively connected with the conduct of a U.S. trade or business, so a non-U.S. shareholder's share of any gain on the disposition of real property held in the liquidating trust will be treated as effectively connected with a U.S. trade or business. Non-U.S. shareholders are taxed on effectively connected income at the same rates that apply to U.S. persons, subject to any applicable alternative minimum tax, possible withholding tax, and a special alternative minimum tax applicable to nonresident alien individuals. In addition, a non-U.S. shareholder's share of income and gain of the liquidating trust may be subject to a 30% branch profits tax if the non-U.S. shareholder is a corporation.

     In general the trustee of the liquidating trust will be required to withhold 35% of the gain realized from a taxable disposition of U.S. real property interests, to the extent the gain is allocable to the portion of the trust assets treated as owned by a non-U.S. shareholder. In addition, the trustee of the liquidating trust generally will be required to withhold 30% of any distribution to non-U.S. shareholders of interest (other than interest qualifying for the "portfolio interest" exception under the Code) and dividend income, if any, earned on the assets held in the liquidating trust.

     The tax consequences of the liquidating trust to non-U.S. shareholders are complex, and discussion of all potential consequences to non-U.S. shareholders of the liquidating trust is beyond the scope of this document. Any non-U.S. shareholder should consult its own tax advisor regarding the receipt and ownership of an interest in a liquidating trust.

CONSEQUENCES TO PACIFIC GULF IF PROPOSAL 1 IS NOT APPROVED AND PROPOSAL 2 IS APPROVED

     If the merger proposal is not approved, we will continue to attempt to dispose of our assets and we will establish the liquidating trust as described herein. If we are not able to dispose of our senior housing and corporate headquarter assets within 24 months of the adoption of our plan of liquidation, we may transfer such assets to the liquidating trust in addition to the non-senior housing and non-corporate headquarter assets. As described above in "-- Consequences to Pacific Gulf if Both Proposals 1 and 2 are Approved -- Consequences to Pacific Gulf of the Liquidating Trust," distributions to the liquidating trust will be treated as sales of those assets followed by distributions to shareholders in liquidation. The deemed distribution to shareholders will be eligible for the deduction for dividends paid to the same extent as if the distributions were made directly to the shareholders.

CONSEQUENCES TO SHAREHOLDERS IF PROPOSAL 1 IS NOT APPROVED AND PROPOSAL 2 IS APPROVED

     If the merger is not approved, the tax consequences to shareholders of the liquidating trust will be the same as described above in "-- Consequences to Shareholders if Proposals 1 and 2 are Approved -- Consequences to Shareholders of the Liquidating Trust," but the amount of gain recognized by shareholders upon the transfer of assets to the liquidating trust may differ, and could be significantly greater, depending on which assets are distributed to the trust.

CONSEQUENCES TO PACIFIC GULF AND TO SHAREHOLDERS IF NEITHER PROPOSAL IS APPROVED

     If neither proposal is approved, we will continue to attempt to dispose of our assets and distribute the proceeds pursuant to our plan of complete liquidation as has been previously approved by our shareholders. In the event that we are unable to dispose of all of our assets within 24 months after adoption of our plan of liquidation, or if it is otherwise advantageous or appropriate to do so (such as if we believe that it is necessary to retain reserves for the payment of contingent liabilities beyond the 24-month period), we may establish a liquidating trust to which we could distribute our remaining assets in order to complete the liquidation. Any distributions in complete liquidation during such 24-month period, including distributions to the liquidating trust, will be treated as described above in "-- Consequences to Pacific Gulf if Both Proposals 1 and 2 are Approved" and "-- Consequences to Shareholders if Both Proposals 1 and 2 are Approved."

SPECIAL RULES APPLICABLE TO NON-UNITED STATES SHAREHOLDERS

     For purposes of the following discussion, a non-U.S. shareholder is a holder of our shares who (for United States federal income tax purposes) is not
(1) a citizen or resident of the United States, (2) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (4) a trust of which a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all substantial decisions. The rules governing United States federal income taxation of distributions received by our non-U.S. shareholders are complex, and no attempt is made herein to provide more than a brief summary of these rules. Accordingly, the discussion does not address all aspects of United States federal income tax law and does not address state, local or foreign tax consequences that may be relevant to a non-U.S. shareholder in light of its particular circumstances. For a discussion of the consequences to non-U.S. shareholders of the liquidating trust, see "-- Consequences to Shareholders if Both Proposals 1 and 2 are Approved -- Consequences to Non-U.S. Shareholders."

     As noted above, distributions in complete liquidation are treated as payments in exchange for the shareholder's shares. A non-U.S. shareholder should not be subject to taxation on such distributions if we qualify as a "domestically- controlled REIT." A domestically-controlled REIT is a REIT in which at all times during the applicable testing period, which is generally five years preceding the date of the distribution, less than 50% of the value of the REIT's shares are held directly or indirectly by non-U.S. shareholders. We believe that we are a domestically-controlled REIT, but we cannot provide assurance that we will continue to be a domestically-controlled REIT in the future. Even if we are a domestically-controlled REIT, a non-U.S. shareholder will be subject to U.S. federal income tax on payments in exchange for its shares if the non-U.S. shareholder is a nonresident alien individual present in the United States for 183 or more days during the year of the distribution and certain other conditions apply or if the non-U.S. shareholder's investment in our shares is effectively connected with a U.S. trade or business, except that in the latter case, if an income tax treaty applies, such payments will not be subject to U.S. federal income tax unless the non-U.S. shareholder's investment is attributable to a U.S. permanent establishment of the non-U.S. shareholder. If we are not a domestically-controlled REIT, so long as our shares are publicly traded, a non-U.S. shareholder will be taxed on distributions paid in exchange for our shares only if the non-U.S. shareholder directly or indirectly owns, or has owned within the five year testing period, more than 5% of the total fair market value of our outstanding shares. If we are not a domestically-controlled REIT, or our shares are otherwise determined to be U.S. real property interests, we may be required to withhold taxes from the merger consideration paid to non-U.S. shareholders by reason of the withholding provisions of the Code.

BACKUP WITHHOLDING AND INFORMATION REPORTING CONSEQUENCES TO SHAREHOLDERS

     Generally, we must report to the Internal Revenue Service and to our shareholders the amount of distributions paid and treated as paid during each calendar year, and the amount of any tax withheld.

     Under certain circumstances, a U.S. shareholder may be subject to backup withholding at a 31% rate on distributions on, or proceeds of a sale of, our stock. Backup withholding will not apply if the shareholder is a corporation or other exempt entity or the shareholder furnishes a correct taxpayer identification number and certifies that the shareholder is not subject to backup withholding on Internal Revenue Service Form W-9, in the case of a U.S. person, or W-8BEN in the case of a non-U.S. shareholder, or an appropriate substitute form; or otherwise complies with applicable requirements of the backup withholding rules.

     Additional issues may arise pertaining to information reporting and backup withholding with respect to non-U.S. shareholders, and non-U.S. shareholders should consult their own advisors regarding the application and effect of the information reporting and backup withholding rules to them. For a discussion of the application of information reporting and withholding rules with regard to ownership by a non-U.S. shareholder of an interest in the liquidating trust, see "-- Consequences to Shareholders if Both Proposals 1 and 2 are
Approved -- Consequences to Shareholders of Liquidating Trust -- Consequences to Non-U.S. Shareholders."

STATE, LOCAL AND FOREIGN INCOME TAX

     Shareholders may also be subject to state or local taxes with respect to distributions received by them and with respect to the liquidating trust. In particular, a shareholder that is not a resident of California may be subject to California state income taxes on its portion of rents and gains from California property and possibly other income earned by the liquidating trust, and may be subject to California state withholding tax on its portion of that income. In certain circumstances, California state taxes may be creditable against a non-California shareholder's liability for taxes in another state, but the availability of such a credit will depend on the shareholder's specific situation. Each shareholder should consult its own tax advisor regarding state and local taxes, including the state and local tax consequences of owning an interest in the liquidating trust.

     THE ABOVE DISCUSSION OF FEDERAL INCOME TAX CONSIDERATIONS DOES NOT ATTEMPT TO COMMENT ON ALL TAX MATTERS THAT MAY AFFECT PACIFIC GULF PROPERTIES OR THE SHAREHOLDERS IN THE COURSE OF THE MERGER OR THE FORMATION AND FUNDING OF THE LIQUIDATING TRUST. THE DISCUSSION ALSO DOES NOT CONSIDER VARIOUS TAX RULES OR LIMITATIONS APPLICABLE TO PARTICULAR SHAREHOLDERS SUBJECT TO SPECIAL RULES, INCLUDING, WITHOUT LIMITATION, TAX EXEMPT ENTITIES (EXCEPT AS PROVIDED ABOVE), INSURANCE COMPANIES, FINANCIAL INSTITUTIONS OR DEALERS, FOREIGN SHAREHOLDERS (EXCEPT AS PROVIDED ABOVE), SHAREHOLDERS WHO OWN THEIR SHARES AS PART OF A HEDGE, STRADDLE OR OTHER RISK REDUCTION OR CONVERSION TRANSACTION AND SHAREHOLDERS WHO DO NOT OWN THEIR SHARES AS CAPITAL ASSETS. SHAREHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISERS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PROPOSAL, PARTICULARLY WITH RESPECT TO THE APPLICATION AND EFFECT OF TAX LAWS OF ANY STATE OR OTHER JURISDICTION IN WHICH THEY ARE SUBJECT TO TAX AND THE EFFECT OF TAX LAWS OTHER THAN INCOME TAX LAWS.

            INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     When considering the recommendation of our board of directors to approve the proposals submitted in this proxy statement, you should be aware that certain of our executives have interests in the proposed merger that are different from, or are in addition to, your interests.

     As noted above, it is a condition to FountainGlen's obligations to complete the merger that Glenn Carpenter, and one of Angela Wixted, Kimberly Solbakk or Curtis Miller (or a replacement reasonably approved by FountainGlen) enter into employment agreements with FountainGlen as of the consummation of the proposed merger.

     Pursuant to meeting such condition to FountainGlen's obligations, not only the requisite two, but all four of such executives have assured us in writing that, prior to the consummation of the proposed merger, they will each enter into an employment agreement with FountainGlen and become executive officers of FountainGlen.

     In addition, and as contemplated in each such employment agreement, all four of such executives have assured us in writing that, upon the consummation of the proposed merger, they will each:

     - enter into the proposed FountainGlen limited liability company agreement, or LLC Agreement and invest personal funds to make their respective capital contributions to FountainGlen in full, after which they will become FountainGlen members; and

     - enter into a registration rights agreement with FountainGlen and the other owners of FountainGlen.

     Pursuant to their respective employment agreements, these executives will also be eligible to participate in FountainGlen's Class D incentive plan, which is described below.

POST-MERGER OWNERSHIP OF LLC SHARES

     By entering into the LLC Agreement and investing personal funds to make their respective full capital contributions to FountainGlen, these executives will be admitted as members of FountainGlen and will hold the following number of Class B shares which, in each case, will represent the following percentage of the outstanding securities of FountainGlen:

                                                       NUMBER OF
                    EXECUTIVE                        CLASS B SHARES
                    ---------                      ------------------
Glenn Carpenter..................................  100,000       (1.3)%*
Angela Wixted....................................   25,000       (0.3)%
Kimberly Solbakk.................................   25,000       (0.3)%
Curtis Miller....................................   10,000       (0.1)%

---------------
* percentage takes into account the issuance of Class A Shares to the other owners of FountainGlen.

     Each Class B Share consists of a Class B-1 Share component (representing a capital interest) and a Class B-2 Share component (representing a profits interest). Whereas each holder of Class B-1 Shares is entitled to a share of distributions from FountainGlen generally on an equal basis with the holders of Class A Shares, each holder of Class B-2 Shares is entitled to a carried interest equal to a percentage of all distributions and redemption payments in excess of a 10% internal rate of return realized by holders of Class A Shares and Class B-1 Shares. The carried interest percentage varies from 0% to 18.5%, depending on the internal rate of return realized by the other owners of FountainGlen.

     The Class B Shares held by the executives may be subject to redemption pursuant to their respective employment agreements, which are described below.

EMPLOYMENT AGREEMENTS

     It is a condition of the closing of the proposed merger that Mr. Carpenter and one of Ms. Wixted, Ms. Solbakk and Mr. Miller (or a replacement reasonably approved by FountainGlen) enter into an employment agreement with FountainGlen. Each of the employment agreements, which are described below, contains non-competition and confidentiality covenants and provides that the executive will be eligible to participate in FountainGlen's employee benefit, equity incentive, medical, dental and other plans and problems, including the Class D incentive plan described below.

     Mr. Carpenter's employment agreement with FountainGlen will provide that he will serve as the chief executive officer of FountainGlen. The agreement will provide for an initial term of three years, which will be subject to automatic extension for an additional year unless a notice of termination is timely given by either party. If so extended, the employment term will be subject to a second automatic extension for an additional year unless a notice of termination is timely given by either party. Thereafter, the employment term will automatically renew for successive one-year extensions until a notice of termination is timely given by either party. The agreement will also provide for an annual base salary of $295,000, subject to review and increase by the compensation committee of
FountainGlen's board of directors, an annual bonus ranging from $          to
$          and an automobile allowance. If FountainGlen terminates Mr.
Carpenter's employment without cause or if Mr. Carpenter resigns for good reason, in each case as defined in the agreement, Mr. Carpenter would be entitled to, among other things, payment of his then-current base salary and continuation of all benefits under FountainGlen's employee benefit plans and programs for the remainder of the original employment term. In addition, Mr. Carpenter would have the option to cause FountainGlen to redeem his Class B Shares at a price determined in accordance with the agreement.

     The employment agreements for each of Ms. Wixted, Ms. Solbakk and Mr. Miller will be substantially identical to that of Mr. Carpenter, except:

     - Ms. Wixted will serve as FountainGlen's chief financial officer and secretary, Ms. Solbakk will serve as FountainGlen's Senior Vice President -- Operations and Mr. Miller will serve as FountainGlen's Senior Vice President -- Construction & Development;

     - the initial employment term will be two years, subject to automatic renewal for successive one-year extensions until a notice of termination is timely given by either party; and

     - Ms. Wixted and Ms. Solbakk will each receive an annual base salary of
       $135,000 and an annual bonus ranging from $          to $          and
       Mr. Miller will receive an annual base salary of $125,000 and an annual
       bonus ranging from $          to $          , in all cases subject to
       review by FountainGlen's chief executive officer and possible increase by the compensation committee of FountainGlen's board of directors.

REGISTRATION RIGHTS AGREEMENT

     After the consummation of the proposed merger, we expect each of Mr. Carpenter, Ms. Wixted, Ms. Solbakk and Mr. Miller to enter into a registration rights agreement with FountainGlen and the other owners of FountainGlen. This registration rights agreement applies only to certain FountainGlen securities known as registrable securities, as defined in the agreement. Subject to certain specified conditions, the registration rights agreement provides that these executives and the other owners of FountainGlen may request registration by FountainGlen of all or a portion of their registrable securities under the Securities Act of 1933, as amended. These registration rights include three demand registrations on Form S-1, Form S-11 or similar long-form registrations, unlimited demand registrations on Form S-2, Form S-3 or similar short-form registrations and unlimited piggyback registrations. Except for underwriting discounts or commissions, FountainGlen would generally bear all expenses associated with any registrations under the agreement. The registration rights expire when these executives and the other owners of FountainGlen are able to sell all of their registrable securities within a three-month period under Rule 144 promulgated under the Securities Act of 1933, as amended, or the market value of the remaining unsold registrable securities is less than $1,000,000.

CLASS D PLAN

     After the consummation of the proposed merger, we expect FountainGlen to adopt the Class D incentive plan for the benefit of its employees. The Class D incentive plan would create a pool of 200,000 FountainGlen Class D shares to provide equity-based incentives to certain FountainGlen employees. The plan is to be administered by the compensation committee of FountainGlen's board of directors, which has the authority to grant awards of Class D shares to eligible employees and set the terms and conditions determined by the compensation committee. The plan provides that all of a grantee's unvested Class D shares are to be forfeited upon the termination of the grantee's employment with FountainGlen, except in the event of a termination without cause or a resignation by the grantee for good reason, in which case all of the grantee's previously unvested Class D shares will be fully vested. In addition, all unvested Class D shares shall fully vest upon the occurrence of a qualified merger or a qualified initial public offering, in each case as defined in the LLC Agreement.

REPRESENTATION BY GIBSON, DUNN & CRUTCHER LLP

     In the course of its representation of Pacific Gulf in the transactions contemplated by the merger agreement, Gibson, Dunn & Crutcher LLP was asked to review and negotiate, on behalf of Mr. Carpenter, Ms. Wixted, Ms. Solbakk and Mr. Miller, the LLC Agreement, the employment agreements and other documents related to the formation and operation of FountainGlen. The Pacific Gulf Board, other than Mr. Carpenter, who abstained, unanimously approved Gibson, Dunn and Crutcher's work on behalf of Mr. Carpenter, Ms. Wixted, Ms. Solbakk and Mr. Miller after a full discussion of the potential conflict between the interests of such individuals and Pacific Gulf in this matter. Specifically, it was discussed that Gibson, Dunn and Crutcher's involvement on behalf of such individuals would allow Gibson, Dunn and Crutcher to closely monitor and report back to the Pacific Gulf Board any potential issues that may be adverse to Pacific Gulf or its shareholders. It was further noted that if future negotiations create the potential for financial benefits to such individuals (beyond those previously approved by the Pacific Gulf Board) at the possible expense of Pacific Gulf's shareholders, Gibson, Dunn and Crutcher would report them to the Pacific Gulf Board and might have to withdraw from participation on behalf of such individuals. No such withdrawal has occurred.

                                STOCK OWNERSHIP

SIGNIFICANT SHAREHOLDERS

     Except as set forth below, we know of no single person or group that is the beneficial owner of more than 5% of our common stock.

                                                                                 PERCENT OF
                                                                AMOUNT AND       BENEFICIAL
            NAME AND ADDRESS OF BENEFICIAL OWNER              NATURE OF CLASS    OWNERSHIP
            ------------------------------------              ---------------    ----------
Five Arrows Realty Securities L.L.C.(1).....................     2,763,116          10.6%
  1251 Avenue of the Americas
  44th Floor
  New York, NY 10020
Heitman/PRA Securities Advisors LLC(2)......................     1,625,755           6.2%
  180 North LaSalle Street, Suite 3600
  Chicago, Illinois 60601
Morgan Stanley Dean Witter & Co.(3).........................     1,550,154           5.9%
  1585 Broadway
  New York, NY 10036

---------------
(1) As holder of all of the outstanding shares of preferred stock, Five Arrows Realty Securities L.L.C. ("Five Arrows") maintained the contractual right to elect one director to the Board, and Five Arrows has previously elected Mr. James Quigley, 3rd as a Class II director. The shares of Class A Preferred Stock held by Five Arrows were converted into 2,763,116 shares of our common stock in December 2000. Pursuant to the Company's Charter, Five Arrows has the right to vote such shares at the Special Meeting.

(2) Information regarding ownership of common shares by Heitman/PRA is included in reliance upon information set forth in an Schedule 13G filed by Heitman PRA on February 8, 2001. Heitman/PRA has indicated in such Schedule 13G that all shares are owned by various investment advisory clients of Heitman/PRA and that Heitman/PRA is deemed to be the beneficial owner of such shares pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(3) Information regarding ownership of common shares by Morgan Stanley is included in reliance upon information set forth in an Amended Schedule 13G filed by Morgan Stanley on February 8, 2001. Morgan Stanley has indicated in such Schedule 13G that all shares are owned by various investment advisory clients of Morgan Stanley and that Morgan Stanley is deemed to be the beneficial owner of such shares pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

OFFICERS AND DIRECTORS

     The following table shows the amount of our common stock beneficially owned (unless otherwise indicated) by our directors, executive officers and directors and executive officers as a group. Except as otherwise indicated, all information is as of April 3, 2001.

                        COMMON SHARES BENEFICIALLY OWNED

                                                    AGGREGATE
                                                    NUMBER OF
                                                      SHARES         ACQUIRABLE
                                                   BENEFICIALLY      WITHIN 60     PERCENT OF
               BENEFICIAL OWNER(1)                   OWNED(2)         DAYS(3)        CLASS
               -------------------                 ------------      ----------    ----------
Glenn L. Carpenter...............................     550,389(4)            0         2.1%
Donald G. Herrman................................     321,076(5)            0         1.2
Angela M. Wixted.................................     158,417(6)            0           *
Kimberly G. Solbakk..............................     151,985(7)            0           *
Christine Garvey.................................      20,000           5,000           *

                                                    AGGREGATE
                                                    NUMBER OF
                                                      SHARES         ACQUIRABLE
                                                   BENEFICIALLY      WITHIN 60     PERCENT OF
               BENEFICIAL OWNER(1)                   OWNED(2)         DAYS(3)        CLASS
               -------------------                 ------------      ----------    ----------
Carl C. Gregory, III.............................      31,445           5,000           *
John F. Kooken...................................      41,800           5,000           *
Donald E. Lange..................................      22,000           5,000           *
Robert E. Morgan.................................      71,170           5,000           *
James E. Quigley, 3rd............................      24,600           5,000           *
Keith W. Renken..................................      34,000           5,000           *
All officers and directors as a group (11
  persons).......................................   1,426,882          35,000         5.5%

---------------
 *  Represents less than 1% of our outstanding common stock.

(1) The mailing address of this beneficial owner is c/o Pacific Gulf Properties Inc., 4220 Von Karman Avenue, Newport Beach, CA 92660.

(2) The number of shares shown includes shares that (i) are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority and (ii) could be purchased by the exercise of options exercisable as of April 3, 2001 or within 60 days thereafter under the Company's stock option plans.

(3) The number of shares listed sets forth the number of shares that each person may acquire pursuant to the exercise of options exercisable at April 3, 2001 or within 60 days thereafter.

(4)  Includes 5,781 shares allocated to Mr. Carpenter in the Company's Thrift
     Plan.

(5)  Includes 4,100 shares allocated to Mr. Herrman in the Company's Thrift
     Plan.

(6)  Includes 204 shares allocated to Ms. Wixted in the Company's Thrift Plan.

(7)  Includes 404 shares allocated to Ms. Solbakk in the Company's Thrift Plan.

                PROPOSALS FOR INCLUSION IN 2001 PROXY STATEMENT

     PACIFIC GULF WILL HAVE AN ANNUAL MEETING IN 2001 ONLY IF THE MERGER IS NOT COMPLETED. As disclosed in Pacific Gulf's proxy materials for the 2000 Pacific Gulf annual meeting, shareholder proposals to be considered for inclusion in the proxy material for the 2001 annual meeting must have been received by Pacific Gulf at our principal executive offices by December 18, 2000 in order to be eligible to be considered at the 2001 annual meeting of shareholders.

                                 OTHER MATTERS

     We are not aware of any business or matter other than those indicated above which may properly be presented at the special meeting. If, however, any other matter properly comes before the special meeting, the proxy holders will, in their discretion, vote thereon in accordance with their best judgment.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the SEC under the Securities Exchange Act. You may read and copy this information at the following public reference rooms of the SEC:

       WASHINGTON, D.C.               NEW YORK, NEW YORK           LOS ANGELES, CALIFORNIA
    450 Fifth Street, N.W.           7 World Trade Center          5670 Wilshire Boulevard
          Room 1024                       Suite 1300                      11th floor
    Washington, D.C. 20549            New York, NY 10048            Los Angeles, CA 90036

     You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at (800) SEC-0330.

     The SEC also maintains an Internet web site that contains reports, proxy statements and other information about issuers like Pacific Gulf, which file electronically with the SEC. The address of that site is http://www.sec.gov.

     The SEC allows us to "incorporate by reference" information into this proxy statement, which means that important information may be disclosed to you by referring you to another document filed separately with the SEC. The information of Pacific Gulf incorporated by reference is deemed to be part of this proxy statement, except for information superseded by information in, or incorporated by reference in, this proxy statement. This proxy statement incorporates by reference the documents set forth below that have been previously filed with the SEC. The following documents contain important information about us and our financial condition and operating results and are hereby incorporated by reference:

     - Current Report on Form 8-K dated November 22, 2000;


     - Annual Report on Form 10-K for the year ended December 31, 2000;



     - Current Report on Form 8-K dated March 1, 2001; and



     - Current Report on Form 8-K dated March 14, 2001.


     We are also incorporating by reference additional documents that we may file with the SEC under the Exchange Act between the date of this proxy statement and the date of our special meeting of shareholders.

     You may have been sent some of the documents incorporated by reference, but you can obtain any of them through the SEC or Pacific Gulf. A copy of any and all of the information that has been incorporated by reference is available from Pacific Gulf, excluding any exhibits which are not specifically incorporated by reference as exhibits to this proxy statement, without charge to each person to whom a proxy statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, at the following address:

                   Pacific Gulf Properties Inc.
                   4220 Von Karman, Second Floor
                   Newport Beach, California 92660-2002
                   (949) 223-5000
                   Attention: Secretary

     If you would like to request documents from Pacific Gulf, please do so immediately to receive them before the special meeting.

     You should rely only on the information in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

                                          By Order of the Board of Directors

                                          DONALD G. HERRMAN
                                          Executive Vice President
                                          Chief Financial Officer and Secretary

               , 2001

                                                                       EXHIBIT A
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                          FOUNTAINGLEN PROPERTIES LLC

                                      AND

                          PACIFIC GULF PROPERTIES INC.

                           DATED AS OF MARCH 1, 2001

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                           PAGES
                                                                           -----
ARTICLE 1    THE MERGER..................................................   A-1
      1.1    The Merger..................................................   A-1
      1.2    The Closing.................................................   A-1
      1.3    Effective Time..............................................   A-2

ARTICLE 2    CERTIFICATE AND LIMITED LIABILITY COMPANY AGREEMENT OF THE
             SURVIVING ENTITY............................................   A-2
      2.1    Certificate of Formation and Limited Liability Company
             Agreement...................................................   A-2

ARTICLE 3    DIRECTORS AND OFFICERS OF THE SURVIVING ENTITY..............   A-2
      3.1    Directors...................................................   A-2
      3.2    Officers....................................................   A-2

ARTICLE 4    COMPANY STOCK...............................................   A-2
      4.1    Conversion of Company Stock.................................   A-2
      4.2    Calculation of Net Working Capital..........................   A-4
      4.3    Post-Closing Adjustments....................................   A-5
      4.4    Surrender of Certificates Representing Company Common
             Stock.......................................................   A-6
      4.5    No Effect on Outstanding Membership Interests in Surviving
             Entity......................................................   A-7

ARTICLE 5    REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............   A-7
      5.1    Existence; Good Standing; Compliance With Law...............   A-7
      5.2    Authorization, Validity and Effect of Agreements;
             Dissenter's Rights..........................................   A-7
      5.3    Capitalization..............................................   A-8
      5.4    Subsidiaries................................................   A-8
      5.5    No Violation................................................   A-9
      5.6    SEC Documents...............................................   A-9
      5.7    Litigation and Proceedings..................................  A-10
      5.8    Absence of Certain Changes; Undisclosed Liabilities.........  A-10
      5.9    Taxes.......................................................  A-10
      5.10   Books and Records...........................................  A-12
      5.11   Properties..................................................  A-12
      5.12   Leases......................................................  A-15
      5.13   Development Rights..........................................  A-15
      5.14   Environmental Matters.......................................  A-16
      5.15   Employee Benefit Plans......................................  A-16
      5.16   Labor Matters...............................................  A-17
      5.17   No Brokers..................................................  A-17
      5.18   Opinion of Financial Advisor................................  A-17
      5.19   Contracts and Commitments...................................  A-17
      5.20   Investment Company Act of 1940..............................  A-18
      5.21   Certain Payments Resulting From Transactions................  A-18
      5.22   State Takeover Statutes.....................................  A-18
      5.23   Rights Plan.................................................  A-18
      5.24   Insurance...................................................  A-18
      5.25   Intellectual Property.......................................  A-18
      5.26   Liquidating Trust...........................................  A-19

ARTICLE 6    REPRESENTATIONS AND WARRANTIES OF BUYER.....................  A-19
      6.1    Existence; Good Standing; Authority; Compliance With Law....  A-19

                                                                           PAGES
                                                                           -----
      6.2    Authorization, Validity and Effect of Agreements............  A-19
      6.3    No Violation................................................  A-19
      6.4    Litigation..................................................  A-20
      6.5    No Brokers..................................................  A-20
      6.6    Financing...................................................  A-20

ARTICLE 7    COVENANTS...................................................  A-20
      7.1    Solicitation; Negotiations..................................  A-20
      7.2    Conduct of Businesses.......................................  A-21
      7.3    Proxy Statement, Meeting of Shareholders....................  A-23
      7.4    Commercially Reasonable Efforts; Filings; Other Action......  A-24
      7.5    Access to Information; Confidentiality......................  A-25
      7.6    Publicity...................................................  A-25
      7.7    Expenses....................................................  A-25
      7.8    Indemnification.............................................  A-25
      7.9    Employees...................................................  A-26
      7.10   Notification................................................  A-26
      7.11   Tax Treatment...............................................  A-26
      7.12   Loans.......................................................  A-26
      7.13   Interests in Subsidiaries...................................  A-26
      7.14   Directors and Officers......................................  A-26
      7.15   The Formation and Operation of the Liquidating Trust........  A-26
      7.16   Company Auditor Comfort Letter..............................  A-27
      7.17   Transfer and Gains Taxes; Stockholder Demand Letters........  A-27
      7.18   Proposed Insurance Policies.................................  A-27

ARTICLE 8    CONDITIONS..................................................  A-28
      8.1    Conditions to Each Party's Obligation to Effect the
             Merger......................................................  A-28
      8.2    Conditions to Obligations of the Company to Effect the
             Merger......................................................  A-28
      8.3    Conditions to Obligation of Buyer to Effect the Merger......  A-29

ARTICLE 9    TERMINATION.................................................  A-30
      9.1    Termination by Mutual Consent...............................  A-30
      9.2    Termination by Either Buyer or the Company..................  A-30
      9.3    Termination by the Company..................................  A-30
      9.4    Termination by Buyer........................................  A-31
      9.5    Additional Termination Provisions...........................  A-31
      9.6    Certain Fees Upon Termination and Abandonment...............  A-31
      9.7    Extension; Waiver...........................................  A-32

ARTICLE 10   GENERAL PROVISIONS..........................................  A-32
     10.1    Nonsurvival of Representations, Warranties and Agreements...  A-32
     10.2    Notices.....................................................  A-32
     10.3    Assignment; Binding Effect; Benefit.........................  A-33
     10.4    Entire Agreement............................................  A-33
     10.5    Amendment...................................................  A-33
     10.6    Governing Law...............................................  A-33
     10.7    Counterparts................................................  A-34
     10.8    Headings....................................................  A-34
     10.9    Interpretation..............................................  A-34
     10.10   Extension; Waiver...........................................  A-34

                                                                           PAGES
                                                                           -----
     10.11   Incorporation...............................................  A-34
     10.12   Severability................................................  A-34
     10.13   Enforcement of Agreement....................................  A-34
     10.14   Definitions.................................................  A-34

                                    EXHIBITS

Exhibit A            Assets to be Transferred to Liquidating Trust
Exhibit B            Employees
Exhibit C            Loans to be Repaid by Buyer
Exhibit D            Form of Liquidating Trust Agreement
Exhibit 4.1(a)(ii)   Sample Net Equity Calculation
Exhibit 4.1(a)(iii)  Sample Net Deposits Calculation
Exhibit 4.1(a)(iv)   Development Budgets
Exhibit 4.2          Sample Net Working Capital Calculation

                                 DEFINED TERMS

Accepted Policies...............Section 7.18(d)
Acquisition Proposal.............Section 7.1(a)
Affiliate.........................Section 10.14
Agreement..............................Preamble
Applicable Law....................Section 10.14
best knowledge....................Section 10.14
Board............................Section 5.2(a)
business day........................Section 1.2
Buyer Disclosure Letter...............Article 6
Buyer Material Adverse Effect.......Section 6.1
Buyer..................................Preamble
Cash Consideration............Section 4.1(a)(i)
Certificate......................Section 4.1(a)
Chevron Indemnity...............Section 5.11(o)
Closing Budget...............Section 4.1(a)(iv)
Closing Date........................Section 1.2
Closing.............................Section 1.2
Code..............................Section 10.14
Comfort Letter.....................Section 7.16
Commitments.....................Section 5.19(a)
Company Benefit Plans..............Section 5.15
Company Common Stock.............Section 4.1(a)
Company Development
  Properties....................Section 5.13(a)
Company Disclosure Letter.............Article 5
Company Material Adverse
  Effect.........................Section 5.1(a)
Company Personal Property.......Section 5.11(h)
Company................................Preamble
Company Preferred Stock.............Section 5.3
Company Properties..............Section 5.11(a)
Company Reports.....................Section 5.6
Company Shareholder Approval.....Section 5.2(a)
Company Stock Option Plan........Section 4.1(d)
Company Stock Option.............Section 4.1(d)
Company Subsidiaries.............Section 5.4(a)
Confidentiality Agreement...........Section 7.5
Construction Contracts..........Section 5.13(b)
Converted Option Shares..........Section 4.1(d)
Debts...........................Section 5.11(k)
Deposit Differential........Section 4.1(a)(iii)
Deposit Target..............Section 4.1(a)(iii)
Design and Entitlement
  Documents.....................Section 5.13(d)
Development Budget
  Adjustment.................Section 4.1(a)(iv)
Development Budgets..........Section 4.1(a)(iv)
Disputed Amounts.............Section 4.1(a)(iv)
Distribution Date..................Section 5.23
DLLCA...............................Section 1.1
Effective Time......................Section 1.3
Employee Arrangements..............Section 5.21
Equity Differential..........Section 4.1(a)(ii)
Equity Target................Section 4.1(a)(ii)
ERISA..............................Section 5.15
Exchange Act.....................Section 5.5(b)
Excluded Shares..................Section 4.1(a)
Final Date..........................Section 9.2
Governmental Entity...............Section 10.14
Indemnified Parties..............Section 7.8(a)
Insurance Date..................Section 7.18(a)
Insurance Policies.................Section 5.24
Insurance Policy...................Section 5.24
Intellectual Property Rights....Section 5.25(a)
IRS..............................Section 5.9(a)
knowledge.........................Section 10.14
Leases..........................Section 5.12(a)
Liens............................Section 5.4(b)
Liquidating Trust......................Preamble
Litigation Deductible...........Section 7.18(a)
Loan Documents..................Section 5.11(a)
Long-Term Indebtedness............Section 10.14
Maintenance Contracts...........Section 5.11(d)
Maryland Courts....................Section 10.6
Meeting..........................Section 7.3(c)
Merger Consideration.............Section 4.1(a)
Merger..............................Section 1.1
MGCL................................Section 1.1
MSDW...............................Section 5.17
Net Deposits................Section 4.1(a)(iii)
Net Equity...................Section 4.1(a)(ii)
Net Working Capital..............Section 4.2(a)

NYSE.............................Section 5.2(b)
Paying Agent.....................Section 4.4(a)
Permitted Exceptions............Section 5.11(a)
Post-Signing Purchase
  Agreement......................Section 7.2(c)
Proposed Policies...............Section 7.18(d)
Proxy Statement..................Section 5.5(b)
Purchase Agreement..............Section 5.11(p)
Purchase Price...................Section 4.1(a)
REIT.............................Section 5.9(b)
Rights Plan........................Section 5.23
SDAT................................Section 1.3
SEC..............................Section 5.5(b)
Securities Act......................Section 5.3
Securities Laws.....................Section 5.6
Superior Proposal................Section 7.1(c)
Surviving Entity....................Section 1.1
Tax Authority....................Section 5.9(a)
Tax Return.......................Section 5.9(a)
Tax Returns......................Section 5.9(a)
Tax..............................Section 5.9(a)
Taxes............................Section 5.9(a)
Third Party Provisions.............Section 10.3
Voting Debt.........................Section 5.3
Working Capital Calculation......Section 4.2(c)

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of March 1, 2001, by and between FountainGlen Properties LLC, a Delaware limited liability company ("Buyer"), and Pacific Gulf Properties Inc., a Maryland corporation (the "Company").

                                    RECITALS

     WHEREAS, the Boards of Directors of the Company and the Buyer have determined that it is in the best interests of their respective companies and shareholders or members for Buyer to merge with and into the Company, and accordingly have agreed to effect the Merger (as defined in Section 1.1) provided for herein upon the terms and subject to the conditions set forth herein;

     WHEREAS, the Company is currently in the process of liquidating its assets, and prior to the date hereof has completed the sale of the majority of its industrial properties portfolio and multifamily properties portfolio to other purchasers and has agreed to transfer, prior to the Closing, any remaining portions of such portfolios to the liquidating trust described herein (the "Liquidating Trust");

     WHEREAS, Buyer and the Company desire to make certain representations, warranties and agreements in connection with the Merger;

     WHEREAS, certain officers of the Company have entered into Voting Agreements and Irrevocable Proxies with Buyer providing that such officers will vote or cause all shares of the Company's capital stock beneficially owned by them to be voted in favor of the Merger;

     WHEREAS, The Prudential Real Estate Companies Fund I, L.P., an affiliate of Buyer, has delivered a commitment letter to the Company;

     WHEREAS, the Merger shall be treated, for federal income tax purposes, as if the Company sold all of its assets held at the Effective Time (as defined in Section 1.3) to Buyer in exchange for the Purchase Price (as defined in Section 4.1) and the assumption of liabilities of the Company and the Company Subsidiaries (as defined in Section 5.4(a)), to the extent such liabilities are taken into account in determining the purchase price of the Company's assets for income tax purposes, and distributed the Purchase Price to the Company's shareholders in complete liquidation of the Company.

     NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                                   THE MERGER

     1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, the Company shall be merged with and into Buyer in accordance with this Agreement and the separate corporate existence of the Company shall thereupon cease (the "Merger"). Buyer shall be the surviving entity in the Merger (sometimes hereinafter referred to as the "Surviving Entity"). The Merger shall have the effects specified in Section 3-114 of the Maryland General Corporation Law (the "MGCL") and Section 18-209 of the Delaware Limited Liability Company Act (the "DLLCA").

     1.2 The Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place (a) at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York, at 9:00 a.m., local time, on the fifth business day immediately following the day on which the last to be fulfilled or waived of the conditions set forth in Article 8 shall be fulfilled or waived in accordance herewith (it being agreed that all such conditions shall remain fulfilled or waived as of the Closing, including the condition set forth in Section 8.3(m), which must be satisfied as of the Closing) or (b) at such other time, date or place as Buyer and the Company may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date." As used herein, "business day" shall mean a day on which banks are not required or authorized to close in The City of New York.

     1.3  Effective Time. If all the conditions to the Merger set forth in
Article 8 shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated as provided in Article 9, the parties hereto shall cause Articles of Merger meeting the requirements of the MGCL to be properly executed, verified and delivered for filing in accordance with the MGCL and cause a Certificate of Merger meeting the requirements of the DLLCA to be properly executed, verified and delivered for filing in accordance with the DLLCA on the Closing Date. The Merger shall become effective upon the later of the acceptance for record of the Articles of Merger by the State Department of Assessments and Taxation of Maryland (the "SDAT") in accordance with the MGCL, the filing in the office of the Delaware Secretary of State of the Certificate of Merger in accordance with the DLLCA, or at such later time which the parties hereto shall have agreed upon and designated in the Articles of Merger and Certificate of Merger in accordance with the MGCL and the DLLCA as the effective time of the Merger (the "Effective Time").

                                   ARTICLE 2

  CERTIFICATE AND LIMITED LIABILITY COMPANY AGREEMENT OF THE SURVIVING ENTITY

     2.1 Certificate of Formation and Limited Liability Company Agreement. The certificate of formation and limited liability company agreement of Buyer in effect immediately prior to the Effective Time shall be the certificate of formation and limited liability company agreement of the Surviving Entity following the Effective Time, until duly amended in accordance with its terms and applicable law.

                                   ARTICLE 3

                 DIRECTORS AND OFFICERS OF THE SURVIVING ENTITY

     3.1 Directors. The directors of Buyer immediately prior to the Effective Time shall be the directors of the Surviving Entity as of the Effective Time.

     3.2 Officers. The officers of Buyer immediately prior to the Effective Time shall be the officers of the Surviving Entity as of the Effective Time.

                                   ARTICLE 4

                                 COMPANY STOCK

     4.1  Conversion of Company Stock.

     (a) At the Effective Time, each share of common stock, par value $.01 per share, of the Company (the "Company Common Stock"), issued and outstanding immediately prior to the Effective Time (other than (i) Company Common Stock held by Buyer or any Company Subsidiary or Affiliate of Buyer and (ii) Company Common Stock held in the Company's treasury (collectively, the "Excluded Shares")) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive, upon surrender of the certificate formerly representing such share (a "Certificate") in accordance with Section 4.2, a cash payment equal to the quotient that results when (x) the Cash Consideration (as defined below) as adjusted pursuant to Section 4.3 (as so adjusted, the "Purchase Price"), is divided by (y) the sum of the total number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time, other than the Excluded Shares, plus the number of Converted Option Shares (as hereinafter defined) (such quotient being the "Merger Consideration"). For the purposes of this Section 4.1(a), the following terms have the meanings set forth below:

          (i) "Cash Consideration" shall mean the sum of (i) Seventy-Eight Million Two Hundred Eighty Thousand Five Hundred Eighty-Six Dollars ($78,280,586), (ii) the Equity Differential, (iii) the Deposit Differential and (iv) less the Development Budget Adjustment.

          (ii) "Equity Differential" shall mean the amount by which the Company's capitalized costs with respect to the Company Development Properties (as defined herein) and any properties under development by the Company that are acquired between the date hereof and the Effective Time, less any construction loan indebtedness and accrued retentions payable (in each case as determined in accordance with GAAP on the accrual basis of accounting and in accordance with the Company's past practices), calculated as of the Closing Date (the "Net Equity"), varies from Thirty Four Million Six Hundred Seventy-Three Thousand and Five Dollars ($34,673,005) (the "Equity Target"). Exhibit 4.1(a)(ii) sets forth a sample calculation of Net Equity as of January 31, 2001 for reference purposes only. Net Equity shall be determined in a manner consistent with such Exhibit 4.1(a)(ii). If the Net Equity as so calculated exceeds the Equity Target, then the Equity Differential shall be a positive number. If the Net Equity as so calculated is less than the Equity Target, then the Equity Differential shall be a negative number.

          (iii) "Deposit Differential" shall mean the amount by which the Company's deposits and capitalized pre-development costs with respect to the properties under contract for purchase by the Company immediately prior to the Effective Time (in each case as determined in accordance with GAAP on the accrual basis of accounting and in accordance with the Company's past practices), calculated as of the Closing Date (the "Net Deposits"), varies from One Million Dollars ($1,000,000) (the "Deposit Target").
     Exhibit 4.1(a)(iii) sets forth a sample calculation of Net Deposits as of January 31, 2001 for reference purposes only. Net Deposits shall be determined in a manner consistent with such Exhibit 4.1(a)(iii). In calculating Net Deposits, the maximum aggregate amount of nonrefundable deposits and capitalized pre-development costs to be included in such calculation shall be Five Hundred Thousand Dollars ($500,000). If the Net Deposits as so calculated exceeds the Deposit Target, then the Deposit Differential shall be a positive number. If the Net Deposits as so calculated is less than the Deposit Target, then the Deposit Differential shall be a negative number.

          (iv) "Development Budget Adjustment" shall be determined as follows: no earlier than two (2) business days prior to the Closing Date, the Company shall provide the Buyer with its budget, prepared in good faith, for the aggregate development costs of the Company Development Properties (the "Closing Budget"). If the aggregate development costs reflected on such Closing Budget exceeds, by greater than five percent (5%), the aggregate development costs reflected on the development budgets attached hereto as Exhibit 4.1(a)(v) (the "Development Budgets"), then the amount of such excess over such five percent (5%) shall be the Development Budget Adjustment. If the aggregate development costs reflected on such Closing Budget does not exceed, by greater than five percent (5%), the aggregate development costs reflected on the budget delivered by the Company to the Buyer prior to the date hereof, then the Development Budget Adjustment shall be zero.

          The Equity Differential and the Deposit Differential shall be determined as of two (2) business days prior to the Closing Date. On such date, the Company shall provide the Buyer with its determination of the Equity Differential and the Deposit Differential. The Buyer and its representatives shall have the right to review and examine all supporting documentation used by the Company in the determination of the Equity Differential and the Deposit Differential. If the Company and the Buyer shall not have agreed to either or both of the Equity Differential and/or the Deposit Differential prior to the Closing Date, then any such disputed amounts (the "Disputed Amounts") shall be deemed to be zero as of the Closing Date, and within thirty (30) days after the Closing Date, Ernst & Young LLP will prepare and present to the Liquidating Trust and the Surviving Entity a calculation of the Disputed Amounts as of two (2) business days prior to the Closing Date. Such calculations shall be binding upon the parties to this Agreement. The fees and disbursements of Ernst & Young LLP incurred in the preparation of such calculations shall be paid equally by the Liquidating Trust and the Surviving Entity.

     (b) As a result of the Merger and without any action on the part of the holder thereof, all shares of Company Common Stock shall cease to be outstanding and shall be cancelled and retired and shall cease to exist, and each holder of a Certificate representing any shares of Company Common Stock shall thereafter cease to have any rights with respect to such shares of Company Common Stock, except the right to receive, without interest, the Merger Consideration in accordance with this Article 4 hereto upon the surrender of such Certificate.

     (c) Each Excluded Share shall, by virtue of the Merger, cease to be outstanding and shall be cancelled and retired and shall cease to exist without payment of any consideration therefor.

     (d) Each option (a "Company Stock Option") to purchase shares of Company Common Stock granted under the stock option agreements and under the Company's 1993 Share Option Plan (the "Company Stock Option Plan") as set forth on Section 4.1(d) of the Company Disclosure Letter (as hereinafter defined) that is vested and outstanding immediately prior to the Effective Time shall be satisfied and cancelled, at the Effective Time, and, in the case of each such satisfied and cancelled Company Stock Option, each holder thereof shall be entitled to receive from Buyer and Buyer shall deliver or shall cause to be delivered to such holder (subject to any withholding required by law), as soon as practicable but in no event later than ten business days following the Effective Time the amount calculated pursuant to Section 4.1(a) for the number of shares of Company Common Stock calculated using the following formula:

          Y(A - B)
X     =   --------
             A

    Where    X   =   the number of shares of Company Common Stock for which the optionholder will be entitled to receive the Merger
                     Consideration (collectively for all optionholders, the
                     "Converted Option Shares").

             Y   =   the number of shares of Company Common Stock subject to such
                     Company Stock Option.


             A   =   the Merger Consideration.


             B   =   the per share exercise price of such Company Stock Option.

     (e) Prior to the Effective Time, the Company shall make any amendments to the terms of the Company Stock Option Plan or any award granted thereunder that are necessary to give effect to the transactions contemplated by Section 4.1(d) and shall take all necessary steps so that all outstanding Company Stock Options are cancelled as of the Effective Time. Notwithstanding any other provision of
Section 4.1(d), delivery of the Merger Consideration may be withheld in respect of any option or award contemplated by Section 4.1(d) until any necessary consents are obtained.

     4.2  Calculation of Net Working Capital.

     (a) As used herein, "Net Working Capital" means, as of the Closing Date, on the accrual basis of accounting and in all cases after giving effect to the contemplated transfer of assets to the Liquidating Trust and without giving effect to the Closing of the Merger or the payment of the Merger Consideration (subject to including the items under Section 4.2(a)(B)), the amount by which
(a) the current assets of the Company and the Company Subsidiaries on such date are greater than (b) the current liabilities. Exhibit 4.2 attached hereto sets forth a current listing of the Company's categories or accounts of assets and liabilities and indicates which of such accounts are to be used, and the manner in which such accounts are to be treated, for the determination of Net Working Capital. In furtherance of the foregoing, for purposes of the determination of Net Working Capital, the parties agree as follows:

     (A) current liabilities shall not include:

             (i) Long-Term Indebtedness (as defined in Article 10 hereof) other than any amounts of Long-Term Indebtedness in excess of Forty-Two Million Nine Hundred Eighty-Seven Thousand Four Hundred and Six Dollars ($42,987,406), which excess shall be included as a current liability;

             (ii) any current liability that, under Section 4.1(a), is included for purposes of determination of the Equity Differential or the Deposit Differential; and

             (iii) payables to Affiliates of the Company or any Company Subsidiary;

          (B) current liabilities will include any unpaid costs and expenses of the Company related to (i) the transactions contemplated by this Agreement,
     (ii) the formation of the Liquidating Trust and (iii) the prior sales of the Company's industrial properties portfolio and multifamily properties portfolio of the Company and the Company Subsidiaries on such date, in each such case using practices and procedures consistent with the preparation of the financial statements included in the Company Reports (as defined below). Such costs and expenses shall include, without limitation, the following items to the extent incurred by the Company: transfer taxes; capital gains taxes; the unpaid costs of the director and officer indemnification insurance policies described in Section 7.8(b); provided that, as set forth in Section 7.8(b), the Buyer shall pay $86,000 towards such policies and such amount will therefore not be considered a liability of the Company; the Litigation Deductible (whether or not incurred by the Company, and which amount may be adjusted pursuant to the provisions of
     Section 7.18(c)); financing fees and other third party consent fees and penalties, financial advisory fees and fees of the Company's auditors other than those set forth in Sections 4.1(a) and 4.2(c) hereof; the Company's legal fees and expenses, environmental, engineering and other due diligence fees and expenses incurred by the Company in connection with the transactions, the costs of preparing the Proxy Statement and soliciting proxy votes, and other fees and expenses incurred by the Company and normally paid by the acquired entity in transactions of this type;

          (C) current assets will not include:

             (i) any current asset that, under Section 4.1(a), is included for purposes of determination of the Equity Differential or the Deposit Differential; and

             (ii) receivables from Affiliates of the Company or any Company Subsidiary.

     (b) Within two (2) business days prior to the Closing Date, the Company will deliver to Buyer an estimate, prepared in good faith, of the Net Working Capital the Company estimates for the Closing Date. The Company shall, and shall cause the Liquidating Trust to, use their respective commercially reasonable efforts to cause the Net Working Capital to equal at least One Million Dollars ($1,000,000) at the Effective Time.

     (c) Within thirty (30) days after the Closing Date, Ernst & Young LLP will prepare and present to the Liquidating Trust and the Surviving Entity a calculation of the Net Working Capital (the "Working Capital Calculation"). The Working Capital Calculation shall be binding upon the parties to this Agreement. The fees and disbursements of Ernst & Young LLP incurred in the preparation of the Working Capital Calculation shall be paid equally by the Liquidating Trust and the Surviving Entity.

     4.3  Post-Closing Adjustments.

     (a) If the Net Working Capital as set forth in the Working Capital Calculation is less than One Million Dollars ($1,000,000), then within five (5) days after the final determination of the Working Capital Calculation, the Liquidating Trust shall pay to Buyer an amount equal to such difference in cash in immediately available funds by wire transfer to a bank account designated in writing by Buyer prior to the due date thereof.

     (b) If, pursuant to Section 4.1(a), there exist any Disputed Amounts at Closing, then, within five (5) days after the final determination of such Disputed Amounts,

          (i) if the Disputed Amounts would have, if determined prior to Closing, resulted in a decrease to Cash Consideration, then the Liquidating Trust shall pay to Buyer an amount equal to the net of the final determination of such Disputed Amounts in immediately available funds by wire transfer to a bank account designated in writing by Buyer prior to the due date thereof; and

          (ii) if the Disputed Amounts would have, if determined prior to Closing, resulted in an increase to Cash Consideration, the Surviving Entity shall pay to the Liquidating Trust an amount equal to the net of the final determination of such Disputed Amounts in immediately available funds by wire transfer to a bank account designated in writing by the Liquidating Trust prior to the due date thereof.

     4.4  Surrender of Certificates Representing Company Common Stock.

     (a) As of the Effective Time, Buyer shall deposit, or shall cause to be deposited, with a paying agent selected by Buyer and reasonably satisfactory to the Company (the "Paying Agent"), for the benefit of the holders of shares of Company Common Stock, in accordance with this Article 4, cash representing the Purchase Price to be allocated pursuant to Section 4.1 and paid pursuant to this
Section 4.4 in cancellation of outstanding shares of Company Common Stock.

     (b) Promptly after the Effective Time, Buyer shall cause the Paying Agent to mail to each holder of record of a Certificate or Certificates (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent, and shall be in such form and have such other provisions as Buyer may reasonably specify and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a check representing the Merger Consideration and unpaid dividends and distributions, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article 4, after giving effect to any required withholding tax, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the Merger Consideration and unpaid dividends and distributions, if any, payable to holders of Certificates. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, the Merger Consideration may be issued to such a transferee if the Certificate representing shares of such Company Common Stock is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

     (c) At and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Entity, they shall be cancelled and exchanged for cash in the amount of the Merger Consideration and unpaid dividends and distributions deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Article 4.

     (d) Any portion of the Merger Consideration held by the Paying Agent and the proceeds of any investments thereof that remains unclaimed by the former shareholders of the Company one year after the Effective Time shall be delivered to the Surviving Entity. Any former shareholders of the Company who have not theretofore complied with this Article 4 shall thereafter look only to the Surviving Entity for payment of the Merger Consideration deliverable in respect of each share of Company Common Stock such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

     (e) None of Buyer, the Company, the Paying Agent or any other person shall be liable to any former holder of shares of Company Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (f) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Entity, the posting by such person of a bond in such reasonable amount as the Surviving Entity may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent or the Surviving Entity will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

     (g) The Surviving Entity or the Paying Agent shall be entitled to deduct and withhold from the Merger Consideration and any other amounts otherwise payable pursuant to this Agreement to any holder of a Certificate, if any, such amount that the Surviving Entity or the Paying Agent determine they are required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign Tax law. To the extent that amounts are so withheld by the Surviving Entity or the Paying

Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Certificate in respect of which such deduction and withholding was made by the Surviving Entity or the Paying Agent.

     4.5 No Effect on Outstanding Membership Interests in Surviving Entity. At the Effective Time, each of the then outstanding membership interests in the Surviving Entity will by unaffected by the Merger and remain as outstanding membership interests, continuing to be held by the holders thereof.

                                   ARTICLE 5

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth in the disclosure letter delivered at or prior to the execution hereof to Buyer, which shall refer to the relevant Sections of this Agreement (the "Company Disclosure Letter"), the Company represents and warrants to Buyer as follows:

     5.1  Existence; Good Standing; Compliance With Law.

     (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Maryland. The Company is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, assets, results of operations or condition (financial or otherwise) of the Company (a "Company Material Adverse Effect"). The Company has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted.

     (b) The Company is in compliance, in all material respects, with the order of any court, Governmental Entity, or any Applicable Law to which the Company or any of its properties or assets is subject. The Company has obtained all material licenses, permits and other authorizations and has taken all actions required by Applicable Law in connection with its business as now conducted. The Company is in compliance, in all material respects, with the terms of such licenses, permits and authorizations. True and correct copies of the Company's articles of incorporation and bylaws have been previously delivered or made available to Buyer.

     5.2  Authorization, Validity and Effect of Agreements; Dissenter's Rights.

     (a) The Company has the requisite corporate power and authority to enter into the transactions contemplated hereby and to execute and deliver this Agreement. Subject only to the approval of this Agreement and the transactions contemplated hereby (including the Merger) by the affirmative vote of holders of a majority of the outstanding shares of Company Common Stock (such vote, the "Company Shareholder Approval"), the consummation by the Company of the Merger and the other transactions contemplated by this Agreement has been duly authorized by all requisite corporate action on the part of the Company (including approval by the Company's Board of Directors (the "Board") of (i) such transactions, (ii) the holding of a meeting of shareholders with respect to the Company Shareholder Approval, and (iii) its recommendation, as of the date hereof, that the Company's shareholders approve the Merger). The Company Shareholder Approval is the only vote required of holders of the Company's capital stock in connection with the Merger and the other transactions contemplated hereby. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

     (b) So long as the Company's Common Stock is listed for trading on the New York Stock Exchange (the "NYSE"), no dissenters' or appraisal rights shall be available with respect to the Merger or the transactions contemplated by this Agreement.

     (c) The Liquidating Trust Agreement is a valid and binding agreement, and after the Effective Time, the Surviving Entity may enforce the terms of the Liquidating Trust Agreement, as a third party beneficiary, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

     5.3 Capitalization. The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock and 10,000,000 shares of preferred stock, par value $.01 per share (the "Company Preferred Stock"). As of the date hereof, there were 26,082,506 shares of Company Common Stock issued and outstanding and no shares of Company Preferred Stock issued and outstanding. As of the date hereof, there were outstanding options to purchase an aggregate of 35,000 shares of Company Common Stock, all of which were issued under the Company Stock Option Plan and all of which shall be cancelled or exercised no later than the Effective Time. There are no other plans for the issuance of options to purchase Company Common Stock. The Company has no outstanding bonds, debentures, notes or other obligations (the "Voting Debt") the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of the Company on any matter. Except for the Company Stock Options and except as set forth in Section
5.3 of the Company Disclosure Letter, there are no issued and outstanding or reserved for issuance options, warrants, calls, rights (including preemptive rights), commitments or agreements to which the Company or any Company Subsidiary is a party or bound in any case obligating the Company or any Company Subsidiary to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of capital stock, Voting Debt or other voting securities of the Company or of any Company Subsidiary, or obligating the Company or any Company Subsidiary to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. All such issued and outstanding shares of the Company Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. No current or past holder of any shares of the Company's capital stock has perfected dissenter's rights under the MGCL that have not been finally resolved in connection with any previous transaction consummated by the Company. The Company is not a party to any voting agreement with respect to the Company Common Stock or Company Preferred Stock or any agreement under which a party may require that the Company or the Surviving Entity upon completion of the Merger register any securities under the Securities Act of 1933, as amended (the "Securities Act"). After the Effective Time, the Surviving Entity will have no obligation to issue, transfer or sell any shares of capital stock or other equity interest of the Company or the Surviving Entity pursuant to any Company Benefit Plan (as defined in Section 5.13). Except as set forth in Section 5.3 of the Company Disclosure Letter, all dividends or distributions on securities of the Company or any Company Subsidiary that have been declared or authorized prior to the date of this Agreement have been paid in full.

     5.4  Subsidiaries.

     (a) As used in this Agreement, "Company Subsidiary" or "Company Subsidiaries" means any corporation, partnership, limited liability company, joint venture or other legal entity that the Company controls by acting as general partner of managing member or of which the Company (either directly or through or together with another Subsidiary of the Company) owns 50% or more of the voting stock, value of or other equity interests (voting or non-voting) of such corporation, partnership, limited liability company, joint venture, or other entity. All Company Subsidiaries are set forth in Section 5.4(a) of the Company Disclosure Letter, including the name of each such entity, to the Company's knowledge, the name of each equityholder in each such entity, and the Company's current intention or plans with respect to the redemption or disposition of the interests or investments of each such equityholder (other than the Company) prior to the Closing.

     (b) Each Company Subsidiary that is a corporation is duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each Company Subsidiary that is a partnership, limited liability company or trust is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each Company Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, operation or leasing of its properties or the management of properties for others makes such qualification or licensing necessary, except where the failure to be so qualified would not have a Company Material Adverse Effect. Section 5.4(b) of the Company Disclosure Letter sets forth a list of each jurisdiction in which each Company Subsidiary is qualified or licensed to do business and each assumed name under which each such Company Subsidiary conducts business in any jurisdiction. All outstanding shares of capital stock of each Company Subsidiary that is a corporation have been duly authorized, are validly issued, fully paid and nonassessable, are not subject to any preemptive rights, are owned by the Company and/or another Company Subsidiary, except as disclosed in Section 5.4(a) of the Company Disclosure Letter, and are so owned free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"). Except as disclosed in Section 5.4(b) of the Company Disclosure Letter, all equity interests in each Company Subsidiary that is a partnership, limited liability company, trust or other entity have been duly authorized and are validly issued and are owned by the Company and/or another Company Subsidiary, free and clear of all Liens. The Company has heretofore made available to Buyer complete and correct copies of the articles of incorporation and bylaws or other organizational documents of each of the Company Subsidiaries, each as amended to date.

     5.5  No Violation.

     (a) Except as set forth on Section 5.5(a) of the Company Disclosure Letter, neither the execution and delivery by the Company of this Agreement nor the consummation by the Company of the transactions contemplated hereby in accordance with the terms hereof, will (i) conflict with or result in a breach of any provisions of the articles of incorporation or bylaws of the Company or of any Company Subsidiary, (ii) result in a breach or violation of, a default under, or the triggering of any payment or other material obligations pursuant to, or, except as otherwise contemplated by Section 4.1(d), accelerate vesting under, the Company Stock Option Plan, or any grant or award made thereunder or
(iii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the payment of a consent fee or penalty or in the termination or in a right of termination or cancellation of, or accelerate the maturity date of the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of the Company under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of any Commitment.

     (b) Except as set forth in Section 5.5(b) of the Company Disclosure Letter, no consent, approval, order or authorization of, or registration, declaration or filing with or notice to, or permit from any Governmental Entity, is required by or with respect to the Company or any of the Company Subsidiaries in connection with the execution and delivery of this Agreement by the Company or each of the applicable Company Subsidiaries or the consummation by the Company or the applicable Company Subsidiaries of the transactions contemplated hereby or thereby, except for: (i) the filing with the Securities and Exchange Commission (the "SEC") of (A) a proxy statement in preliminary and definitive form relating to the meeting of the Company's shareholders held in connection with the Merger (the "Proxy Statement") and (B) such reports under Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (ii) the filing of the Articles of Merger with, and the acceptance for record of the Articles of Merger by the SDAT; and (iii) the filing of the Certificate of Merger under the DLLCA and the MGCL.

     5.6 SEC Documents. The Company has delivered or made available to Buyer each registration statement, report, proxy statement or information statement and all exhibits thereto prepared by it or relating to its properties (including registration statements covering mortgage pass-through certificates) filed with the SEC since January 1, 1999, (collectively, the "Company Reports"). The Company Reports, which were filed, in all material respects, with the SEC in a timely manner, constitute all forms, reports and documents required to be filed by the Company under the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder (the "Securities Laws"). As of their respective dates, the Company Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets of the Company included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents the consolidated financial position of the Company as of its date and each of the consolidated statements of income, retained earnings and cash flows of the Company included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of the Company for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC.

     5.7 Litigation and Proceedings. Except as set forth on Section 5.7 of the Company Disclosure Letter, there are (i) no continuing orders, injunctions or decrees of any Governmental Entity to which the Company is a party or by which any of its properties or assets are bound and (ii) no actions, suits or proceedings pending against the Company or, to the knowledge of the Company, threatened in writing against the Company, at law or in equity, or before or by any Governmental Entity that in the case of clauses (i) or (ii) above are reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary has received written notice of any pending or threatened material investigation or review of the Company or any Company Subsidiary by any Governmental Entity, and, to the Company's knowledge, no such material investigation or review has been threatened by any Governmental Entity.

     5.8  Absence of Certain Changes; Undisclosed Liabilities.

     (a) Except as disclosed in the Company Reports filed with the SEC prior to the date hereof, as contemplated by this Agreement or as disclosed in Section 5.8(a) of the Company Disclosure Letter, since September 30, 2000, the Company has conducted its business only in the ordinary course and there has not been
(i) any Company Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to the Company capital stock, (iii) any commitment, contractual obligation, borrowing, capital expenditure or transaction entered into by the Company, other than the Loan Documents, Maintenance Contracts, Leases, Construction Contracts, and Commitments otherwise disclosed herein or in the Disclosure Letter, (iv) any change in the Company's capital structure, (v) any material amendment of any employment agreement between the Company and its employees, (vi) any material change in the Company's accounting principles, practices or methods or (vii) any election taken by the Company that would be prohibited by Sections 7.2(a)(i),
(xi), (xv) and (xx) if such Sections applied to the period beginning on October 1, 2000.

     (b) Except as set forth in the Company Disclosure Letter, there are no liabilities of the Company (whether absolute, accrued, contingent or otherwise) other than: (i) any liability reflected on the financial statements included in the Company Reports; (ii) immaterial liabilities (not in excess of $25,000 in the aggregate) not required to be reflected on the financial statements included in the Company Reports; or (iii) liabilities incurred in contemplation of the transactions contemplated by this Agreement, including the continuing liquidation of the Company's assets and the formation of the Liquidating Trust or incurred in the ordinary course of business since the date of the periods reflected in the financial statements included in the Company Reports, which liabilities will either be paid by the Company prior to the Effective Time, be assumed by the Liquidating Trust or be reflected in the Working Capital Calculation to be prepared and presented pursuant to Section 4.2(c).

     5.9 Taxes. (a) Except as set forth on Section 5.9(a) of the Company Disclosure Letter, the Company and the Company Subsidiaries (i) have timely filed all federal Tax Returns, state and local income and franchise Tax Returns and all other material Tax Returns required to be filed by them, or requests for extensions have been timely filed and any such request has been granted and has not expired. All such Tax Returns are true, correct and complete in all material respects. The Company and the Company Subsidiaries have timely paid all Taxes that are due and payable. The most recent audited financial statements contained in the Company Reports reflect an adequate reserve for all material Taxes payable by the Company for all taxable periods and portions thereof through the date of such financial statements. The Company and each Company Subsidiary has established (and until the Closing Date shall continue to establish and maintain) on its books and records reserves that are adequate for the payment of all Taxes that have accrued but that are not yet due and payable. The Tax Returns of the Company and the Company Subsidiaries have not been examined or audited by any Taxing Authority except for such examinations or audits that, individually or in the aggregate, are not material. The Company and each of the Company Subsidiaries has disclosed to the Internal Revenue Service ("IRS") all positions taken on its Tax Returns which could give rise to a substantial understatement of tax under Section 6662 of the Code. The Company has not executed or filed with the IRS or any other Taxing Authority any agreement now in effect extending the period for assessment or collection of any Taxes. The Company is not a party to any pending audit, action or proceeding by any Governmental Entity for assessment or collection of Taxes, no claim for assessment or collection of Taxes has been asserted against the Company or any of the Company Subsidiaries and, to the knowledge of the Company, there are no pending or proposed inquiries being made by any Tax Authority with respect to material Taxes or any material Tax Return, including claims by any Tax Authority in a jurisdiction where the Company or any Company Subsidiary do not file Tax Returns but in which any of them may be subject to taxation. True, correct and complete copies of all income or franchise Tax Returns filed by the Company and all communications relating thereto have been delivered to Buyer or made available to representatives of Buyer. As used in this Agreement, "Tax" or "Taxes" shall include all federal, state, local and foreign income, property, sales, use, occupancy, transfer, recording, withholding, franchise, employment, excise and other taxes, tariffs or governmental charges of any nature whatsoever, together with penalties, interest or additions to Tax with respect thereto. As used in this Agreement, "Tax Return" or "Tax Returns" shall include all original and amended returns and reports (including elections, claims, declarations, disclosures, schedules, estimates, computations and information returns) required to be supplied to a Tax Authority in any jurisdiction. For purposes of this Agreement, "Tax Authority" shall mean the IRS and any other domestic or foreign bureau, department, entity, agency or other Governmental Entity responsible for the administration of any Tax.

     (b) The Company (i) has elected to be taxed as a real estate investment trust (a "REIT") within the meaning of the Code commencing with its first taxable year, which ended December 31, 1994, (ii) has been subject to taxation as a REIT within the meaning of Section 856 of the Code and has satisfied all requirements to qualify as a REIT for all taxable years commencing with its taxable year ended December 31, 1994 through its taxable year ended December 31, 1999, (iii) has operated since December 31, 1999 and will operate through the Closing Date (up to and including the Merger) in such a manner so as to qualify as a REIT for its taxable year ending as a result of the Merger and (iv) has not taken or omitted to take any action that could reasonably be expected to result in a loss of its status as a REIT, and no challenge to the Company's status as a REIT by any Tax Authority is pending or, to the Company's knowledge, threatened.

     (c) Each Company Subsidiary that is a partnership or limited liability company or files Tax Returns as a partnership for federal income tax purposes has since its acquisition by the Company been classified for federal income tax purposes as a partnership or disregarded entity and not as an association taxable as a corporation or a publicly traded partnership within the meaning of
Section 7704(b) of the Code.

     (d) The Board adopted a plan of liquidation on September 14, 2000, which was approved by the shareholders of the Company on November 9, 2000, and the Company has made distributions to its shareholders of a portion of the proceeds of sales of assets occurring following the adoption of such plan of liquidation.

     (e) Since December 31, 1999, the Company has incurred no liability for any material Taxes under Sections 857(b), 860(c) or 4981 of the Code, or IRS Notice 88-19 or Treasury Regulation Section 1.337(d)-5T, including, without limitation, any material Tax arising from a prohibited transaction described in Section 857(b)(6) of the Code, and neither the Company nor the Company Subsidiaries has incurred any material liability for Taxes other than in the ordinary course of business and other than transfer and similar Taxes arising from sales of property. No event has occurred, and no condition or circumstance exists, which could reasonably be expected to result in any Tax described in the preceding sentence being imposed on the Company or any Company Subsidiary. The sale of the Company's assets pursuant to the Merger and the transfer of assets to the Liquidating Trust will not cause the Company to fail to qualify as a REIT under
Section 856(c)(2) or (3) of the Code for the taxable year ending as a result of the Merger.

     (f) All material Taxes that the Company or any of the Company Subsidiaries was required to withhold, including material Taxes required to have been withheld in connection with amounts owing to any employee, independent contractor, creditor, shareholder or other third party and sales, gross receipts and use Taxes, have been withheld and paid over to the proper Governmental Entities to the extent required.

     (g) There are no Tax liens on the assets of the Company or the Company Subsidiaries except for statutory liens for Taxes not yet due.

     (h) Except as set forth in Section 5.9(h) of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries have made any payments, are obligated to make any payments, or are parties to an agreement that could obligate them to make any payments that will not be deductible under Section 280G of the Code.

     (i) The Company is a "United States Person" within the meaning of Section 1445(f)(3) of the Code.

     (j) Other than withholding Taxes incurred in the ordinary course of business that have been properly withheld but are not yet required to be deposited with the Tax Authority, the Company does not have any material liability for the Taxes of any person other than the Company and the Company Subsidiaries, and the Company Subsidiaries do not have any material liability for the Taxes of any person other than the Company and the Company Subsidiaries,
(A) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), (B) as a transferee or successor, (C) by contract or (D) otherwise. Neither the Company nor any of the Company Subsidiaries is a party to, nor has any liability under (including liability with respect to any predecessor entity), any indemnification, allocation or sharing agreement with respect to Taxes.

     (k) Neither the Company nor any of the Company Subsidiaries holds any asset that is subject to a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder.

     (l) Neither the Company nor any of the Company Subsidiaries has failed to distribute realized net capital gains designated as capital gain dividends pursuant to Section 857(b)(3) of the Code on or prior to the last day of the Company's taxable year to which such designation relates.

     (m) To the knowledge of the Company, the Company is a "domestically-controlled REIT" within the meaning of Section 897(h)(4)(B) of the Code.

     5.10  Books and Records.

     (a) The books of account and other financial records of the Company are in all material respects true, complete and correct and have been maintained in accordance with good business practices.

     (b) The minute books and other records of the Company have been made available to Buyer, contain in all material respects accurate records of all meetings and accurately reflect in all material respects all other corporate action of the shareholders, members and directors and any committees of the Board of Directors of the Company.

     5.11  Properties.

     (a) The Company owns fee simple title to each of the real properties identified in Section 5.11(a) of the Company Disclosure Letter (the "Company Properties") and all buildings and other improvements located thereon, which are all of the real estate properties that will be owned by the Company at the Closing. To the best of the Company's knowledge, the Company Properties are not subject to any liens, mortgages or deeds of trust, claims against title, charges which are liens, security interests or other encumbrances on title other than
(i) those shown on the preliminary title reports, commitments and policies that are enumerated on Section 5.11(a) of the Company Disclosure Letter, or (ii) on the surveys delivered to the Buyer, (iii) as otherwise described in Section 5.11(a) of the Company Disclosure Letter, and (iv) real estate taxes not yet due and payable ("collectively, "Permitted Exceptions").

     (b) Valid policies of title insurance have been issued insuring the Company's fee simple title to the Company Properties in amounts at least equal to the purchase price thereof, subject only to the matters set forth therein or in the Company Disclosure Letter, and such policies are, at the date hereof, in full force and effect and there are no pending claims against, nor, to the best of the Company's knowledge, any basis for the assertion of any claim under, any such policy. The Company will not cause any such policy to cease to be in full force and effect after the date hereof and prior to the Closing Date. Set forth in Section 5.11(b) of the Company Disclosure Letter is a true, complete and accurate list of all Title Insurance Policies, the date and amounts thereof, and all amendments and modifications thereto, true, complete and accurate copies of which were previously provided by the Company to the Buyer.

     (c) Except as set forth in Section 5.11(c) of the Company Disclosure Letter, the Company has received no written notice that the Company Properties or their current use and operation are in material violation of any Applicable Law.

     (d) Set forth in Section 5.11(d) of the Company Disclosure Letter is a true, correct and complete list of all material contracts and agreements relating to the management, maintenance, repair or operation of the Company Properties and an identification of the Company Properties to which they relate (the "Maintenance Contracts"). Except as set forth in Section 5.11(d) of the Company Disclosure Letter, all Maintenance Contracts are in full force and effect, and the Company (i) has performed all material obligations required to be performed thereunder, (ii) is not in default under any of the Maintenance Contracts, (iii) no amounts due thereunder remain unpaid, and (iv) except as otherwise noted in Section 5.11(d) of the Company Disclosure Letter, each of the Maintenance Contracts are terminable upon no more than sixty (60) days prior written notice, without penalty or premium.

     (e) Except as set forth in Section 5.11(e) to the Company Disclosure Letter, the Company has received no written notice of any (i) condemnation, environmental, zoning or other land-use proceedings, instituted or threatened, against the Company Properties or (ii) special assessment proceedings affecting the Company Properties.

     (f) Except as set forth in Section 5.11(f) to the Company Disclosure Letter, the Company has received no written notice of any material litigation or arbitration, instituted or intended to be instituted, against the Company Properties or against the Company as owner of the Company Properties.

     (g) Section 5.11(g) of the Company Disclosure Letter sets forth a complete list of the consents and/or waivers required with respect to the consummation of the transactions contemplated hereby to the extent related to the Company Properties, including the Construction Contracts, and describes all rights of first refusal or options to purchase any Company Property, any portion thereof or interest therein.

     (h) Section 5.11(h) of the Company Disclosure Letter is a true, correct and complete list of each article of personal property worth more than $2,000 owned by the Company and used in, or necessary for, the operation of the Company Properties other than the Company Development Properties, except for articles of personal property located within tenant units and used in conjunction therewith, including without limitation household appliances ("Company Personal Property"). To the best of the Company's knowledge and except as set forth in Section 5.11(h) to the Company Disclosure Letter, all Company Personal Property is free of material defects.

     (i) Except as may be included within the Permitted Exceptions and except as set forth in Section 5.11(i) to the Company Disclosure Letter, all work to be performed, payments to be made and actions to be taken by the Company prior to the date hereof pursuant to any agreement entered into with a Governmental Entity in connection with a site approval, zoning reclassification or other similar action relating to the Company Properties other than the Company Development Properties such as, without limitation, local improvement district, road improvement district or environmental mitigation, has been performed, paid or taken, as the case may be, and the Company is not aware of any planned or proposed work, payments or actions that may be required after the date hereof pursuant to such agreements.

     (j) Except as may be included within the Permitted Exceptions and except as set forth on financial statements delivered to the Buyer by the Company or, with respect to amounts not more than thirty (30) days past due that are related to ongoing work conducted in the ordinary course of business, all charges for labor, materials or other work of any kind furnished in connection with the construction, improvement, renovation or rehabilitation of any of the Company Properties or any portion thereof which are due and payable have been paid in full. Except as may be included within the Permitted Exceptions, the Company has received no notice of the execution or recording of any lien claim against any of the Company Properties. Except as may be included in the Permitted Exceptions and except for regular notices from the property tax assessor for customary real estate tax purposes and items collected therewith, (i) the Company has not received written notice of any pending liens against any of the Company Properties by any Governmental Entity, and (ii) no special assessments have been imposed against any of the Company Properties.

     (k) Section 5.11(k) of the Company Disclosure Letter is a true, correct and complete list of each promissory note, mortgage, deed of trust, indenture, loan agreement security agreement, assignment or other agreement evidencing, governing or securing indebtedness (the "Debts") encumbering or secured by, in whole or in part, any of the Company Properties (collectively, the "Loan Documents"), and none of the Loan Documents have been amended or modified except as set forth in Section 5.11(k) of the Company Disclosure Letter. True, correct and complete copies of all of the Loan Documents have been delivered to the Buyer by the Company. Section 5.11(k) of the Company Disclosure Letter accurately sets forth the outstanding principal balance and last interest payment date with respect to each of the Debts, each as of the date hereof. The Company has no knowledge, and has received no written notice, that (a) there is any monetary or other material default under any of the Loan Documents, or (b) any act or omission has occurred that with the passage of time or the giving of notice, or both, would constitute a monetary or other material default under any of the Loan Documents. Except as set forth in Section 5.11(k) of the Company Disclosure Letter, (i) no consents to the transaction contemplated hereby are required by any of the Loan Documents and (ii) no fees or prepayment penalties will be incurred or paid in connection with the transaction contemplated hereby.

     (l) To the knowledge of the Company, no material adverse change has occurred to the structural integrity or the building systems of the buildings located on the Company Properties after the date upon which the Buyer conducted its inspection of the Company Properties.

     (m) The Company has received no written notice of any claim asserted by any purchaser of properties disposed of by the Company within the last twenty four
(24) months.

     (n) The Company has received no written notice of any claim asserted by prior lenders relating to mortgages which encumbered any of the real property previously sold by the Company, each of which, except as otherwise set forth in
Section 5.11(n) of the Company Disclosure Letter, have been released prior to the date hereof.

     (o) The Company has delivered to Buyer true, correct and complete copies of the documentation the Company possesses with respect to (i) the Land Development Properties Asset Sale Agreement between Chevron Land Development Company, Pacific Coast Homes, Huntington Beach Company, Mansion Properties, Inc., Chevron U.S.A. Inc. and MS Vickers L.P., PLC, dated December 7, 1995 (the "Chevron Indemnity"), (ii) the Letter Agreement between Rockwell International Corporation and Koll Management Services, dated June 16, 1992, as amended by Letter dated May 19, 1994, and (iii) the Environmental Matters Agreement between Shea Vickers Development, LLC and American Housing Partners, Inc., dated July 13, 1999. Except as previously disclosed to Buyer, the Company has no reason to believe that such agreements are not enforceable in accordance with their terms.

     (p) Section 5.11(p) of the Company Disclosure Letter is a true, correct and complete list of each agreement to acquire real property entered into by the Company or its affiliates and not consummated or terminated as of the date hereof (the "Purchase Agreements"). True, correct and complete copies of the Purchase Agreements have been delivered by the Company to the Buyer. Each of the Purchase Agreements is in full force and effect, and the Company has not received written notice that there is any monetary or other material default under any of the Purchase Agreements.

     (q) Section 5.11(q) of the Company Disclosure Letter is a true, correct and complete list of each agreement pursuant to which the Company has sold real property to any third party since December 31, 1999.

     (r) As of the Closing, the Trust Property Liabilities (as defined in the Liquidating Trust Agreement) will have been assigned or transferred to Liquidating Trust and any assets listed on Exhibit A hereto that are sold or transferred prior to the Closing will be sold or transferred in accordance with the terms of Section 7.2 hereof.

     5.12  Leases.

     (a) The only tenant leases and amendments thereto ("Leases") in force for the Company Properties are listed on the rent rolls attached as Section 5.12(a) to the Company Disclosure Letter, which rent rolls are accurate, complete and current as of the date thereon. Such rent rolls together with Section 5.12(c) reflect (i) the monthly rents payable by the tenants under the Leases; (ii) the expiration dates of the Leases and any renewal terms or options granted; (iii) the amount of security deposit being held by the Company; (iv) any unfulfilled rent or other concessions; (v) any arrearage in the payment of rent; and (vi) rental prepayments in excess of one month. The Company has made available to Buyer a true, correct and complete copy of each of the Leases, each of which, in the case of apartment leases, are customary and on a standard form previously delivered to the Buyer. No portion of any Company Property is subject to rent control, stabilization or regulation (except for the Company Properties that are subject to Fannie Mae bond financing, the Fountains at Laguna Woods property which is subject to the provisions of a note and deed of trust with Savings Association Mortgage Company, and the Company Properties which are subject to agreements that are referenced in the title reports, commitments or policies that are enumerated in Section 5.11(a) of the Company Disclosure Letter). The only Leases executed by the Company since the date of such rent rolls have been executed in the ordinary course of business.

     (b) Except as set forth on Section 5.12(b) of the Company Disclosure Letter, there are no Company Properties that are subject to or encumbered by any lease accounting for 1% or more of the Company's rental revenues attributable to such Company Properties, taken as a whole, for the most recent period reflected in the financial statements included in the Company Reports.

     (c) To the best of the Company's knowledge and except as set forth on
Section 5.12(c) to the Company Disclosure Letter, the Company has received no written notice that any current tenant of a Company Property has either filed or been the subject of any filing of a petition under any federal or state bankruptcy or insolvency laws.

     5.13  Development Rights.

     (a) The Company Properties currently under development (the "Company Development Properties") are listed on Section 5.13(a) of the Company Disclosure Letter.

     (b) Set forth in Section 5.13(b) of the Company Disclosure Letter is a list of all material agreements entered into by the Company relating to the development of the Company Development Properties or the construction of improvements thereon ("Construction Contracts"). The copies of such Construction Contracts, all of which have previously been delivered or made available to Buyer are true, correct and complete. Each of the Construction Contracts is in full force and effect and has not been assigned, transferred, conveyed, encumbered, pledged or hypothecated. The Company holds the legal right, title and interest in and to the Construction Contracts and same shall be owned by the Surviving Entity at Closing, provided any consent or approval reflected in
Section 5.11(g) is obtained. Set forth in Exhibit 4.1(a)(iv) is the current budget for each of the Company Development Properties.

     (c) Except as set forth in Section 5.13(c) to the Company Disclosure Letter, (i) each of the Company Development Properties are served by all utilities required for the contemplated use thereof; and (ii) the Company Development Properties are serviced by public water and sewer systems.

     (d) Set forth in Section 5.13(d) of the Company Disclosure Letter is a list of all material plans, drawings and specifications, permits, licenses, approvals and consents relating to the construction of the improvements on the Company Development Properties (collectively, "Design and Entitlement Documents") relating to the construction of improvements thereon. The copies of such Design and Entitlement Documents, all of which have previously been delivered or made available to Buyer are true, correct and complete. Each of the Design and Entitlement Documents is in full force and effect and has not been assigned, transferred, conveyed, encumbered, pledged or hypothecated. The Company holds the legal right, title and interest in and to the Design and Entitlement Documents and same shall be owned by the Surviving Entity at Closing provided any consent or approval reflected in Section 5.11(g) is obtained. Except as set forth in Section 5.13(d) of the Company Disclosure Letter, and except for permits that are ministerial in nature, to the best of the Company's knowledge no consent or other approvals are required in connection with the construction of any Company Development Property.

     (e) The Development Budget for each of the Company Development Properties sets forth all material amounts expended and estimated to be expended by the Company with respect to such Property. To the best of the Company's knowledge, the Development Budget for each of the Company Development Properties includes all material amounts required to complete the construction of such Property in compliance with Applicable Law and to otherwise prepare such Property for lease-up and occupancy.

     (f) The Net Equity calculation set forth on Exhibit 4.1(a)(ii) and the Net Deposit calculation set forth on Exhibit 4.1(a)(iii) are, in all material respects, true, correct and complete calculations as of January 31, 2001.

     5.14 Environmental Matters. The Company has provided Buyer with copies of all environmental studies, assessments and reports in its possession pertaining to the Company Properties and any real estate properties sold by the Company after December 31, 1999 and, except as disclosed in such reports and to the actual knowledge of the Company, the Company has not caused or permitted (a) the unlawful material presence of any Hazardous Materials on any of the Company Properties and any real estate properties sold by the Company after December 31, 1999, or (b) any material unlawful spills, releases, discharges or disposal of Hazardous Materials to have occurred or be presently occurring on or from the Company Properties and any real estate properties sold by the Company after December 31, 1999, in each case as a result of any construction on or operation and use of such properties. To the Company's knowledge, in connection with the construction on or operation and use of the Company Properties and any real estate properties sold by the Company after December 31, 1999, the Company has complied, in all material respects, with any applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials.

     5.15 Employee Benefit Plans. All employee benefits plans and other benefit programs, policies and arrangements covering employees of the Company or any ERISA Affiliate (as defined below) during the six year period ending on the date hereof (the "Company Benefit Plans") are listed in the Company Disclosure Letter. True and complete copies of the Company Benefit Plans have been made available to Buyer. To the extent applicable, the Company Benefit Plans comply, in all material respects, with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, and any Company Benefit Plan intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified. Neither any Company Benefit Plan nor any fiduciary thereof nor the Company has incurred any material liability or penalty under Section 4975 of the Code or Section 502(i) of ERISA. Each Company Benefit Plan has been maintained and administered in all material respects in compliance with its terms and with ERISA and the Code to the extent applicable thereto. To the knowledge of the Company, there are no pending or anticipated claims against or otherwise involving any of the Company Benefit Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Company Benefit Plan activities) has been brought against or with respect to any such Company Benefit Plan, except for any of the foregoing which would not have a Company Material Adverse Effect. All material contributions required to be made as of the date hereof to the Company Benefit Plans have been timely made or provided for. Neither the Company nor any ERISA Affiliate has contributed to, or been required to contribute to, any "multiemployer plan" (as defined in Sections 3(37) and 4001(a)(3) of ERISA). The Company does not maintain or contribute to any plan, program, policy or arrangement which provides or has any liability to provide life insurance, medical or other employee welfare benefits or supplemental pension benefits to any employee or former employee upon his retirement or termination of employment, except as required under Section 4890B of the Code, and the Company has never represented, promised or contracted (whether in oral or written form) to any employee or former employee that such benefits would be provided. Except as set forth in Section 5.15 of the Company Disclosure Letter, (i) no Company Benefit Plan is or has been covered by Title IV of ERISA or Section 412 of the Code, (ii) the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional subsequent events) constitute an event under any benefit plan, program, policy, arrangement or agreement or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligations to fund benefits with respect to any employee, director or consultant of the Company, or otherwise result in the payment of any "excess parachute payment" within the meaning of
Section 280G of the Code with respect to a current or former employee of the Company, (iii) no stock or other security issued by the Company is part of the assets of any Company Benefit Plan, and (iv) there are no severance agreements, noncompetition agreements or employment agreements between the Company and any employee of the Company. There are no Company Benefit Plans which do not have a termination date (within the meaning of ERISA Section 4041(a)(2)) prior to the date hereof and which are or ever have been subject to Title IV of ERISA, and there is no and will not be any material liability to the Company or any of its ERISA Affiliates arising in connection with the maintenance or termination of any Company Benefit Plan with a termination date prior to the date hereof. For purposes of the Section 5.15 "ERISA Affiliate" shall mean each entity, whether or not incorporated, under common control with the Company pursuant to Code
Section 414(b), (c), (m), or (o).

     5.16 Labor Matters. The Company is not a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of the Company, threatened against the Company relating to its business. To the knowledge of the Company, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Company.

     5.17 No Brokers. The Company has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of the Company or Buyer to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that the Company has retained Morgan Stanley Dean Witter ("MSDW") as its financial advisor, pursuant to an engagement letter dated March 28, 2000, a true and correct copy of which has been delivered to Buyer prior to the date hereof. Other than the foregoing arrangement, the Company is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

     5.18 Opinion of Financial Advisor. The Company has received the opinion of MSDW to the effect that, as of the date hereof, the Merger Consideration to be received by the holders of Company Common Stock pursuant to the Merger is fair to such holders from a financial point of view.

     5.19  Contracts and Commitments.

     (a) Section 5.19(a) of the Company Disclosure Letter sets forth (i) all notes, debentures, bonds and other evidence of indebtedness which are secured or collateralized by security interests in the personal property of the Company and
(ii) each commitment (each, as well as each evidence of indebtedness noted in the preceding clause (i) shall together be defined as "Commitments") entered into by the Company which may result in total payments or liability in excess of $100,000 on an annual basis, other than the Loan Documents, Leases, Maintenance Contracts, Construction Contracts, and tenant reimbursements and leases entered into in the ordinary course. True and correct copies of the foregoing have been previously delivered or made available to Buyer and are listed on the Company Disclosure Letter or included in the Company Reports. Each of the contracts and Commitments described in the preceding sentence is in full force and effect; the Company is not in default respecting any payment obligations under such contracts and Commitments beyond any applicable grace periods; and, to the Company's knowledge, none of the other parties to such contracts and Commitments are in default with respect to any obligations, which individually or in the aggregate are material, thereunder. All joint venture agreements to which the Company is a party are set forth on the Company Disclosure Letter and the Company is not in default with respect to any obligations, which individually or in the aggregate are material, thereunder.

     (b) Except as set forth in Section 5.19(b) of the Company Disclosure Letter, there is no confidentiality agreement, non-competition agreement or other contract or agreement that contains covenants that restrict the Company's ability to conduct its business in any location in a manner that is material to the business of the Company or the Company Subsidiaries.

     (c) Except as set forth in Section 5.19(c) of the Company Disclosure Letter, there are no indemnification agreements entered into by and between Company and any director or officer of Company or any of the Company Subsidiaries.

     5.20 Investment Company Act of 1940. The Company is not, and at the Effective Time will not be, required to be registered under the Investment Company Act of 1940, as amended.

     5.21  Certain Payments Resulting From Transactions. Except as set forth in
Section 5.21 of the Company Disclosure Letter, the execution of, and performance of the transactions contemplated by, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any Company Benefit Plan, policy, practice, agreement or other arrangement or any trust or loan (the "Employee Arrangements") that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee, director or consultant of the Company or (ii) result in the triggering or imposition of any restrictions or limitations on the right of the Company or the Surviving Entity to amend or terminate any Employee Arrangement and receive the full amount of any excess assets remaining or resulting from such amendment or termination, subject to applicable taxes. Except as set forth in Section 5.21 of the Company Disclosure Letter, no payment or benefit which will be required to be made pursuant to the terms of any agreement, commitment or Company Benefit Plan, as a result of the transactions contemplated by this Agreement, to any officer, director or employee of the Company, will be characterized as an "excess parachute payment" within the meaning of Section 280G(b)(l) of the Code.

     5.22 State Takeover Statutes. Assuming that presently or at any time within two years prior to the date hereof (i) Buyer is not and has not been an "interested shareholder" of the Company, and (ii) Buyer has not been an "affiliate of an interested shareholder" of the Company, all within the meaning of Section 3-601 of the MGCL, the Company has taken all action necessary to exempt the transactions contemplated by this Agreement from the operation of any applicable "fair price," "moratorium," "control share acquisition" or any other applicable anti-takeover statute or similar statute enacted under the state or federal laws of the United States or similar statute or regulation.

     5.23 Rights Plan. The Merger will not trigger a "Distribution Date" under the Rights Agreement dated as of December 11, 1997, between the Company and Harris Trust Company of California (including any successor plan or other plan or mechanism adopted by the Company that has the effect or purpose of discouraging an acquisition of all or any portion of the Company, whether by means of a merger, tender offer, acquisition of assets or stock, or otherwise, the "Rights Plan"). In the event the Merger would trigger or activate any provision of such Rights Plan, the Company shall take all actions necessary (including action by its Board of Directors) to permit the Buyer to complete the Merger without triggering any such "Distribution Date."

     5.24 Insurance. Set forth in Section 5.24 of the Company Disclosure Letter is a true, correct and complete list of all insurance policies relating to the Company and the Company Properties other than the Title Insurance Policies (as defined below) (each an "Insurance Policy", and collectively referred to as the "Insurance Policies"), true, complete and accurate copies of which were previously provided the Company to Buyer, indicating with respect to each such Insurance Policy, the name of the insureds, the insurer, the premium, the expiration date, the period to which they relate, the deductibles and the amounts of coverage. All Insurance Policies are in full force and effect on the date hereof and the Company has not received any notice of termination of any of the Insurance Policies.

     5.25  Intellectual Property.

     (a) Section 5.25 of the Company Disclosure Letter sets forth a complete and correct list of each patent, patent application and docketed invention, trademark, trade name, trademark or trade name registration or application, copyright or copyright registration or application for copyright registration, servicemark, brand mark or brand name or any pending application related thereto, held by the Company (the "Intellectual Property Rights").

     (b) Except as disclosed in Section 5.25 of the Company Disclosure Letter, the Company has not during the three years preceding the date of this Agreement been a party to any proceeding, lawsuit or litigation, in any such case as to which there is a reasonable possibility of a determination materially adverse to the Company, that involved or may involve a claim of infringement by any person of any Intellectual Property Right. To the knowledge of the Company, no such proceeding, lawsuit or litigation has been threatened.

     (c) Except as set forth in Section 5.25 of the Company Disclosure Letter, the Company either owns the entire right, title and interest in, to and under, or has acquired an express license to use, or has acquired an implied license to use, any and all patents, trademarks, trade names, brand names and copyrights which are material to the conduct of the business of the Company in the manner that such business has heretofore been conducted.

     5.26 Liquidating Trust. The distribution of units of beneficial interest in the Liquidating Trust does not require registration under Section 5 of the Securities Act.

                                   ARTICLE 6

                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Except as set forth in the disclosure letter delivered at or prior to the execution hereof to the Company, which shall refer to the relevant Sections of this Agreement (the "Buyer Disclosure Letter"), Buyer represents and warrants to the Company as follows:

     6.1 Existence; Good Standing; Authority; Compliance With Law. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. Buyer is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, assets, results of operations or condition (financial or otherwise) of Buyer taken as a whole (a "Buyer Material Adverse Effect"). Buyer has all requisite power and authority to own, operate, lease and encumber its properties and carry on its business as it is now being conducted. Buyer does not have, and at the Closing will not have, any Subsidiaries. Buyer is not in violation of any order of any Governmental Entity, or any Applicable Law, to which Buyer or any of its properties or assets is subject, where such violation would have a Buyer Material Adverse Effect. To the knowledge of Buyer, Buyer has obtained all licenses, permits and other authorizations and has taken all actions required by Applicable Law in connection with its business as now conducted, where the failure to obtain any such item or to take any such action would have a Buyer Material Adverse Effect. True and correct copies of Buyer's articles of incorporation, bylaws, certificate of formation, limited liability company agreement, and other organization documents have been previously delivered or made available to the Company.

     6.2 Authorization, Validity and Effect of Agreements. Buyer has the requisite power and authority to enter into the transactions contemplated hereby and to execute and deliver this Agreement. The consummation by Buyer of this Agreement and the transactions contemplated hereby has been duly authorized by all requisite action on the part of Buyer. This Agreement constitutes the valid and legally binding obligations of Buyer, enforceable against Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

     6.3 No Violation. Except as set forth in Section 6.3 of the Buyer Disclosure Letter, neither the execution and delivery by Buyer of this Agreement nor the consummation by Buyer of the transactions contemplated hereby in accordance with the terms hereof, will (i) conflict with or result in a breach of any provisions of the articles of incorporation or bylaws of Buyer, (ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under any order, writ, injunction, decree, law, statute, rule or regulation applicable to Buyer or any of its properties or assets, or
(iii) require any consent, approval or authorization of, or declaration, filing or registration with, any Governmental Entity, other than the Regulatory Filings or such other filings which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement or otherwise prevent Buyer from performing its obligations under this Agreement in any material respect.

     6.4 Litigation. There are (i) no orders, injunctions or decrees of any court, arbitrator or Governmental Entity to which Buyer or any of its Subsidiaries is a party or by which any of its properties or assets are bound and (ii) no actions, suits or proceedings pending against Buyer or any of its Subsidiaries or, to the knowledge of Buyer, threatened in writing against Buyer or any of its Subsidiaries at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality, all if adversely determined, that in the case of clauses (i) or (ii) above would have a material adverse effect on the ability of Buyer to perform its obligations under this Agreement or would delay or prevent the consummation of the transaction contemplated by this Agreement.

     6.5 No Brokers. Except as set forth in Section 6.3 of the Buyer Disclosure Letter, Buyer has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of the Company or Buyer to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby. Other than the foregoing arrangements, Buyer is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

     6.6 Financing. Subject to the satisfaction of the conditions specified in the Commitment Letter, Buyer has, or has available to it, all funds necessary to consummate the transactions contemplated by this Agreement.

                                   ARTICLE 7

                                   COVENANTS

     7.1  Solicitation; Negotiations.

     (a) Subject to Section 7.1(b), unless and until this Agreement shall have been terminated in accordance with its terms, the Company agrees and covenants that, except as contemplated by this Agreement (including without limitation, the contemplated transfers to the Liquidating Trust), neither the Company nor any of its respective Company Subsidiaries or Affiliates, shall, and each of them shall direct and cause their respective officers, directors and employees, and shall use commercially reasonable efforts to cause their agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of the Company Subsidiaries), not to, directly or indirectly, initiate, solicit or encourage any inquiries or the making or implementation of any proposal or offer with respect to (i) any merger, consolidation, share exchange, business combination or similar transaction involving the Company (or any of the Company Subsidiaries); (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 30% or more of the assets of the Company and the Company Subsidiaries, taken as a whole (measured after the contemplated transfers to the Liquidating Trust), in a single transaction or series of related transactions, or (iii) any tender offer or exchange offer for 30% or more of the outstanding equity securities of the Company (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any negotiations with, or provide any non-public information or data to, or have any discussions with, any person relating to, an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. Notwithstanding the foregoing, nothing contained in this Section 7.1(a) shall prohibit the Company from engaging in the actions permitted by Section 7.2(b) hereof.

     (b) The Company shall notify Buyer in writing (as promptly as practicable but in any event within 48 hours of its receipt of any Acquisition Proposal) and keep Buyer promptly informed of all developments relating to Acquisition Proposals (including the identity of the parties, the price and other terms thereof) which it or any of the Company Subsidiaries or any officer, director, employee, agent, investment banker, financial advisor, attorney, accountant, broker, finder or other representative of the Company may receive relating to any of such matters and shall, subject to attorney-client privilege with regard to communications between the Company and its counsel, provide Buyer with all written copies of all communication exchanged in connection with any such Acquisition Proposal.

     (c) Notwithstanding anything set forth in this Agreement to the contrary, the Board of the Company may, to the extent required by its fiduciary obligations as determined by such Board in good faith after consultation with outside counsel, furnish information to or enter into discussions or negotiations with any person that makes an unsolicited bona fide Acquisition Proposal, if the Board of the Company determines in good faith that the Acquisition Proposal is reasonably likely to result in a transaction more favorable to the Company's shareholders from a financial point of view than the transactions contemplated by this Agreement (any such Acquisition Proposal being referred to herein as a "Superior Proposal"). If the Board of the Company is prepared to accept the Superior Proposal, then the Company shall give Buyer 72 hours notice that the Board of the Company is prepared to accept the Superior Proposal, provided that the Company may not definitively accept a Superior Proposal unless the Company concurrently therewith terminates this Agreement pursuant to Section 9.3 and, promptly after such termination, makes the payments required by Section 9.6.

     7.2  Conduct of Business.

     (a) Prior to the Effective Time, except as set forth in Section 7.2(b) and
(c), in the Company Disclosure Letter or as otherwise contemplated by this Agreement, unless Buyer has consented in writing thereto, the Company:

          (i) shall use its reasonable efforts to preserve intact its business organization and goodwill and to keep available the services of its respective officers and employees;

          (ii) shall confer on a regular basis with one or more representatives of Buyer to report material operational matters and any proposals to engage in material transactions;

          (iii) shall promptly notify Buyer of the occurrence of any Company Material Adverse Effect or the filing of any order, injunction, decree, lawsuit, investigation, action or proceeding against the Company;

          (iv) shall promptly deliver to Buyer true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

          (v) shall conduct its operations according to its usual, regular and ordinary course in substantially the same manner as heretofore conducted;

          (vi) other than in connection with the Company Development Properties, shall not acquire, enter into an option to acquire or exercise an option or contract to acquire additional real property, encumber assets or commence construction of, or enter into any agreement or commitment to develop or construct real estate projects;

          (vii) shall not amend its articles of incorporation or bylaws and shall not materially amend any Loan Documents, Maintenance Contracts, Construction Contracts or Commitments;

          (viii) shall not (A) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date hereof, issue any shares of its capital stock, effect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction, (B) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital stock, (C) materially increase any compensation or severance benefits or enter into or materially amend any employment or severance agreement with any of its present or future officers, employees or directors or (D) adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend any existing employee benefit plan in any material respect, except for changes which are required by Applicable Law or are less favorable to participants in such plans;

          (ix) shall not declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock, except in connection with the use of shares of capital stock to pay the exercise price or tax withholding in connection with stock-based employee benefit plans of the Company, directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock, or make any commitment for any such action, except for redemptions of limited partner interests in operating partnerships of which the Company is the general partner;

          (x) shall not merge or consolidate with or into another entity, and except as otherwise permitted or contemplated herein, shall not sell, lease, mortgage or otherwise encumber or subject to any Encumbrances or otherwise dispose of (A) any Company Properties or (B) any of its other assets which are, individually or in the aggregate, material;

          (xi) shall use commercially reasonable efforts to maintain the effectiveness of, or to replace with financially responsible insurance companies, the Insurance Policies consistent with the Company's past practice;

          (xii) shall not (A) incur, assume or prepay any indebtedness for borrowed money other than regularly scheduled debt payments in a manner consistent with the Company's past practice, (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any third party or (C) make any material loans, advances or capital contributions to, or investments in, any other person;

          (xiii) other than as contemplated by this Agreement, shall not pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company Reports or incurred in the ordinary course of business consistent with past practice;

          (xiv) shall not enter into any Commitment or make any capital expenditure which may result in total payments or liability by or to it in excess of $300,000, except (A) tenant reimbursements and leases entered into in the ordinary course consistent with past practice and (B) capital expenditures in the ordinary course consistent with past practices;

          (xv) shall not make or rescind any material election relating to Taxes, unless such election (A) is required by law, (B) is required to satisfy the Company's obligations under this Agreement, (C) is necessary to preserve the Company's status as a REIT or the partnership status of any of the Company Subsidiaries which files Tax Returns as a partnership for federal tax purposes; or (D) will not adversely affect Buyer;

          (xvi) shall not (A) materially change any of its methods, principles or practices of accounting in effect other than as required by GAAP, (B) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy, or (C) change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income Tax Return for the taxable year ended December 31, 1999, except as may be required by the SEC, Applicable Law or GAAP;

          (xvii) shall use commercially reasonable efforts consistent with past practice to preserve its status as a REIT within the meaning of the Code;

          (xviii) shall not elect to treat any portion of the liquidating distribution made in connection with the Merger as a dividend paid in a prior taxable year pursuant to Section 858(a) of the Code, or elect to pay tax on any capital gain realized after January 1, 2000;

          (xix) shall duly and timely file all material Tax Returns and other documents required to be filed with federal, state, local and other Tax Authorities, subject to timely extensions permitted by law, provided such extensions do not adversely affect the Company's status as a qualified REIT under the Code;

          (xx) shall use commercially reasonable efforts to retain the listing of the Common Stock on the NYSE; and

          (xxi) shall not authorize, or commit or agree to take, any actions inconsistent with the foregoing provisions in this Section 7.2.

     (b) The parties acknowledge and agree that the foregoing provisions set forth in Section 7.2(a) and in Section 7.1 shall not restrict, prohibit or impair the Company's rights to effect any of the following in a manner that is not in violation of the provisions of Section 7.15:

          (i) sell, lease, dividend, distribute, mortgage or otherwise encumber or dispose of any or all of the assets described on Exhibit A attached hereto;

          (ii) distribute or dividend to its shareholders, in one or more special distributions, (A) the net proceeds received from any such transactions, (B) any funds described on Exhibit A attached hereto, and (C) beneficial interests in the Liquidating Trust; and

          (iii) solicit or initiate discussions with respect to the transactions contemplated by clauses (i) and (ii).

     (c) The parties further acknowledge that the Company intends to negotiate, enter into and deliver purchase agreements with respect to the sale by the Company of the real estate properties set forth on Exhibit A attached hereto (any such agreement signed after the date hereof and before Closing, a "Post-Signing Purchase Agreement"). In such event, (i) the Company shall deliver a copy of the Post-Signing Purchase Agreement to the Buyer and (ii) the Company shall cause the prospective purchaser of the assets contemplated to be transferred under the Post-Signing Purchase Agreement to acknowledge and agree that such purchaser shall have no recourse against the Surviving Entity for claims by such purchaser under any such Post-Signing Purchase Agreement.

     (d) The parties further acknowledge and agree that, to the extent that any of the assets described on Exhibit A attached hereto have not been sold by the Company as of the Closing Date, the Company shall cause such assets to be transferred to the Liquidating Trust in accordance with Section 7.15 hereof.

     7.3  Proxy Statement, Meeting of Shareholders.

     (a) As soon as reasonably practicable after the execution hereof, but in no event prior to the determination if any, of the Accepted Policies, the Company shall prepare and file with the SEC the Proxy Statement for the solicitation of a vote of the Company's shareholders to approve the transactions contemplated hereby. The Proxy Statement shall be in form and substance reasonably satisfactory to Buyer, with indication of such satisfaction not to be unreasonably withheld or delayed. Subject to Section 7.1(c), the Proxy Statement shall include the recommendation of the Board of Directors of the Company that shareholders of the Company vote in favor of the approval and adoption of the Merger and the adoption of this Agreement and the transactions contemplated hereby. The Company shall use all reasonable efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after such filing, and promptly thereafter mail the Proxy Statement to the shareholders of the Company. The Company will notify Buyer promptly following the receipt by the Company of any comments from the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement or for additional information and will supply Buyer with copies of all correspondence between the Company or any of its representatives and the SEC with respect to the Proxy Statement. The Proxy Statement shall comply in all material respects with Applicable Law. The Company shall date the Proxy Statement as of the approximate date of mailing to its shareholders and shall use its commercially reasonable efforts to cause the Proxy Statement to be mailed to its shareholders at the earliest practicable date. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, (i) the Company or Buyer, as the case may be, shall promptly inform the other of such occurrences, (ii) the Company shall prepare and file with the SEC such amendment or supplement to the Proxy Statement, in a form reasonably satisfactory to Buyer, with indication of such satisfaction not to be unreasonably withheld or delayed, (iii) each of the Company and Buyer shall use its commercially reasonable efforts to have any such amendment or supplement cleared for mailing, to the extent necessary, to the Company's shareholders as promptly as practicable after such filing and (iv) the Company shall use its commercially reasonable efforts to have any such amendment or supplement mailed to its shareholders at the earliest practicable date.

     (b) Neither the Company nor Buyer shall supply information for inclusion or incorporation by reference in the Proxy Statement that will, at the date mailed to the Company shareholders or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to the Company or the Company Subsidiaries, or with respect to other information supplied by the Company for inclusion in the Proxy Statement, shall occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement, the Company shall so describe such event, and shall promptly file such amendment or supplement (if required to be filed) with the SEC. The Company shall use its commercially reasonable efforts to cause the Proxy Statement or other information supplied by the Company for inclusion or incorporation by reference therein, to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder.

     (c) The Company shall take all actions necessary in accordance with Maryland law, its articles of incorporation and bylaws to duly call, give notice of, convene and hold a meeting of its shareholders as promptly as practicable to consider and vote upon the adoption and approval of this Agreement and the transactions contemplated hereby (the "Meeting"). Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn or postpone
(i) the Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement is provided to the Company's shareholders in advance of a vote on the transactions contemplated by this Agreement or (ii) the time for which the Meeting is originally scheduled (as set forth in the Proxy Statement), if there are insufficient shares represented, either in person or by proxy, to constitute a quorum necessary to conduct the business of the Meeting; provided that the Company may not adjourn or postpone the Meeting under this clause (ii) for longer than 30 days without the consent of Buyer, which consent shall not be unreasonably withheld.

     (d) The Company will promptly inform Buyer of the results of the Meeting and the satisfaction or non-satisfaction of the condition set forth in Section 8.1(a).

     7.4  Commercially Reasonable Efforts; Filings; Other Action.

     (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the Company and the Buyer agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other in doing, all things necessary, proper or advisable to fulfill all conditions applicable to such party pursuant to this Agreement and to consummate and make effective, in the most expeditious manner practicable, the Merger and other transactions contemplated by this Agreement, including: (a) to the extent required, promptly making any required filings with respect to the Merger; (b) cooperating with one another in timely making all filings and timely seeking all consents, approvals, permits or authorizations which are required to be made or obtained prior to the Effective Time from Governmental Entities of the United States, the several states and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;
(c) obtaining in writing the consents set forth on Schedule 5.5(a) and any other consents required from third parties that are necessary to effectuate the Merger; in each case, in form reasonably satisfactory to the Company and Buyer, and (d) taking, or causing to be taken, all other actions and doing, or causing to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. For purposes of this Section 7.4, the obligations of the parties hereto to use their "commercially reasonable efforts" to obtain consents, approvals, waivers or exemptions shall not include any obligation by a party without the consent of such party to agree to an adverse modification of the terms of any agreement, arrangement, instrument or understanding, to prepay existing or incur additional obligations to any other party, to incur liabilities or to make payments for such matters. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of Buyer and the Company shall take all such necessary action.

     (b) In furtherance of and without limiting the foregoing, the Company agrees that its commercially reasonable efforts under Section 7.4(a) shall include, without limitation:

          (i) using commercially reasonable efforts to obtain the insurance policies set forth in Section 8.3(f); and

          (ii) using commercially reasonable efforts to obtain the consent and acknowledgment of the indemnitor of the Chevron Indemnity, confirming that, following the Closing, the Surviving Entity will be the beneficiary under such indemnification agreement.

     (c) In furtherance of and without limiting the foregoing, the Company agrees that it will effect the redemptions or dispositions of equityholders in the Company's Subsidiaries, as set forth in Section 5.4(a) of the Company Disclosure Letter, to result in 100% ownership of such Subsidiaries by the Company at Closing.

     7.5 Access to Information; Confidentiality. The Company shall, and shall cause each of the Company Subsidiaries to, afford to the Buyer and its officers, employees, accountants, counsel, financial advisors and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to all its properties, books, Contracts, Commitments, personnel and records and, during such period, the Company shall, and shall each cause of the Company Subsidiaries to, furnish promptly to Buyer (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities Laws and
(ii) to the extent allowable under Applicable Law, all other information concerning its business, properties and personnel as Buyer may reasonably request. Each of the Company and Buyer will hold, and will cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and Affiliates to hold, any nonpublic information in confidence to the extent required by, and in accordance with, and will comply with the provisions of the letter agreement between the Company and Buyer dated as of July 19, 2000 (the "Confidentiality Agreement").

     7.6 Publicity. The initial press release relating to this Agreement shall be a joint press release the form of which shall be mutually agreed upon and thereafter the Company and Buyer shall, subject to their respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), consult with each other, and use reasonable efforts to agree upon the text of any press release, before issuing any such press release or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any Governmental Entity or with any national securities exchange with respect thereto.

     7.7 Expenses. Subject to Section 9.6, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

     7.8  Indemnification.

     (a) From and after the Effective Time, Buyer shall, and shall cause the Surviving Entity to keep in effect provisions in its articles of incorporation and limited liability company agreement providing for exculpation of director liability and indemnification of directors, officers, employees and agents at least to the extent that such persons are entitled thereto under the articles of incorporation and bylaws of the Company on the date hereof, subject to Maryland law, which provisions shall not be amended, repealed or otherwise modified for a period of five (5) years after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors, officers, employees or agents of the Company (the "Indemnified Parties") in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by law; provided, that in the event any claim or claims are asserted or made within such five year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims.

     (b) For a period of six years after the Effective Time, the Surviving Entity shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company (provided that the Surviving Entity may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from facts or events which occurred before the Effective Time; provided, however that $86,000 of the premiums for such policies shall be paid immediately prior to Closing by Buyer and the remaining premiums due for such policies shall be paid immediately prior to Closing by the Company.

     (c) In the event that the Surviving Entity or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case the successors and assigns of such entity shall assume the obligations set forth in this Section 7.8, which obligations are expressly intended to be for the irrevocable benefit or, and shall be enforceable by, each Indemnified Party.

     (d) This Section 7.8 is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties, their heirs and personal representatives and shall be binding on the Surviving Entity and its representatives, successors and assigns.

     7.9 Employees. Buyer hereby covenants to use commercially reasonable efforts to enter into employment agreements with the individuals listed on Exhibit B attached hereto with respect to the Buyer's retention of the services of such employees after the Closing.

     7.10 Notification. The Company shall give prompt notice to Buyer, if (i) any representation or warranty made by it contained in this Agreement that is qualified as to its materiality becomes untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becomes untrue or inaccurate in any material respect or (ii) it fails to comply with or satisfy in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

     7.11  Tax Treatment.

     (a) The parties shall treat the Merger for all income tax purposes as a taxable purchase of assets by Buyer, in exchange for the Purchase Price and assumption of the liabilities of the Company and the Company Subsidiaries, to the extent such liabilities are taken into account in determining the purchase price of the Company's assets for income tax purposes, and a liquidating distribution of such Purchase Price to the Company's shareholders within the meaning of Section 562(b)(1) of the Code including, without limitation, filing the Company's final Tax Returns for the period ending on the Effective Time consistent with such treatment, and no party shall take any position inconsistent with such treatment.

     (b) The Company will use its best efforts to preserve its status as a REIT, within the meaning of the Code.

     7.12  Loans. The Buyer shall repay the indebtedness set forth on Exhibit C.

     7.13 Interests in Subsidiaries. The Buyer shall effect the redemption or dispositions of the interests or investments of third parties in subsidiaries of the Company as set forth in Schedule 5.4 of the Company Disclosure Letter.

     7.14 Directors and Officers. On or before the Closing date, the Company shall cause its officers and directors, and the officers and directors of each of the Company Subsidiaries, to submit their resignations from their respective positions and, subject to the approval of voting securityholders, cause the liquidation and dissolution of the Company Subsidiaries listed in Section 7.14 of the Company Disclosure Letter.

     7.15 The Formation and Operation of the Liquidating Trust. Prior to the Effective Time, the Company shall form the Liquidating Trust, substantially in accordance with a trust agreement, the form of which is attached hereto as Exhibit D. The Company agrees that the Company will cause the Liquidating Trust:
(i) to operate, in all material respects, in conformity with the Liquidating Trust Agreement, (ii) to have in place, as of the Closing Date, the excess cash balance in accordance with Section 5.7 of the Liquidating Trust Agreement (and at the Closing, the Company will cause the Liquidating Trust to deliver to Buyer a certificate to that effect), and (iii) to assume the Trust Property Liabilities (as defined in the Liquidating Trust Agreement) and to indemnify the Buyer, in accordance with the terms of the Liquidating Trust Agreement, for such Trust Property Liabilities. The Company agrees that prior to the Effective Time, it will transfer to the Liquidating Trust (a) those Liquidating Trust Assets not previously sold by the Company in accordance with Section 7.2 and (b) the Trust Property Liabilities (as defined in the Liquidating Trust Agreement).

     7.16 Company Auditor Comfort Letter. The Company shall use its reasonable best efforts to cause to be delivered to Buyer a "comfort" letter (the "Comfort Letter") of the Company Auditor, dated and delivered as of and on the Closing Date, and addressed to Buyer, in form and substance reasonably satisfactory to Buyer and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

     7.17 Transfer and Gains Taxes; Stockholder Demand Letters. The Buyer shall, with the Company's good-faith cooperation and assistance, prepare, execute and file, or cause to be prepared, executed and filed, all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added stock transfer and stamp Taxes, any transfer, recording, registration and other fees and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement. After the Effective Time, Buyer, on behalf of the Company, shall send the shareholder demand letters required by Treasury Regulation Section 1.857-8 to the appropriate Company shareholders for the Company's taxable year ended on the Closing Date. Buyer shall cause the Company and the Company Subsidiaries to make, or cause to be made, an election under Section 754 of the Code for each Company Subsidiary that is treated as a partnership for federal tax purposes.

     7.18  Proposed Insurance Policies.

     (a) As soon as reasonably practicable after the date hereof, and in no event later than (unless extended by the parties) April 15, 2001 (the "Insurance Date"), the parties shall use their respective commercially reasonable efforts to obtain, from one or more insurance companies with a Bests rating of at least A+, 15, for the benefit of the Surviving Entity, as beneficiary, either commercially reasonable policies or binding commitments therefor in accordance with the following: (1) an insurance policy, in form and substance reasonably satisfactory to Buyer, covering liabilities and costs resulting from any breach of a representation or warranty in this Agreement as if such representations or warranties survived the Closing Date, which policy shall have (i) a liability coverage cap no lower than Ten Million Dollars ($10,000,000); (ii) a retention (or "deductible") figure no greater than Fifty Thousand Dollars ($50,000); and
(iii) a set of coverage exclusions that Buyer, in its reasonable discretion, reasonably finds acceptable; (2) an insurance policy, in form and substance reasonably satisfactory to Buyer, covering liabilities and costs resulting from any environmental liabilities associated with any property which was owned by the Company at any point from January 1, 2000 until Closing, which policy shall have (i) a liability coverage cap no lower than Fifteen Million Dollars ($15,000,000); (ii) a retention (or "deductible") figure no greater than Fifty Thousand Dollars ($50,000); and (iii) a set of coverage exclusions that Buyer, in its reasonable discretion, reasonably finds acceptable; and (3) an insurance policy, in form and substance reasonably satisfactory to Buyer, covering liabilities and costs resulting from any outstanding litigation associated with any property which was owned by the Company at any point from January 1, 2000 until Closing, which policy shall have (i) a liability coverage cap no lower than Ten Million Dollars ($10,000,000); (ii) a retention (or "deductible") figure no greater than One Hundred Thousand Dollars ($100,000) (the "Litigation Deductible"); and (iii) a set of coverage exclusions that Buyer, in its reasonable discretion, reasonably finds acceptable.

     (b) The cost of obtaining the policies and or binding commitments will be at the Company's sole cost and expense, subject to Section 7.18(c).

     (c) On the Insurance Date, the Company may, in its discretion, notify Buyer in writing that the Company has determined that premiums to be charged for such policies are not, taken as a whole, commercially reasonable. If the Company delivers such notice, the Buyer may terminate this Agreement at any time after the expiration of ten (10) business days after the delivery of such notice; provided that the parties, during such ten (10) business day period, shall use their good faith efforts to negotiate in order to make such premiums commercially reasonable. At the end of such ten (10) business day period, Buyer shall notify the Company in writing of its decision to either (i) terminate this Agreement, (ii) pay any premium amounts in excess of commercially reasonable premiums or (iii) adjust the proposed insurance parameters set forth in Section 7.18(a) such that the premiums to be charged for such policies are, taken as a whole, commercially reasonable.

     (d) On the Insurance Date, the Company shall notify Buyer of the proposed terms of the insurance policies (the "Proposed Policies"), and shall supply Buyer with written documentation prepared by the proposed insurance companies, which terms shall specify in reasonable detail the proposed limits on and scope of the insurance coverage, a description of any coverage exclusions and other terms including the deductible, coverage limits and premium costs. Within a five
(5) business day period after the delivery of such notice and such written documentation, Buyer shall notify the Company in writing whether or not it agrees that the Proposed Policies will satisfy the parameters set forth in
Section 7.18(a). If the Buyer fails to deliver such notice it shall be deemed to have accepted such Proposed Policies. If the Buyer notifies the Company in writing that the Proposed Policies do not satisfy the parameters set forth in
Section 7.18(a), the parties, during the period ending ten (10) business days after the delivery of Buyer's notice, shall use their good faith efforts to negotiate in order to make such Proposed Policies reasonably acceptable to Buyer. At the end of such ten (10) business day period, Buyer shall notify the Company in writing of its decision to, in its discretion, either (i) terminate this Agreement or (ii) accept the terms of the Proposed Policies. The Proposed Policies, in the form as may be accepted by Buyer under the terms of this
Section 7.18(d) shall be defined herein as the "Accepted Policies."

     (e) The Buyer may terminate this Agreement if the Accepted Policies are not in place on the date otherwise scheduled for the Closing of the Merger under this Agreement, or if the Company fails to deliver, on the Insurance Date, the notice and other information described in Section 7.18(d).

                                   ARTICLE 8

                                   CONDITIONS

     8.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

          (a) The Company Shareholder Approval shall have been obtained.

          (b) Neither of the parties hereto shall be subject to any order or injunction of a court of competent jurisdiction which prohibits the consummation of the transactions contemplated by this Agreement. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

          (c) All required approvals of Governmental Entities shall have been obtained.

     8.2 Conditions to Obligations of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by the Company:

          (a) Buyer shall have performed, in all material respects, its respective agreements contained in this Agreement required to be performed on or prior to the Closing Date and, at the Closing, Buyer shall have delivered to the Company a certificate to that effect, executed by an executive officer of Buyer.

          (b) The representations and warranties of Buyer contained in this Agreement shall be true and correct, in all material respects, at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specially relate to an earlier date, in which case such representations shall be true and correct as of such earlier date) and, at the Closing, Buyer shall have delivered to the Company a certificate to that effect, executed by an executive officer of Buyer.

          (c) Buyer shall have delivered to the Company a certificate of the secretary of Buyer certifying the certificate of formation and limited liability company agreement of Buyer and the resolutions of the Board of Directors or members of Buyer with respect to the Merger.

     8.3 Conditions to Obligation of Buyer to Effect the Merger. The obligations of Buyer to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by
Buyer:

          (a) The Company shall have performed, in all material respects, its agreements contained in this Agreement required to be performed on or prior to the Closing Date and, at the Closing, the Company shall have delivered to the Buyer a certificate to that effect, executed by an executive officer of the Company.

          (b) The representations and warranties of the Company contained in this Agreement shall be true and correct at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically relate to an earlier date, in which case such representations shall be true and correct as of such earlier date) and, at the Closing, the Company shall have delivered to the Buyer a certificate to that effect, executed by an executive officer of the Company. Notwithstanding the foregoing sentence, this condition shall be considered to have been satisfied in full, if the aggregate of all breaches of the representations and warranties of the Company and of the Company's agreements do not result in damages or losses incurred or to be incurred by Buyer that equal or exceed One Million Dollars ($1,000,000).

          (c) From the date of this Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of the Company that would have a Company Material Adverse Effect other than any such change that results from a decline or deterioration in general economic conditions or in conditions in the real estate markets in which the Company operates.

          (d) Prior to the Effective Time, the Company shall have complied with
     Section 7.15 hereof.

          (e) The consents and waivers from third parties set forth on Schedule 5.5(a) and any other consents necessary to effectuate the Merger arising after the date hereof from third parties shall have been obtained.

          (f) The Accepted Policies will be obtained by the Company and will be in effect.

          (g) PGP Partners, Inc. and the Company shall have entered into (or the Surviving Entity shall have had assigned to it) an agreement providing, for a term expiring in June, 2002, for the sharing of common administrative costs, in form and substance reasonably acceptable to Buyer.

          (h) The Company shall have delivered to the Buyer a certificate of the Secretary of the Company certifying the articles of incorporation and bylaws of the Company and the resolutions of the Board and officers of the Company and of each Company Subsidiary, in each case effective as of the Merger.

          (i) The Company shall have delivered to Buyer a certification of non-foreign status described in Treasury Regulation Section 1.1445-2(b)(2).

          (j) Buyer shall have received an opinion of Gibson, Dunn & Crutcher LLP, counsel to the Company, dated the Closing Date and in form and substance reasonably satisfactory to the Buyer, opining as to (i) the continued status of the Surviving Entity as a REOC immediately following the Effective Time, (ii) the distribution of units of beneficial interest in the Liquidating Trust did not require registration under Section 5 of the Securities Act and (iii) that, after the Effective Time, the Liquidating Trust Agreement is a valid and binding agreement and the Surviving Entity may enforce the terms of the Liquidating Trust Agreement, as a third party beneficiary, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity. Buyer shall have received an opinion of Gibson, Dunn & Crutcher LLP, counsel to the Company, in form and substance reasonably satisfactory to the Buyer, to the effect that commencing with its taxable year ended December 31, 1994, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code and that its current and proposed method of operation, taking into account the effects of the Merger, will enable the Company to continue to meet the requirements for qualification and taxation as a REIT through the taxable year of the Company ending as a result of the Merger.

          (k) The Company shall have assigned to the Liquidating Trust all of its rights and obligations under that certain Management Agreement, dated as of November 22, 2000, by and between the Company and PGP.

          (l) If, as of immediately prior to the Closing, the shares of Company Common Stock are not listed on the NYSE, holders of no more than three percent (3%) of the Company Common Stock shall have perfected dissenters' rights; provided, however, that if at such time the shares of Company Common Stock are listed on the NYSE, this clause (m) will not be a condition to Buyer's obligation to effect the Merger.

          (m) Glenn L. Carpenter and one of the three individuals listed in the second column of Exhibit B (or such persons who shall be deemed replacements for such individuals, which replacements shall be approved by Buyer, such approval not to be unreasonably withheld) shall have entered into employment agreements with the Surviving Entity and shall have performed the obligations to be performed by them thereunder as of the Closing Date.

                                   ARTICLE 9

                                  TERMINATION

     9.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the shareholders of the Company, by the mutual written consent of Buyer and the Company.

     9.2 Termination by Either Buyer or the Company. This Agreement may be terminated and the Merger may be abandoned by action of either the Company or the Buyer if (a) the Merger shall not have been consummated by August 30, 2001 (the "Final Date") or (b) either (i) a meeting of the Company's shareholders shall have been duly convened and held and the Company Shareholder Approval required by Section 8.1(a) shall not have been obtained at such meeting or at any adjournment thereof or (ii) the Company Shareholder Approval shall not have been obtained by two days prior to such Final Date, or (c) a United States federal or state court of competent jurisdiction or United States Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable, provided, that the party seeking to terminate this Agreement pursuant to this clause (c) shall have used all reasonable efforts to remove such order, decree, ruling or injunction; and provided, in the case of a termination pursuant to clause (a) above, that the terminating party shall not have breached in any material respect its obligations under this Agreement.

     9.3 Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by action of the Board of Directors of the Company:

          (a) in accordance with Section 7.1(c); provided, however, that in order for the termination of this Agreement pursuant to this Section 9.3(a) to be deemed effective, the Company shall have complied with all provisions contained in Section 7.1, including the notice provisions therein, and with applicable requirements, including the payment of all amounts due under
     Section 9.6;

          (b) if there has been a breach by Buyer of any representation or warranty contained in this Agreement such that the condition specified in
     Section 8.2(b) would be incapable of being satisfied by the Final Date; or

          (c) if there has been a breach by Buyer of any of the covenants or agreements set forth in this Agreement such that the condition set forth in
     Section 8.2(a) would be incapable of being cured by the Final Date.

     9.4 Termination by Buyer. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by action of the
Buyer:

          (a) if there has been a breach by the Company of any representation or warranty contained in this Agreement such that the conditions specified in
     Section 8.3(b) would be incapable of being satisfied by the Final Date;

          (b) there has been a breach by the Company of any of the covenants or agreements set forth in this Agreement such that the condition set forth in
     Section 8.3(a) would be incapable of being satisfied by the Final Date;

          (c) if the Company notifies Buyer that the Company intends to accept a Superior Proposal as set forth in Section 7.1(c); or

          (d) if the Board of the Company or any duly authorized committee thereof shall have publicly announced that it has withdrawn or modified in any manner adverse to Buyer its approval or recommendation of the Merger or this Agreement in connection with, or approved or recommended a Superior Proposal.

     9.5  Additional Termination Provisions.

     In addition to the termination provisions set forth in this Article 9, the parties acknowledge that this Agreement may also be terminated under the provisions set forth in Section 7.18.

     9.6  Certain Fees Upon Termination and Abandonment.

     (a) If this Agreement shall be terminated pursuant to Sections 9.2(b), 9.3(a), 9.4(c) or 9.4(d), then the Company will pay Buyer (provided the Company was not entitled to terminate this Agreement pursuant to Section 9.3(b) or 9.3(c) at the time of such termination, in which case no such fee will be payable) a termination fee equal to $2,000,000 plus reimbursement of out-of-pocket fees, costs and expenses of the Buyer incurred in connection with this Agreement in the amount of $750,000 (regardless of the actual amount of such expenses).

     (b) If this Agreement shall be terminated pursuant to Section 7.18, 9.4(a) or 9.4(b), then the Company will pay Buyer (provided the Company was not entitled to terminate this Agreement pursuant to Section 9.3(b) or 9.3(c) at the time of such termination, in which case no such fee will be payable) reimbursement of expenses in the amount of $750,000 (regardless of the actual amount of such expenses). In addition, if within 12 months of any termination hereof that results in such reimbursement of expenses in the amount of $750,000 being paid, the Company consummates an Acquisition Proposal transaction with a third party, then the Company will pay Buyer an additional termination fee of $2,000,000.

     (c) If this Agreement shall be terminated pursuant to Section 9.3(b) or 9.3(c), then Buyer will pay the Company (provided that Buyer was not entitled to terminate this Agreement pursuant to Section 9.4 or Section 7.18 hereof at the time of such termination, in which case no such fee will be payable) reimbursement of expenses in the amount of $750,000 (regardless of the actual amount of such expenses).

     (d) Notwithstanding anything to the contrary in this Agreement (other than in the case of a willful breach), each of Buyer and the Company expressly acknowledges and agrees that, with respect to any circumstances where a fee or reimbursement expenses are payable in accordance with Section 9.6(a), Section 9.6(b) or Section 9.6(c), as the case may be, the payment of a fee or reimbursement expenses shall constitute liquidated damages with respect to any claim for damages or any other claim which Buyer or the Company, as the case may be, would otherwise be entitled to assert against the Company or any of the Company Subsidiaries or Buyer, as the case may be, or any of their respective assets, or against any of their respective directors, officers, employees, partners, managers, members, affiliates or stockholders, with respect to this Agreement and shall constitute the sole and exclusive remedy available to Buyer or the Company, as the case may be. The parties hereto expressly acknowledge and agree that, in light of the difficulty of accurately determining actual damages with respect to the foregoing upon any termination of this Agreement in circumstances where a fee or reimbursement expenses are payable in accordance with Section 9.6(a),

Section 9.6(b) or Section 9.6(c), as the case may be, the right to payment under any of such subsections of Section 9.6: (i) constitutes a reasonable estimate of the damages that will be suffered by reason of any such proposed or actual termination of this Agreement pursuant to said section, and (ii) shall be in full and complete satisfaction of any and all damages arising as a result of the foregoing (other than in the case of a willful breach). Except for nonpayment of the amounts set forth in Section 9.6(a), Section 9.6(b) or Section 9.6(c), as the case may be, each of Buyer and the Company hereby agrees that, upon any termination of this Agreement in circumstances where a fee or reimbursement expenses are payable in accordance with Section 9.6(a), Section 9.6(b) or
Section 9.6(c), as the case may be, in no event (other than in the case of willful breach), shall Buyer or the Company, as the case may be, (A) seek to obtain any recovery or judgment against the Company or any of the Company Subsidiaries or Buyer, as the case may be, or any of their respective assets, or against any of their respective directors, officers, employees, partners, managers, members, affiliates or stockholders, or (B) be entitled to seek or obtain any other damages of any kind, including, without limitation, consequential, indirect or punitive damages.

     (e) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article 9, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this Article 9 and Section 7.7 and except for the provisions of Sections 10.3, 10.4, 10.5, 10.6, 10.8, 10.9, 10.12, 10.13 and 10.14, and except to the extent that such termination results from a willful breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

     9.7 Extension; Waiver. At any time prior to the Effective Time, either the Company or Buyer, by action taken by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE 10

                               GENERAL PROVISIONS

     10.1 Nonsurvival of Representations, Warranties and Agreements. All representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Merger, provided, however, that the agreements contained in Article 4, the last sentence of Section 7.5, Section 7.6, Section 7.7, and this Article 10 shall survive the Merger.

     10.2 Notices. Any notice required to be given hereunder shall be in writing and shall be sent by facsimile transmission (confirmed by any of the methods that follow), courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid) and addressed as follows:

        If to Buyer:

        Marc R. Halle
        FountainGlen Properties LLC
        c/o Prudential Real Estate Investors
        8 Campus Drive
        Parsippany, NJ 07054
        Facsimile: (973) 734-1475

        With a copy to:

        Jay L. Bernstein, Esq. and
        Greg Radke, Esq.
        Clifford Chance Rogers & Wells LLP
        200 Park Avenue
        New York, NY 10166-0153
        Facsimile: (212) 878-8375

        If to the Company:

        Glenn L. Carpenter
        Pacific Gulf Properties Inc.
        4220 Von Karman Avenue
        Newport Beach, CA 92660
        Facsimile: (949) 223-5034

        With a copy to:

        Dhiya El-Saden, Esq.
        Gibson, Dunn & Crutcher LLP
        333 South Grand Avenue
        Los Angeles, CA 90071
        Facsimile: (213) 229-7520

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so delivered.

     10.3 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of
Section 7.8 (the "Third Party Provisions"), nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. The Third Party Provisions may be enforced by the beneficiaries thereof.

     10.4 Entire Agreement. This Agreement, the Exhibits, the Company Disclosure Letter and the Buyer Disclosure Letter and any documents or side letters delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

     10.5 Amendment. This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors, at any time before or after the obtaining of the Company Shareholder Approval and prior to the filing of the Articles of Merger with the SDAT of Maryland and the filing of the Certificate of Merger with the Delaware Secretary of State in accordance with the DLLCA; provided, however, that after such Company Shareholder Approval is obtained, no amendment shall be made which requires the further approval of shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     10.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland without regard to its rules of conflict of laws, except that the validity of the Merger shall be governed by the MGCL and the DLLCA. Each of the Company and Buyer hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Maryland and of the United States of America located in the State of Maryland (the "Maryland Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Maryland Courts and agrees not to plead or claim in any Maryland Court that such litigation brought therein has been brought in an inconvenient forum.

     10.7 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

     10.8 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

     10.9  Interpretation.

     (a) In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

     (b) Any item or matter disclosed in a particular Schedule of the Company Disclosure Letter or the Buyer Disclosure Letter, as the case may be, shall be deemed disclosed in all other Schedules of such Disclosure Letter.

     10.10 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations or warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 10.5, waive compliance with any of the agreements or conditions of the other party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

     10.11 Incorporation. The Company Disclosure Letter and the Buyer Disclosure Letter and all Exhibits attached hereto and thereto and referred to herein and therein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

     10.12 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     10.13 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Maryland court, this being in addition to any other remedy to which they are entitled at law or in equity.

     10.14 Definitions. As used in this Agreement, the following terms have the meanings set forth:

     "Affiliate" of a person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

     "Applicable Law" means shall mean any statute, law, regulation, rule or ordinance of any Governmental Entity applicable to the Company or Buyer or any Company Subsidiaries or any Company Properties.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Governmental Entity" means any United States federal, state or local governmental, regulatory or administrative agency or any court.

     "knowledge" or "best knowledge" of the Company and the Company Subsidiaries means the actual knowledge of Glenn L. Carpenter, Donald G. Herrman, Angela Wixted, Kimberly Solbakk and Curtis Miller, in each case, with no implied duty of inquiry.

     "Long-Term Indebtedness" means, as of the Closing Date, any indebtedness of the Company for borrowed money, including the current portions thereof, and any liability of the Company that, in accordance with GAAP based on the accrual method of accounting consistent with the Company's past practices, is required to be reflected on the Company's financial statements as a liability on the Closing Date. Long-Term Indebtedness excludes any construction loan indebtedness and accrued retention payables which are included in the Equity Differential or the Deposit Differential calculation in Section 4.1(a) and excludes any liability otherwise counted as a current liability under the definition of Net Working Capital.

     IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                          FOUNTAINGLEN PROPERTIES LLC

                                          By:       /s/ MARC R. HALLE
                                            ------------------------------------

                                          PACIFIC GULF PROPERTIES INC.

                                          By:    /s/ GLENN L. CARPENTER
                                            ------------------------------------
                                                     Glenn L. Carpenter
                                            Chairman and Chief Executive Officer

                                          By:     /s/ DONALD G. HERRMAN
                                            ------------------------------------
                                                    Donald G. Herrman
                                               Executive Vice President and
                                                 Chief Executive Officer

                                                                       EXHIBIT B

                               February 28, 2001

Board of Directors
Pacific Gulf Properties Inc.
4220 Von Karman, Second Floor
Newport Beach, California 92660

Members of the Board:

     We understand that Pacific Gulf Properties Inc. (the "Company") and FountainGlen Properties LLC (the "Buyer"), a Delaware Limited Liability Company, propose to enter into an Agreement and Plan of Merger, substantially in form of the draft dated February 27, 2001 (the "Merger Agreement"), which provides, among other things, for (i) the merger (the "Merger") of the Company, with and into the Buyer. Pursuant to the Merger, the separate corporate existence of the Company shall thereupon cease and each outstanding share of common stock, par value $0.01 per share (the "Company Common Stock"), of the Company, other than shares held in treasury or held by the Buyer, any Company Subsidiary (as defined in the Merger Agreement) or any affiliate of the Buyer or as to which dissenters' rights have been perfected, will be converted into the right to receive approximately $3.00 per share in cash plus an amount equal to the sum of the "Equity Differential", the "Deposit Differential" and the "Development Budget Adjustment" (each as defined in the Merger Agreement), subject to the adjustments set forth in the Merger Agreement. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

     At the closing of the Merger the assets of the Company will consist primarily of the properties listed on Schedule A hereto.

     You have asked for our opinion as to whether the consideration to be received by the holders of shares of the Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders (other than the Buyer, its affiliates and any Company Subsidiary).

     For purposes of the opinion set forth herein, we have:

     (i) reviewed certain publicly available financial statements and other business and financial information of the Company;

     (ii) reviewed certain internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company;

     (iii) reviewed certain financial forecasts prepared by the management of the Company;

     (iv) discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

     (v) reviewed the reported prices and trading activity for the Company Common Stock;

     (vi) compared the financial performance of the Company and the prices and trading activity of the Company Common Stock with that of certain other comparable publicly-traded companies and their securities;

     (vii) participated in discussions and negotiations among representatives of the Company and the Buyer and their financial and legal advisors;

     (viii) marketed the Company and solicited proposals from multiple potential investors;

     (ix) reviewed the draft Merger Agreement, dated February 27, 2001, and certain related documents;

     (x) considered such other factors and performed such other analyses as we have deemed appropriate.

     We have assumed and relied upon without independent verification the accuracy and completeness of the information supplied or otherwise made available to us by the Company for the purposes of this opinion. With respect to the financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company. In addition we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals (other than the appraisal of the building in which the Company's executive offices are located (the "Pacific Gulf Properties Headquarters Building")). Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

     We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services including a transaction fee that is contingent upon the consummation of the Merger. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for the Company and for affiliates of the Buyer and have received fees for the rendering of these services. In the ordinary course of business, Morgan Stanley may from time to time trade in the debt and equity securities or senior loans of the Company. In addition, assets management affiliates of Morgan Stanley & Co. Incorporated beneficially own, in the aggregate, approximately 5.9% of the Company's Common Stock. We express no opinion or recommendation as to how the shareholders of the Company should vote at the shareholders meeting held in connection with the Merger.

     It is understood that this letter is for the benefit and use of the Board of Directors of the Company only and may not be used for any other purpose without our prior written consent, except that a copy of our written opinion may be included in its entirety in any filing that the Company is required to file with the Securities and Exchange Commission in connection with the Merger if such inclusion is required by applicable law and in the Company's proxy statement mailed to stockholders in connection with their consideration of the approval of the Merger Agreement.

     Based upon and subject to the foregoing, we are of the opinion on the date hereof that the consideration to be received by the holders of shares of the Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders (other than the Buyer, its affiliates and any Company Subsidiary).

                                          Very truly yours,

                                          MORGAN STANLEY & CO. INCORPORATED

                                          By: /s/ GARY PALMER
                                            ------------------------------------
                                            Gary Palmer
                                            Principal

                                   SCHEDULE A

     Assets of the Company at the closing of the Merger:

           1. The Senior Housing Business
              - Six operating properties (1,294 units)
              - Six development properties (1,202 units)
              - Deposits and capitalized predevelopment costs

           2. The Pacific Gulf Properties Headquarters Building

           3. Cash flow from the Industrial Management fee contract

           4. Net Working Capital balance estimated to be $1.0 million

                                                                       EXHIBIT C
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  PACIFIC GULF

                          LIQUIDATING TRUST AGREEMENT

                          DATED                , 2001

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                              PAGE
                                                                              ----
ARTICLE I.      NAME AND DEFINITIONS........................................   C-1
     1.1        NAME........................................................   C-1
     1.2        CERTAIN TERMS DEFINED.......................................   C-1
     1.3        MEANING OF OTHER TERMS......................................   C-2
ARTICLE II.     NATURE OF TRANSFER..........................................   C-2
     2.1        PURPOSE OF LIQUIDATING TRUST................................   C-2
     2.2        APPOINTMENT AND ACCEPTANCE OF TRUSTEES......................   C-3
     2.3        TRANSFER OF ASSETS TO TRUST.................................   C-3
     2.4        NO REVERSION TO THE CORPORATION.............................   C-3
     2.5        INSTRUMENTS OF FURTHER ASSURANCE............................   C-3
     2.6        ASSUMPTION OF THE CORPORATION'S LIABILITIES.................   C-3
     2.7        ASSIGNMENT FOR BENEFIT OF BENEFICIARIES.....................   C-3
ARTICLE III.    BENEFICIARIES...............................................   C-3
     3.1        BENEFICIAL INTERESTS........................................   C-3
     3.2        RIGHTS OF BENEFICIARIES.....................................   C-4
     3.3        NO TRANSFER OF INTERESTS OF BENEFICIARIES...................   C-4
     3.4        APPLICABLE LAW..............................................   C-4
ARTICLE IV.     DURATION AND TERMINATION OF LIQUIDATING TRUST...............   C-4
     4.1        DURATION....................................................   C-4
     4.2        TERMINATION BY BENEFICIARIES................................   C-4
     4.3        NO TERMINATION FOR THREE MONTHS.............................   C-5
     4.4        CONTINUANCE OF TRUSTEES' AUTHORITY AFTER TERMINATION........   C-5
ARTICLE V.      ADMINISTRATION OF LIQUIDATING TRUST ESTATE..................   C-5
     5.1        SALE OF LIQUIDATING TRUST ESTATE............................   C-5
     5.2        CONTINUING EFFORTS TO RESOLVE CLAIMS AND LIABILITIES........   C-5
     5.3        CONTINUED COLLECTION OF PROPERTY OF LIQUIDATING TRUST
                ESTATE......................................................   C-5
     5.4        PAYMENT OF CLAIMS, EXPENSES AND LIABILITIES.................   C-5
     5.5        INTERIM DISTRIBUTIONS.......................................   C-6
     5.6        FINAL DISTRIBUTION..........................................   C-7
     5.7        EXCESS CASH BALANCES........................................   C-7
     5.8        FISCAL YEAR.................................................   C-7
     5.9        ANNUAL REPORTS TO BENEFICIARIES; FEDERAL INCOME TAX
                INFORMATION.................................................   C-7
     5.10       INTERIM REPORTS TO BENEFICIARIES............................   C-7
     5.11       SEC FILINGS.................................................   C-8
ARTICLE VI.     POWERS AND LIMITATIONS OF THE TRUSTEES......................   C-8
     6.1        LIMITATIONS ON TRUSTEES.....................................   C-8
     6.2        SPECIFIC POWERS OF TRUSTEES.................................   C-8
     6.3        POWERS OF TRUSTEES TO DEAL WITH LIQUIDATING TRUST IN
                NON-FIDUCIARY CAPACITY......................................   C-9
ARTICLE VII.    TRUSTEES....................................................  C-10
     7.1        GENERALLY...................................................  C-10
     7.2        RELIANCE BY TRUSTEES........................................  C-10
     7.3        INDEMNIFICATION OF TRUSTEES.................................  C-10
     7.4        NO DUTY NOT TO COMPETE......................................  C-10

                                                                              PAGE
                                                                              ----
ARTICLE VIII.   PROTECTION OF PERSONS DEALING WITH THE TRUSTEES.............  C-11
     8.1        ACTION BY TRUSTEES..........................................  C-11
     8.2        RELIANCE ON STATEMENT BY TRUSTEES...........................  C-11
     8.3        APPLICATION OF MONEY PAID OR TRANSFERRED TO TRUSTEES........  C-11
ARTICLE IX.     COMPENSATION OF TRUSTEES....................................  C-11
     9.1        AMOUNT OF COMPENSATION......................................  C-11
     9.2        DATES OF PAYMENT............................................  C-11
     9.3        EXPENSES....................................................  C-11
ARTICLE X.      TRUSTEES AND SUCCESSOR TRUSTEES.............................  C-11
     10.1       NUMBER OF TRUSTEES..........................................  C-11
     10.2       RESIGNATION AND REMOVAL.....................................  C-11
     10.3       APPOINTMENT OF SUCCESSOR....................................  C-11
     10.4       ACCEPTANCE OF APPOINTMENT BY SUCCESSOR TRUSTEE..............  C-12
     10.5       BONDS.......................................................  C-12
ARTICLE XI.     CONCERNING THE BENEFICIARIES................................  C-12
     11.1       EVIDENCE OF ACTION BY BENEFICIARIES.........................  C-12
     11.2       LIMITATIONS ON SUITS BY BENEFICIARIES.......................  C-12
     11.3       REQUIREMENT OF UNDERTAKING..................................  C-12
ARTICLE XII.    MEETING OF BENEFICIARIES....................................  C-13
     12.1       PURPOSE OF MEETINGS.........................................  C-13
     12.2       MEETING CALLED BY TRUSTEES..................................  C-13
     12.3       MEETING CALLED ON REQUEST OF BENEFICIARIES..................  C-13
     12.4       PERSONS ENTITLED TO VOTE AT MEETING OF BENEFICIARIES........  C-13
     12.5       QUORUM......................................................  C-13
     12.6       ADJOURNMENT OF MEETING......................................  C-13
     12.7       CONDUCT OF MEETINGS.........................................  C-13
     12.8       RECORD OF MEETING...........................................  C-13
     12.9       ACTION WITHOUT A MEETING....................................  C-13
     12.10      WAIVER OF NOTICE............................................  C-14
     12.11      REQUIRED VOTE...............................................  C-14
ARTICLE XIII.   AMENDMENTS..................................................  C-14
     13.1       CONSENT OF BENEFICIARIES....................................  C-14
     13.2       NOTICE AND EFFECT OF AMENDMENT..............................  C-14
ARTICLE XIV.    MISCELLANEOUS PROVISIONS....................................  C-14
     14.1       FILING DOCUMENTS............................................  C-14
     14.2       INTENTION OF PARTIES TO ESTABLISH LIQUIDATING TRUST; FEDERAL
                INCOME TAX INTENTIONS.......................................  C-15
     14.3       TAX WITHHOLDING.............................................  C-15
     14.4       LAWS AS TO CONSTRUCTION.....................................  C-15
     14.5       SEPARABILITY................................................  C-15
     14.6       NOTICES.....................................................  C-15
     14.7       COUNTERPARTS................................................  C-15
     14.8       ENTIRE AGREEMENT............................................  C-15

                          LIQUIDATING TRUST AGREEMENT

     AGREEMENT AND DECLARATION OF TRUST by and among                and
               (the "Trustees"[NOTE: THERE MAY BE ONE OR MORE TRUSTEES]), and Pacific Gulf Properties Inc., a Maryland corporation (the "Corporation").

     WHEREAS, on November 9, 2001, the shareholders of the Corporation approved the liquidation of the Corporation and, in furtherance thereof, it is contemplated that this liquidating trust (the "Liquidating Trust") will be composed of some or all assets of the Corporation to be administered and liquidated for the benefit of the Corporation Shareholders;

     WHEREAS, the Corporation has entered into an Agreement and Plan of Merger, dated as of March 1, 2001 (the Merger Agreement"), with FountainGlen Properties LLC, a Delaware limited liability company ("FGP"), pursuant to which, on the terms and subject to the conditions set forth therein, the Corporation will be merged with and into FGP (the "Merger") on the closing date specified in such Merger Agreement (the "Merger Closing Date");

     WHEREAS, as a condition to the consummation of the Merger, the Corporation has agreed that it will (i) transfer to the Liquidating Trust the assets listed on Schedule A attached hereto (the "Assets"), (ii) cause this Liquidating Trust to assume all of the liabilities (whether such liabilities are or will be absolute, accrued, asserted or unasserted, fixed, contingent or otherwise) of the Corporation arising out of the ownership by the Corporation of the Assets (such liabilities being referred to herein as the "Trust Property Liabilities") and (iii) cause this Liquidating Trust to assume all of the liabilities of the Corporation listed on Schedule B attached hereto (such liabilities being referred to herein as the "Purchase Agreement Liabilities");

     WHEREAS, it is a condition precedent to the consummation of the transactions contemplated by the Merger Agreement that this Liquidating Trust assume certain duties, rights and obligations of the Corporation under the Merger Agreement to effectuate potential post-merger adjustments more particularly described on Schedule C attached hereto that may occur subsequent to the date of the consummation of the transactions contemplated by the Merger Agreement (collectively, the "Post-Merger Adjustments"); and

     WHEREAS, the Board of Directors of the Corporation believes that the Assets will, as of the Transfer Date, represent an amount in excess of the amount required to pay the maximum potential liability under (i) the Trust Property Liabilities, (ii) the Purchase Agreement Liabilities, (iii) the Post-Merger Adjustments and (iv) administrative expenses of the Liquidating Trust created hereby.

     NOW THEREFORE, in consideration of the premises and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, subject to the terms and provisions set out below, the Corporation hereby grants, releases, assigns, transfers, conveys and delivers unto the Trustees all of its right, title and interest in the Assets in trust for the uses and purposes stated herein and the Trustees hereby assume, and undertake to perform and discharge, the Trust Property Liabilities, the Purchase Agreement Liabilities and the Post-Merger Adjustments. The Trustees hereby accept such assets and such Liquidating Trust, subject to the same terms and provisions, to wit:

                                   ARTICLE I.

                              NAME AND DEFINITIONS

     1.1 Name. This trust shall be known as the Pacific Gulf Properties Liquidating Trust (the "Liquidating Trust").

     1.2 Certain Terms Defined. For all purposes of this instrument, unless the context otherwise requires:

          (a) "Agreement" or "Agreement of Trust" shall mean this instrument as originally executed or as it may from time to time be amended pursuant to the terms hereof.

          (b) "Beneficiaries" shall mean (i) until the Distribution Date, the Corporation and (ii) after the Distribution Date, the Corporation Shareholders (as defined herein), and their legal representatives, who in accordance with the terms hereof, shall have received appropriate Beneficial Interests (as defined herein) in the Liquidating Trust Estate (as defined herein). The Beneficiaries will be treated as grantors and deemed owners of the Liquidating Trust and they will be treated for federal income tax purposes as owning undivided interests in its assets.

          (c) "Beneficial Interest" shall mean the share of each Beneficiary in the Liquidating Trust Estate. On the Distribution Date (as defined herein) each Corporation Shareholder shall receive a Beneficial Interest in the Liquidating Trust Estate determined by the ratio of the number of shares of Common Stock (as defined herein) held by such Corporation Shareholder on the Distribution Date to the aggregate number of issued and outstanding shares of Common Stock held by all Corporation Shareholders on the Distribution Date.

          (d) "Common Stock" shall mean the Common Stock, par value $0.01 per share, of the Corporation outstanding on the date hereof.

          (e) "Corporation Shareholder" shall mean any holder of Common Stock listed in the Corporation Shareholder List that is held by the Corporation's transfer agent, Computershare Investor Services.

          (f) "Distribution Date" shall mean the date on which the Beneficial Interests are distributed to the Corporation Shareholders.

          (g) "Liquidating Trust Estate" shall mean all the property held from time to time by the Trustees under this Agreement of Trust including but not limited to (i) proceeds from such property held, or from the sale thereof, (ii) dividends and other cash distributions received from any corporation, (iii) interest earned on any monies or securities held by the Trustees under this Agreement of Trust, and (iv) any royalties or income of any kind.

          (g) "Losses" shall mean any and all losses, liabilities, claims, damages, penalties, fines, judgments, awards, settlements, taxes, costs, fees, expenses (including reasonable attorneys' fees) and disbursements actually sustained by FGP.

          (h) "Transfer Date" shall mean the date on which the Assets are transferred into, and the Trust Property Liabilities, the Purchase Agreement Liabilities and the Post-Merger Adjustments are assumed by, the Liquidating Trust.

          (i) "Trustees" shall mean the original Trustees and their successors.

     1.3 Meaning of Other Terms. Except where the context otherwise requires, words importing the masculine gender include the feminine and the neuter, if appropriate, words importing the singular number shall include the plural number and vice versa, and words importing persons shall include firms, associations, and corporations. All references herein to Articles, Sections, and other subdivisions refer to the corresponding Articles, Sections, and other subdivisions of this Agreement; and the words herein, hereof, hereby, hereunder, and words of similar import, refer to this Agreement as a whole and not to any particular Article, Section, or subdivision of the Agreement.

                                  ARTICLE II.

                               NATURE OF TRANSFER

     2.1 Purpose of Liquidating Trust. The sole purpose of this Liquidating Trust is to liquidate the Liquidating Trust Estate in a manner calculated to conserve and protect the Liquidating Trust Estate until such time as the proceeds can be distributed, and to collect and distribute the income and proceeds therefrom to the Beneficiaries in as prompt and orderly a fashion as possible after the payment of expenses and liabilities and the making of reasonable provision for claims and contingent liabilities, including without limitation any Trust Property Liabilities, the Purchase Agreement Liabilities and the Post-Merger Adjustments. The Liquidating Trust shall have no objective to continue or engage in the conduct of a trade or business.

     2.2  Appointment and Acceptance of Trustees.                and
               are hereby named, constituted, and appointed as Trustees, to act and serve as Trustees of the Liquidating Trust and to hold, manage and liquidate the Liquidating Trust Estate and to make the distributions and payments to be made by the Liquidating Trust. The Trustees are willing, and do hereby accept the appointment, to act and serve as Trustees of the Liquidating Trust and to hold the Liquidating Trust Estate and administer the Liquidating Trust pursuant to the terms of this Agreement.

     2.3 Transfer of Assets to Trust. All right, title, and interests of the Corporation in and to the Assets are hereby vested in the Liquidating Trust and preserved for the benefit of the Beneficiaries. From and after the Transfer Date, all of the Assets shall be administered by the Trustees, on behalf of the Beneficiaries and the other intended recipients of distributions from the Liquidating Trust as provided herein. Prior to the creation of the Liquidating Trust, the Corporation shall have executed or caused to be executed and delivered to, or upon the order of, the Trustees, any and all documents and other instruments as may be necessary or useful to convey the Assets to, and to confirm title to the Assets in, the Liquidating Trust. The Corporation will, upon reasonable request of the Trustees, execute, acknowledge and deliver such further instruments and do such further acts as may be necessary or proper to transfer to the Trustees any portion of the Assets intended to be conveyed hereby and to vest in the Trustees the powers, instruments or funds in trust hereunder.

     2.4 No Reversion to the Corporation. The Liquidating Trust shall be irrevocable and in no event shall any part of the Liquidating Trust Estate revert to the Corporation.

     2.5 Instruments of Further Assurance. The Corporation and its officers will, upon reasonable request of the Trustees, execute, acknowledge, and deliver such further instruments and do such further acts as may be necessary or proper to carry out effectively the purposes of this Agreement, to transfer and vest in the Trustees the Assets in trust hereunder.

     2.6 Assumption of the Corporation's Liabilities. The Trustees (in their capacity as trustees and not personally) hereby assume all of the Trust Property Liabilities (including those with respect to contingent or unliquidated claims), the Purchase Agreement Liabilities and the Post-Merger Adjustments, subject to
Section 7.2(c), and agrees hereafter to pay, discharge and perform when due all of the Trust Property Liabilities, the Purchase Agreement Liabilities and Post-Merger Adjustments and to indemnify, defend and hold harmless FGP from and against any and all Losses that result from any of the Trust Property Liabilities, the Purchase Agreement Liabilities and the Post-Merger Adjustments. The Liquidating Trust will, upon reasonable request of FGP, execute, acknowledge and deliver such further instruments, undertakings and other agreements and do such further acts as may be necessary or proper to cause and effect the assumption of the Trust Property Liabilities, the Purchase Agreement Liabilities and the Post-Merger Adjustments by the Liquidating Trust. Should any liability be asserted against the Trustees as the transferees of the Liquidating Trust Estate or as a result of the assumption made in this Section, the Trustees may use such part of the Liquidating Trust Estate as they deem necessary or appropriate in contesting any such liability or in payment thereof. Notwithstanding anything set forth herein, the indemnification obligations of the Liquidating Trust and the Trustees to FGP under this Section 2.6 shall terminate upon the termination of the Liquidating Trust, provided that there is no pending or asserted claim for indemnification pursuant to Section 5.4 or
Section 2.6.

     2.7 Assignment for Benefit of Beneficiaries. The Trustees hereby declare and agree that they are holding the Liquidating Trust Estate solely for the benefit of the Beneficiaries of the Liquidating Trust, and retain only such incidents of ownership as are necessary to undertake the actions and transactions authorized herein.

                                  ARTICLE III.

                                 BENEFICIARIES

     3.1  Beneficial Interests.

     (a) Prior to the Distribution Date, the Corporation shall retain all of the Beneficial Interests. After the Distribution Date, the Beneficial Interest of each Corporation Shareholder shall be determined by the

Trustees in accordance with Section 1.2(c) above. Such determination shall be based upon a certified copy of the list of Corporation Shareholders as of the Distribution Date (the "Corporation Shareholder List"). To be able to determine the appropriate Beneficial Interest of each Corporation Shareholder, on (or promptly after) the Distribution Date, the Corporation will cause the transfer agent of the Corporation, to deliver a certified copy of the Corporation Shareholder List to the Trustees.

     (b) After the Distribution Date, Beneficial Interests in the Liquidating Trust shall not be represented by certificates, and no Beneficiary shall be entitled to such a certificate.

     3.2 Rights of Beneficiaries. Each Beneficiary shall be entitled to participation in the rights and benefits due to a Beneficiary hereunder according to his Beneficial Interest. Each Beneficiary shall take and hold the same subject to all the terms and provisions of this Agreement of Trust. The Beneficial Interest of each Beneficiary is hereby declared and shall be in all respects personal property and upon the death of an individual Beneficiary his Beneficial Interest shall pass to his legal representative and such death shall not terminate or affect the validity of this Agreement. A Beneficiary shall have no title to, possession of, management of, or control of, the Liquidating Trust Estate except as herein expressly provided. No widower, widow, heir, or devisee or any person who may be a Beneficiary shall have any right of dower, homestead, or inheritance, or of partition, or of any other right, statutory or otherwise, in any property whatever forming a part of the Liquidating Trust Estate, but the whole title to all the Liquidating Trust Estate shall be vested in the Trustees and the sole interest of the Beneficiaries shall be the rights and benefits given to such persons under this Agreement of Trust. The Beneficiaries will be treated as the grantors and deemed owners of the Liquidating Trust, and they will be treated for federal income tax purposes as owning undivided interests in its assets.

     3.3 No Transfer of Interests of Beneficiaries. After the Distribution Date, the Beneficial Interest of a Beneficiary may not be transferred either by the Beneficiary in person or by a duly authorized agent or attorney, or by the properly appointed legal representatives of the Beneficiary, nor may a Beneficiary have authority or power to sell, assign, transfer, encumber, or in any other manner anticipate or dispose of his Beneficial Interest in the Liquidating Trust; provided, however, that the Beneficial Interest of a Beneficiary shall be assignable or transferable by will, intestate succession, or operation of law.

     3.4 Applicable Law. As to matters affecting the title, ownership, transferability, or attachment of the Beneficial Interest of a Beneficiary in the Liquidating Trust, the laws from time to time in force in the State of California shall govern except as otherwise herein specifically provided.

                                  ARTICLE IV.

                 DURATION AND TERMINATION OF LIQUIDATING TRUST

     4.1 Duration. Subject to Section 4.2 and Section 4.3, the existence of the Liquidating Trust shall terminate on the date which is three years from the date of creation of the Liquidating Trust unless an earlier termination is required by the applicable laws of the State of California or upon the action of the Beneficiaries as provided in Section 4.2, or unless earlier terminated by the distribution of all of the Liquidating Trust Estate as provided in Section 5.6. However, notwithstanding the foregoing, if there remains any contingent or unliquidated claims or any other outstanding contingent liabilities for which the Liquidating Trust may be responsible, the Liquidating Trust term may be extended, solely with respect to such claims and liabilities, for a period that is reasonably necessary to resolve such claims and liabilities; provided further, that if the life of the Liquidating Trust extends beyond three years from the Transfer Date, prior to such extension the Trustees may request an opinion of counsel to the Liquidating Trust regarding the registration and reporting requirements of the Liquidating Trust under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and any other matters the Trustees shall request with regard to compliance by the Liquidating Trust with applicable federal securities laws.

     4.2 Termination by Beneficiaries. Subject to Section 4.3, the Liquidating Trust may be terminated at any time by the action of Beneficiaries having more than 66.7% of the aggregate Beneficial Interests as evidenced in the manner provided in Article XII.

     4.3  No Termination for Three Months. Notwithstanding Section 4.1, Section
4.2 or Section 5.6, no termination shall occur prior to the three-month anniversary of the Merger Closing Date, which time period shall be extended to the extent of and for the time period of any pending or asserted claim for indemnification pursuant to Section 5.4 or Section 2.6.

     4.4 Continuance of Trustees' Authority after Termination. After the termination of the Liquidating Trust and for the purpose of winding up the affairs of the Liquidating Trust, the Trustees shall continue to have the authority to act as such until their duties have been fully performed. Except as otherwise specifically provided herein, upon the termination of the Liquidating Trust, the Trustees shall have no further duties or obligations hereunder.

                                   ARTICLE V.

                   ADMINISTRATION OF LIQUIDATING TRUST ESTATE

     5.1 Sale of Liquidating Trust Estate. The Trustees may, at such times and for such amounts as they may deem appropriate, transfer, assign, or otherwise dispose of all or any part of the Liquidating Trust Estate as they deem appropriate at public auction or at private sale for cash or securities, or upon credit (either secured or unsecured, as the Trustees shall determine).

     5.2 Continuing Efforts to Resolve Claims and Liabilities. The Trustees will make continuing efforts to resolve any contingent or unliquidated claims and outstanding contingent liabilities for which the Liquidating Trust may be responsible, dispose of the Liquidating Trust Estate, make timely distributions, and not unduly prolong the duration of the Liquidating Trust.

     5.3 Continued Collection of Property of Liquidating Trust Estate. All property that is determined to be a part of the Liquidating Trust Estate shall continue to be collected by the Trustees and held as a part of the Liquidating Trust Estate. The Trustees shall hold the Liquidating Trust Estate without being obligated to provide for or pay any interest thereon to any Beneficiary, except to the extent of such Beneficiary's share of interest actually earned by the Liquidating Trust after payment of the Liquidating Trust's liabilities and expenses as provided in Section 5.4.

     5.4  Payment of Claims, Expenses and Liabilities.

     (a) The Trustees shall pay from the Liquidating Trust Estate all claims, expenses, charges, liabilities, and obligations of the Liquidating Trust Estate, including the Trust Property Liabilities, the Purchase Agreement Liabilities and the Post-Merger Adjustments and other liabilities and obligations that the Trustees specifically assume and agree to pay pursuant to this Agreement of Trust and such transferee liabilities that the Trustees may be obligated to pay as transferees of the Liquidating Trust Estate, including among the foregoing, and without limiting the generality of the foregoing, interest, taxes, assessments, and public charges of every kind and nature and the costs, charges, and expenses connected with or growing out of the execution or administration of the Liquidating Trust and such other payments and disbursements as are provided in this Agreement or which may be determined to be a proper charge against the Liquidating Trust Estate by the Trustees. The Trustees may, in their discretion, make reasonable provision, by reserve or otherwise out of the Liquidating Trust Estate, for such amount as the Trustees in good faith may reasonably determine to be necessary or desirable to meet current or future claims and liabilities of the Liquidating Trust, whether fixed or contingent.

     (b) Notwithstanding the foregoing, any payments to FGP for or on account of the Purchase Agreement Liabilities or the Trust Property Liabilities under the indemnification provisions of Section 2.6 shall be made pursuant to the following provisions only:

          (i) If FGP shall believe that it is entitled to indemnification pursuant to this Agreement in respect of the Trust Property Liabilities or the Purchase Agreement Liabilities, FGP shall give the Trustees prompt written notice thereof. Any such notice shall set forth in reasonable detail and to the extent then known the basis and amount for such claim for indemnification. The failure of FGP to give notice of any claim for indemnification promptly shall not adversely affect FGP's right to indemnity hereunder except

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     to the extent that such failure adversely affects the right of the
     Liquidating Trust to assert any reasonable defense to such claim. The Liquidating Trust shall have twenty (20) business days following its receipt of such notice either to (A) acquiesce to such claim by giving FGP written notice of such acquiescence or (B) object to the claim either by giving FGP written notice of the objection or by failing to acquiesce to such claim in writing within said time period (which failure shall be deemed to be an objection to such claim). If the Liquidating Trust acquiesces in writing to such claim within such twenty (20) business day period, FGP shall be entitled to be indemnified for all Losses related to the Trust Property Liabilities or the Purchase Agreement Liabilities reasonably and proximately incurred by FGP in respect of such claim. If the Liquidating Trust objects to such claim in a timely manner (whether by written objection or failure to acquiesce), and FGP and the Liquidating Trust are unable to resolve their dispute within ten (10) business days following delivery of such objection (or deemed objection) (or such additional period of time as may be mutually agreed to by them), the claim shall be submitted immediately to dispute resolution in a manner consistent with the Merger Agreement.

          (ii) In connection with any claim that may give rise to indemnity under this Agreement resulting from or arising out of any claim against FGP by a person that is not a party hereto, the Liquidating Trust may, but shall not be obligated to (unless FGP elects not to seek indemnity hereunder for such claim), upon written notice to FGP, assume the defense of any such claim if the Liquidating Trust acknowledges to FGP its right to indemnity hereunder and shall either, at the discretion of the Trustees, promptly pay such claim or provide assurances, reasonably satisfactory with respect to such claim to FGP, that the Liquidating Trust will be financially able to satisfy such claim to the extent provided herein if such claim is decided adversely. If the Liquidating Trust assumes the defense of any such claim, the Liquidating Trust shall select counsel reasonably acceptable to FGP to conduct the defense of such claim, shall take all steps reasonably necessary in the defense or settlement thereof and shall at all times diligently and promptly pursue the resolution thereof. If the Liquidating Trust shall have assumed the defense of any claim in accordance with this Section 5.4(b)(ii), the Liquidating Trust shall be authorized to consent to a settlement of, or the entry of any judgment arising from, any such claim, without the prior written consent of FGP; provided, however, that the Liquidating Trust shall not be authorized to encumber any of the assets of FGP or to agree to any restriction that would apply to FGP or to its conduct of business; and provided further, that a condition to any such settlement shall be a complete release of FGP and its affiliates, directors, officers, employees and agents with respect to such claim, including any reasonably foreseeable collateral consequences thereof. FGP shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense. FGP shall, and shall cause each of its affiliates, directors, officers, employees and agents to, cooperate fully with the Liquidating Trust in the defense of any claim being defended by the Liquidating Trust pursuant to this Section 5.4(b)(ii). If the Liquidating Trust does not assume the defense of any claim resulting therefrom in accordance with the terms of this Section 5.4(b)(ii), or the Liquidating Trust fails to diligently and promptly pursue the resolution of such claim, FGP may defend against or prosecute such claim in such manner as it may deem appropriate, including settling such claim after giving at least five (5) business days prior notice of the same to the Liquidating Trust, on such terms as FGP may deem appropriate, provided that any such settlement shall be subject to either
     (i) the consent of the Liquidating Trust, such consent not to be unreasonably withheld, or (ii) the complete release by the third party claimant of the Liquidating Trust and the Trustees and their respective affiliates, directors, officers, employees and agents with respect to such claim, including any foreseeable collateral consequences thereof. In such circumstances, the Liquidating Trust will, at its sole cost and expense, provide reasonable cooperation to FGP and its counsel in defending or prosecuting the claim; and in circumstances in which FGP is ultimately determined in a court of law to be entitled to indemnification hereunder, the Liquidating Trust shall reimburse FGP for all Losses reasonably and proximately incurred by FGP in respect of such claim.

     5.5 Interim Distributions. At such time as may be determined by them, the Trustees shall distribute, or cause to be distributed, to the Beneficiaries of record on the close of business on such record date as the Trustees may determine, in proportion to the respective Beneficial Interests of the Beneficiaries in the Liquidating Trust Estate, (i) an amount which represents the income from investments, and (ii) cash or non-cash property comprising the Liquidating Trust Estate; provided, however, that the amount described in

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(i) and (ii) shall be reduced by the retention of reasonable amounts of cash and property determined in the sole discretion of the Trustees to be sufficient to meet claims and contingent liabilities.

     5.6 Final Distribution. If the Trustees determine that all claims, debts, liabilities, and obligations of the Liquidating Trust have been paid or discharged (except those of Beneficiaries with respect to their interests herein), or if the existence of the Liquidating Trust shall terminate pursuant to Sections 4.1 or 4.2, the Trustees shall, as expeditiously as is consistent with the conservation and protection of the Liquidating Trust Estate, distribute the Liquidating Trust Estate to each Beneficiary of record on the close of business on such record date as the Trustees may determine, in proportion to each Beneficiary's Beneficial Interest therein.

     5.7 Excess Cash Balances. In furtherance of, and without limiting, the obligations of the Liquidating Trust to FGP under this Agreement, the Liquidating Trust agrees that for a period ending on the later of three months following the Merger Closing Date or for so long as any matters related to the Post-Merger Adjustments are pending, the Liquidating Trust agrees that it will maintain Excess Cash Balances (as herein defined) of not less than the greater of (a) $5,000,000 or (b) the sum of (i) the amount that the Corporation's estimate of its Net Working Capital held by the Corporation under Section 4.2 of the Merger Agreement is less than $1,000,000 and (ii) the amount by which Buyer's good faith estimate of Net Equity is less than the Equity Target (as such terms are defined in the Merger Agreement). For this purpose, the "Excess Cash Balance" of the Liquidating Trust shall mean the cash and cash equivalents held by the Liquidating Trust in excess of the amount of cash and cash equivalents that the Liquidating Trust is holding to satisfy its other claims, expenses, charges, liabilities and obligations (including contingent or unliquidated claims). At the Merger Closing Date and from time to time thereafter during the pendency of the Liquidating Trust's obligations under this
Section 5.7, upon the reasonable request of FGP, the Trustees shall provide to FGP a certification, in form and substance reasonably satisfactory to FGP, setting forth the Excess Cash Balances of the Liquidating Trust and the basis of such calculation.

     5.8 Fiscal Year. The fiscal year of the Liquidating Trust shall end on December 31 of each year unless the Trustees deem it advisable to establish some other date as the date on which the fiscal year of the Liquidating Trust shall end.

     5.9 Annual Reports to Beneficiaries; Federal Income Tax Information. As soon as practicable after the close of each fiscal year (including the year in which the Liquidating Trust terminates as provided in Article IV or this Article
V), but in any event within 90 days thereafter, the Trustees shall prepare and mail to each Beneficiary an Annual Report on Form 10-K or a report for such fiscal year showing the assets and liabilities of the Liquidating Trust at the end of each such fiscal year and the receipts and disbursements of the Liquidating Trust for the period, including dates and amounts of distributions made by the Trustees and information regarding interest income received by the Trustees on any obligations owing to the Liquidating Trust or the Trustees, and such other information for such fiscal year as is reasonably available to the Trustees which may be necessary or useful in determining the amount of taxable income from the Liquidating Trust that such Beneficiary may be required to include in his federal income tax return for such year. Such report shall also describe the changes in the Liquidating Trust's assets during the period and the actions taken by the Trustees during the period. The financial statements contained in such report shall be prepared in accordance with generally accepted accounting principles, but need not be audited by an independent public accountant. In addition, after receipt of a request in good faith, or in their discretion without such request, the Trustees may furnish to any person who has been a Beneficiary at any time during the preceding fiscal year a statement containing such further information as is reasonably available to the Trustees which may be helpful to such person for federal, state or local income tax purposes. The Trustees shall file returns as a grantor trust pursuant to U.S. Treasury Regulation Section 1.671-4(a).

     5.10 Interim Reports to Beneficiaries. During the course of a fiscal year, whenever a material event relating to the Liquidating Trust's assets occurs, the Trustees shall, within a reasonable period of time after such occurrence, prepare and mail to the Beneficiaries a Current Report on Form 8-K or an interim report describing such event. The occurrence of a material event need not be reported on an interim report if an annual report pursuant to Section 5.9 will be issued at approximately the same time that such interim report would be issued and such annual report describes the material event as it would be discussed in an interim

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report. The occurrence of a material event will be determined solely by the
Trustees. Copies of all such reports shall be mailed concurrently to FGP (and to Buyer prior to the Merger Closing Date).

     5.11 SEC Filings. The Trustee shall cause the Liquidating Trust to file Annual Reports on Form 10-K and Current Reports on Form 8-K using the Corporation's file number with the Securities and Exchange Commission; provided that nothing herein shall prohibit or restrict FGP, after the Effective Time, from causing the termination of the registration of the common stock of the Corporation under the Securities Exchange Act of 1934, as amended.

                                  ARTICLE VI.

                     POWERS AND LIMITATIONS OF THE TRUSTEES

     6.1 Limitations on Trustees. The Trustees shall not at any time, on behalf of the Liquidating Trust or Beneficiaries, enter into or engage in any business, except to the extent that both (1) the business was engaged in by the Corporation immediately prior to its liquidation and (2) the continuing conduct of the business activities is necessary to conserve or maintain the Liquidating Trust Estate and to facilitate expeditious liquidation of the Liquidating Trust Estate. The Trustees shall have no power to invest or reinvest any of the funds held in the Liquidating Trust Estate, except that the Trustees may, on a temporary basis or for purposes of retaining a reasonable amount of property to meet expenses, obligations, claims and contingent liabilities, invest any portion of the Liquidating Trust Estate in demand and time deposits at savings institutions, [investment grade commercial paper], short-term certificates of deposit or Treasury bills, or securities with short-term original or remaining maturities issued by state or local governments (or agencies or instrumentalities thereof). The Trustees shall be restricted to the holding and collection of the Liquidating Trust Estate and the payment and distribution thereof for the purpose set forth in this Agreement and to the conservation and protection of the Liquidating Trust Estate and the administration thereof in accordance with the provisions of this Agreement. The Trustees shall not be under any duty to reinvest such part of the Liquidating Trust Estate as may be in cash, or as may be converted into cash, nor shall the Trustees be chargeable with interest thereon except to the extent that interest may be paid to the Trustees on such cash amounts. In no event shall the Trustees receive any property, make any distribution, satisfy or discharge any obligation, claim, liability or expense or otherwise take any action which is inconsistent with a complete liquidation of the Liquidating Trust.

     6.2 Specific Powers of Trustees. Subject to the provisions herein, the Trustees shall have the following specific powers in addition to any powers conferred upon them by any other Section or provision of this Agreement of Trust; provided, however, that enumeration of the following powers shall not be considered in any way to limit or control the power of the Trustees to act as specifically authorized by any other Section or provision of this Agreement or to act in such a manner as the Trustees may deem necessary or appropriate to carry out the purpose of the Liquidating Trust or to confer on the Beneficiaries the benefits intended to be conferred upon them by this Agreement.

          (a) To determine the terms on which assets comprising the Liquidating Trust Estate should be sold or otherwise disposed of and to cause the sale of such assets;

          (b) To collect and receive any and all money and other property of whatsoever kind or nature due to or owing or belonging to the Liquidating Trust and to give full discharge and acquittance therefor;

          (c) Pending sale or other disposition or distribution, to retain all or any assets constituting part of the Liquidating Trust Estate;

          (d) To retain and set aside such funds of the Liquidating Trust Estate as the Trustees shall deem necessary or expedient to pay or provide for the payment of (i) unpaid claims, liabilities, debts or other obligations of the Liquidating Trust, (ii) contingencies, and (iii) the expenses of administering the Liquidating Trust Estate;

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

          (e) To do and perform any acts or things necessary or appropriate to carry out the purpose of the Liquidating Trust, including acts or things necessary or appropriate to maintain assets held by the Trustees pending sale or other disposition thereof or distribution thereof to the Beneficiaries;

          (f) To employ such agents and advisors (which may include the Trustees, one or more of the Beneficiaries, or corporations or partnerships owned or controlled by the Trustees or Beneficiaries (including Pacific Gulf Properties Inc.) and to confer upon them such authority as the Trustees may deem necessary, appropriate or expedient, and to pay reasonable compensation therefor from the Liquidating Trust Estate; provided that any such agreements or arrangements with a person or entity affiliated with any of the Trustees shall be on terms no less favorable to the Liquidating Trust than those available to the Liquidating Trust in similar agreements or arrangements with unaffiliated third parties, and such agreements or arrangements shall be terminable, without penalty, on 60 days' prior written notice by the Liquidating Trust;

          (g) To cause any investments of the Liquidating Trust Estate to be registered and held in the names of the Trustees or in the names of a nominee or nominees without increase or decrease of liability with respect thereto;

          (h) To institute or defend actions or declaratory judgments or other actions and to take such other action, in the name of the Liquidating Trust or of the Corporation if otherwise required, as the Trustees may deem necessary or desirable to enforce any instruments, contracts, agreements, or causes of action relating to or forming a part of the Liquidating Trust Estate;

          (i) To cancel, terminate, or amend any instruments, contracts, or agreements relating to or forming a part of the Liquidating Trust Estate, and to execute new instruments, contracts or agreements, notwithstanding that the terms of any such instruments, contracts, or agreements may extend beyond the terms of the Liquidating Trust, provided that no such new instrument, contract or agreement shall permit the Trustees to engage in any activity prohibited hereunder;

          (j) In the event any of the property which is or may become a part of the Liquidating Trust Estate is situated in any state or other jurisdiction in which the Trustees are not qualified to act as Trustees, to nominate and appoint an individual or corporate trustee qualified to act in such state or other jurisdiction in connection with the property situated in that state or other jurisdiction as a trustee of such property and require from such trustee such security as may be designated by the Trustees. The trustee so appointed shall have all the rights, powers, privileges and duties and shall be subject to the conditions and limitations of this Liquidating Trust, except as limited by the Trustees and except where the same may be modified by the laws of such state or other jurisdiction (in which case, the laws of the state or other jurisdiction in which such trustee is acting shall prevail to the extent necessary). Such trustee shall be answerable to the Trustees herein appointed for all monies, assets and other property which may be received by it in connection with the administration of such property. The Trustees hereunder may remove such trustee, with or without cause, and appoint a successor trustee at any time by the execution by the Trustees of a written instrument declaring such trustee removed from office, and specifying the effective date of removal;

          (k) To perform any act authorized, permitted, or required under any instrument, contract, agreement, or cause of action relating to or forming a part of the Liquidating Trust Estate, whether in the nature of an approval, consent, demand, or notice thereunder or otherwise, unless such act would require the consent of the Beneficiaries in accordance with the express provisions of this Agreement; and

          (l) To contest, defend, settle and compromise any and all claims, suits or other actions that are or may be brought by or against the Liquidating Trust or the Trustee relating to the Assets, the Liquidating Trust, the Trustees or Liquidating Trust Estate.

     6.3 Powers of Trustees to Deal With Liquidating Trust in Non-Fiduciary Capacity. The Trustees may, except as limited herein, deal with the Liquidating Trust Estate, including, without limitation, loan property to, borrow property from, purchase property from or otherwise deal with the Liquidating Trust Estate as if they were not Trustees thereof.

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                                  ARTICLE VII.

                                    TRUSTEES

     7.1 Generally. The Trustees accept and undertake to discharge the Liquidating Trust created by this Agreement, upon the terms and conditions thereof. No Trustee shall be subject to any personal liability whatsoever to any person in connection with the Liquidating Trust Estate or the affairs of this Liquidating Trust, except for his own misconduct knowingly and intentionally committed in bad faith. No provision of this Agreement shall be construed to relieve the Trustees from liability for their own misconduct knowingly and intentionally committed in bad faith, except that:

          (a) The Trustees shall not be required to perform any duties or obligations except for the performance of such duties and obligations as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustees.

          (b) In the absence of bad faith on the part of the Trustees, the Trustees may conclusively rely, as to the truth, accuracy and completeness thereof, on the statements and certificates or opinions furnished to the Trustees and conforming to the requirements of this Agreement.

          (c) The Trustees shall not be liable for any error of judgment made in good faith.

          (d) The Trustees shall not be liable with respect to any action taken or omitted to be taken by them in accordance with (i) a written opinion of legal counsel addressed to the Trustee or (ii) the direction of Beneficiaries having aggregate Beneficial Interests of more than 66.7% of all Beneficial Interests relating to the exercise by the Trustee of any trust or power conferred upon the Trustees under this Agreement.

     7.2  Reliance by Trustees. Except as otherwise provided in Section 7.1:

          (a) The Trustees may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, or other paper or document believed by them to be genuine and to have been signed or presented by the proper party or parties.

          (b) The Trustees may consult with legal counsel to be selected by them, and the Trustees shall not be liable for any action taken or suffered by them in accordance with the advice of such counsel.

          (c) Persons dealing with the Trustees shall look only to the Liquidating Trust Estate to satisfy any liability incurred by the Trustees in good faith to any such person in carrying out the terms of this Liquidating Trust, and the Trustees shall have no personal or individual obligation to satisfy any such liability.

     7.3 Indemnification of Trustees. The Trustees shall be indemnified by and receive reimbursement from the Liquidating Trust Estate against and from any and all claims, losses, liabilities or damages which such Trustees may incur or sustain, in the good faith exercise and performance of any of the powers and duties of such Trustees under this Agreement; however, no party other than the Trustees shall have the right to cause the Liquidating Trust to indemnify the Trustees. The Trustees shall purchase with assets of the Liquidating Trust Estate, such insurance as they feel, in the exercise of their discretion, adequately insures that they shall be indemnified against any such loss, liability or damage pursuant to this Section.

     7.4 No Duty Not to Compete. The Trustees, in their individual capacity or through corporations, partnerships or other entities which they control or in which they have an interest, may engage in or possess any interest in any business venture, including, but not limited to, the ownership, financing, management of real property, or the investment of securities, or the provision of any services in connection with such activities, whether or not in competition with any part of the Liquidating Trust Estate. No Trustee has any duty to present any business opportunity to the Liquidating Trust before taking advantage of such opportunity either in his individual capacity or through participation in any entity.

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                                 ARTICLE VIII.

                PROTECTION OF PERSONS DEALING WITH THE TRUSTEES

     8.1 Action by Trustees. Except as otherwise provided by resolution adopted or approved by both of the Trustees, all action with respect to the disposition and distribution of the Liquidating Trust Estate required or permitted to be taken by the Trustees, in their capacity as Trustees, may be taken by approval, consent, vote or resolution authorized by any of the Trustees then serving.

     8.2 Reliance on Statement by Trustees. Any person dealing with the Trustees shall be fully protected in relying upon the Trustees' certificate signed by any Trustee that they have authority to take any action under this Liquidating Trust. Any person dealing with the Trustees shall be fully protected in relying upon the Trustees' certificate setting forth the facts concerning the calling of any meeting of the Beneficiaries, the giving of notice thereof, and the action taken at such meeting, including the aggregate Beneficial Interests of Beneficiaries taking such action.

     8.3 Application of Money Paid or Transferred to Trustees. No person dealing with the Trustees shall be required to follow the application by the Trustees of any money or property which may be paid or transferred to the Trustees.

                                  ARTICLE IX.

                            COMPENSATION OF TRUSTEES

     9.1 Amount of Compensation. In lieu of commissions or other compensation fixed by law for trustees, each Trustee shall receive as compensation for their services as Trustees hereunder while he is serving as Trustee the following:
               per                , or such compensation as may subsequently be
approved by Beneficiaries having aggregate Beneficial Interests of more than 66.7% of all Beneficial Interests.

     9.2 Dates of Payment. The compensation payable to the Trustees pursuant to the provisions of Section 9.1 shall be paid monthly and at the termination of the Liquidating Trust or at such other times as the Beneficiaries having aggregate Beneficial Interests of more than 66.7% of all Beneficial Interests shall approve.

     9.3 Expenses. The Trustees shall be reimbursed from the Liquidating Trust Estate for all out-of-pocket expenses reasonably incurred by them or any of their affiliates in the performance of their duties in accordance with this Agreement, including the payment of reasonable fees and/or expenses to agents, advisors or legal counsel.

                                   ARTICLE X.

                        TRUSTEES AND SUCCESSOR TRUSTEES

     10.1 Number of Trustees. Subject to the provisions of Section 10.3 relating to the period pending the appointment of a successor trustee, there
shall be [     ] Trustees of the Liquidating Trust.

     10.2 Resignation and Removal. Any Trustee may resign and be discharged from the Liquidating Trust hereby created by delivering such notice to the remaining Trustee(s). Such resignation shall become effective on the day specified in such notice or upon the appointment of such Trustee's successor and such successor's acceptance of such appointment, whichever is earlier. Any Trustee may be removed at any time, with or without cause, by Beneficiaries having aggregate Beneficial Interests of more than 66.7% of all Beneficial Interests.

     10.3 Appointment of Successor. Any time one or more Trustees shall resign or be removed, or die or become incapable of action, or be adjudged a bankrupt or insolvent, a vacancy shall be deemed to exist and a successor shall be appointed by the remaining Trustee(s) or, if no remaining Trustee exists, by the departing Trustee.

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     If such vacancy is not filled by the remaining or departing Trustee(s)
within 30 days, the Beneficiaries may, pursuant to Article XII hereof, call a meeting to appoint a successor trustee by majority in interest. Pending the appointment of a successor trustee, the remaining Trustee(s) then serving may take any action in the manner set forth in Section 8.1. Beneficiaries holding in the aggregate more than 66.7% of all Beneficial Interests can appoint one or more additional Trustees even if no vacancy exists.

     10.4 Acceptance of Appointment by Successor Trustee. Any successor trustee appointed hereunder shall execute an instrument accepting such appointment hereunder and shall deliver one counterpart thereof to the other remaining Trustee(s) (notice of any such appointment of a successor trustee shall be provided to the Beneficiaries in the next report delivered to the Beneficiaries pursuant to Article V hereof) and, in the case of a resignation, to the retiring Trustee. Thereupon such successor trustee shall, without any further act, become vested with all the estate, properties, rights, powers, trusts, and duties of his predecessor in the Liquidating Trust hereunder with like effect as if originally named therein, but the retiring Trustee shall nevertheless, when requested in writing by the successor trustee, execute and deliver an instrument or instruments conveying and transferring to such successor trustee upon the trust herein expressed, all of the estates, properties, rights, powers and trusts of such retiring Trustee, and shall duly assign, transfer, and deliver to such successor trustee all property and money held by him hereunder.

     10.5 Bonds. No bond shall be required of any original Trustee hereunder. Unless required by the remaining Trustee(s) or a vote of the Beneficiaries holding in the aggregate more than 66.7% of all Beneficial Interests prior to a successor trustee's acceptance of an appointment as such pursuant to Section 10.4, or unless a bond is required by law, no bond shall be required of any successor trustee hereunder. If a bond is required by law, no surety or security with respect to such bond shall be required unless required by law or unless required by the Beneficiaries (in the case of a successor trustee). If a bond is required by a vote of the Beneficiaries holding in the aggregate more than 66.7% of all Beneficial Interests, the Beneficiaries shall determine whether, and to what extent, a surety or security with respect to such bond shall be required.

                                  ARTICLE XI.

                          CONCERNING THE BENEFICIARIES

     11.1 Evidence of Action by Beneficiaries. Whenever in this Agreement it is provided that the Beneficiaries may take any action (including any vote, the making of any demand or request, the giving of any notice, consent, or waiver, the removal of a Trustee, the appointment of a successor trustee, or the taking of any other action), the fact that at the time of taking any such action, such holders have joined therein may be evidenced (i) by any instrument or any number of instruments of similar tenor executed by the Beneficiaries in person or by agent or attorney appointed in writing, or (ii) by the record of a meeting of the Beneficiaries duly called and held in accordance with the provisions of
Article XII.

     11.2 Limitations on Suits by Beneficiaries. No Beneficiary shall have any right by virtue of any provision in this Agreement to institute any action or proceeding at law or in equity against any party other than the Trustees, upon or under or with respect to the Liquidating Trust Estate or any agreements relating to or forming parts of the Liquidating Trust Estate, and the Beneficiaries do hereby waive any such right.

     11.3 Requirement of Undertaking. The Trustees may request any court to require, and any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Trustees for any action taken or omitted by them as Trustees, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, that the provisions of this Section shall not apply to any suit by the Trustees, and such undertaking shall not be required from the Trustees or otherwise required in any suit by any Beneficiary or group of Beneficiaries having aggregate Beneficial Interests of more than 66.7% of all Beneficial Interests.

                                  ARTICLE XII.

                            MEETING OF BENEFICIARIES

     12.1 Purpose of Meetings. A meeting of the Beneficiaries may be called at any time and from time to time pursuant to the provisions of this Article for the purposes of taking any action which the terms of this Agreement permit Beneficiaries having specified aggregate Beneficial Interests to take either acting alone or with the Trustees.

     12.2 Meeting Called by Trustees. A majority of the Trustees then serving may at any time call a meeting of the Beneficiaries to be held at such time and at such place within or outside the State of California as the Trustees shall determine. Written notice of every meeting of the Beneficiaries shall be given by the Trustees (or the Beneficiaries as provided in Section 12.3), which written notice will set forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting and shall be mailed not more than 60 nor less than 10 days before such meeting is to be held to all of the Beneficiaries of record not more than 60 days before the date of such meeting. The notice shall be directed to the Beneficiaries at their respective addresses as they appear in the records of the Trustees.

     12.3 Meeting Called on Request of Beneficiaries. Within 30 days after written request to the Trustees by Beneficiaries having aggregate Beneficial Interests of 10% or more of all Beneficial Interests to call a meeting of all the Beneficiaries, which written request shall specify in reasonable detail the action proposed to be taken, the Trustees shall proceed under the provisions of
Section 12.2 to call a meeting of the Beneficiaries, and if the Trustees fail to call such meeting within such 30-day period then such meeting may be called by the Beneficiaries having aggregate Beneficial Interests of 10% or more of all Beneficial Interests or by their designated representative.

     12.4 Persons Entitled to Vote at Meeting of Beneficiaries. Each Beneficiary retaining rights to distributions from the Liquidating Trust Estate on the record date shall be entitled to vote at a meeting of the Beneficiaries either in person or by his proxy duly authorized in writing. The signature of the Beneficiary on such written authorization need not be witnessed or notarized.

     12.5 Quorum. At any meeting of Beneficiaries, the presence of Beneficiaries having aggregate Beneficial Interests sufficient to take action on any matter for the transaction of which such meeting was called shall be necessary to constitute a quorum, but if less than a quorum be present, Beneficiaries having aggregate Beneficial Interests of more than 66.7% of the aggregate Beneficial Interests of all Beneficiaries represented at the meeting may adjourn such meeting with the same effect and for all intents and purposes as though a quorum had been present.

     12.6 Adjournment of Meeting. Any meeting of Beneficiaries at which a quorum is present may be adjourned from time to time and a meeting may be held at such adjourned time and place without further notice.

     12.7 Conduct of Meetings. The Trustees shall appoint the Chairman and the Secretary of the meeting. The vote upon any resolution submitted to any meeting of Beneficiaries shall be by written ballot. The Chairman of the meeting shall count all votes cast at the meeting for or against any resolution and shall make and file with the Secretary of the meeting his verified written report.

     12.8 Record of Meeting. A record of the proceedings of each meeting of Beneficiaries shall be prepared by the Secretary of the meeting. The record shall be signed and verified by the Secretary of the meeting and shall be delivered to the Trustees to be preserved by them. Any record so signed and verified shall be conclusive evidence of all the matters therein stated.

     12.9 Action Without a Meeting. Any action may be taken by the Beneficiaries without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by Beneficiaries having aggregate Beneficial Interests not less than the percentage that would be necessary to authorize or take such action at a meeting at which all Beneficiaries were present.

     12.10 Waiver of Notice. Whenever notice is required to be given under this Article, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated in such Article for such notice, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting. Neither the business to be transacted at, nor the purpose of, any meeting of Beneficiaries need be specified in any written waiver of notice.

     12.11 Required Vote. Unless specified elsewhere in this Agreement, a vote of Beneficiaries holding aggregate Beneficial Interests of more than 66.7% of all Beneficial Interests is required to approve of any action or proposal submitted to the Beneficiaries for a vote at a meeting.

                                 ARTICLE XIII.

                                   AMENDMENTS

     13.1 Consent of Beneficiaries. At the direction or with the consent (evidenced in the manner provided in Section 11.1) of Beneficiaries having aggregate Beneficial Interests of more than 66.7% of all Beneficial Interests, the Trustees shall promptly make and execute a declaration amending this Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or amendments hereto, provided, however, that no such amendment shall permit the Trustees to engage in any activity prohibited hereunder or affect the Beneficiaries' rights to receive their pro rata shares of the Liquidating Trust Estate at the time of distribution or otherwise materially and adversely affect the rights of the Beneficiaries. In addition to any amendments otherwise authorized herein, this Agreement may be amended from time to time by the Trustees, without the consent of any of the Beneficiaries, (i) to add to the representations, duties or obligations of the Trustees or surrender any right or power granted to the Trustees herein; and (ii) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement; provided, however, that no amendment shall be adopted pursuant to this Section 13.1 unless the adoption thereof (1) is for the benefit of or not adverse to the interests of the Beneficiaries; and (2) does not alter the interest of a Beneficiary in any way without the consent of the Beneficiaries adversely affected thereby. From and after the Merger Closing Date, FGP shall be an additional beneficiary under this Agreement. It is therefore expressly agreed that, notwithstanding anything to the contrary contained herein, unless the Merger Agreement is terminated in accordance with the terms thereof, no amendment to this Agreement that materially and adversely affects FGP may be made unless consented to in writing by FGP.

     13.2 Notice and Effect of Amendment. Promptly after the execution by the Trustees of any such declaration of amendment, the Trustees shall give notice of the substance of such amendment to the Beneficiaries or, in lieu thereof, the Trustees may send a copy of the amendment to each Beneficiary. Upon the execution of any such declaration of amendment by the Trustees, this Agreement shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities of the Trustees and the Beneficiaries under this Agreement shall thereafter be determined, exercised, and enforced hereunder subject in all respects to such modification and amendment, and all the terms and conditions of any such amendment shall be thereby deemed to be part of the terms and conditions of this Agreement for any and all purposes.

                                  ARTICLE XIV.

                            MISCELLANEOUS PROVISIONS

     14.1 Filing Documents. This Agreement shall be filed or recorded in the office of the Recorder of Deeds of Orange County, California, and in such other office or offices as the Trustees may determine to be necessary or desirable. A copy of this Agreement and all amendments thereof shall be available at all reasonable times for inspection by any Beneficiary or his duly authorized representative at 4220 Von Karman Avenue, Newport Beach, California 92660. The Trustees shall file or record any amendment of this Agreement in the same places where the original Agreement is filed or recorded. The Trustees shall file or record any instrument which relates to any change in the office of Trustees in the same places where the original Agreement is filed or recorded.

     14.2 Intention of Parties to Establish Liquidating Trust; Federal Income Tax Intentions. This Agreement is not intended to create and shall not be interpreted as creating an association, partnership, corporation or joint venture of any kind. It is intended as a trust to be governed and construed in all respects as a trust. It is intended that the Liquidating Trust be classified for federal income tax purposes as a "liquidating trust" within the meaning of U.S. Treasury Regulation 301.7701-4(d). The Beneficiaries are intended to be treated for federal income tax purposes as having received the Assets from the Corporation and then as having contributed the Assets to the Liquidating Trust, and such transfer of the Assets is intended to be treated as a distribution to the shareholders of the Corporation pursuant to the Corporation's plan of complete liquidation. The Beneficiaries will be treated as the grantors and deemed owners of the Liquidating Trust and they will be treated for federal income tax purposes as owning undivided interests in its assets.

     14.3 Tax Withholding. The Trustees may withhold from any amount held on behalf of or distributable from the Trust at any time to any Beneficiary, and may deposit such amounts withheld with the applicable taxing authority, such sum or sums as the Trustees determine are required by law to be withheld in respect of any taxes or other charges with respect to such Beneficiary. The Trustees may require any Beneficiary to provide, in the manner required by the Trustees, such information that the Trustees determine is required to satisfy the Trustees' obligations under applicable tax law, and the Trustees may condition any distribution to any Beneficiary upon compliance with such requirement. Amounts withheld pursuant to this Section 14.3 with respect to a Beneficiary shall be treated as having been distributed to such Beneficiary for purposes of determining the distributions which such Beneficiary has received and is entitled to receive hereunder.

     14.4 Laws as to Construction. This Agreement shall be governed by and construed in accordance with the laws of the State of California, and the Corporation, the Trustees and the Corporation Shareholders consent and agree that this Agreement shall be governed by and construed in accordance with such laws.

     14.5 Separability. In the event any provision of this Agreement or the application thereof to any person or circumstances shall be finally determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

     14.6 Notices. Any notice or other communication by the Trustees to any Beneficiary shall be deemed to have been sufficiently given, for all purposes, if given by U.S. mail addressed to such person at his address as shown in the records of the Trustees.

     14.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     14.8 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be
signed, sealed and acknowledged, effective this      day of             , 2001.

                                          TRUSTEES:

                                          --------------------------------------

                                          --------------------------------------

                                          --------------------------------------

                                          --------------------------------------

                                          PACIFIC GULF PROPERTIES INC.

                                          By:

                                          Its

                                   SCHEDULE A

                                     ASSETS

     [NOTE: SCHEDULE A WILL CONSIST OF ASSETS SET FORTH ON EXHIBIT A TO THE MERGER AGREEMENT THAT HAVE NOT, AT THE TRANSFER DATE, BEEN SOLD OR TRANSFERRED TO THIRD PARTIES]

                                   SCHEDULE B

                         PURCHASE AGREEMENT LIABILITIES

     The obligation of the Corporation and FGP with respect to claims by the purchasers against the Corporation or FGP under those certain purchase and sale agreements for the 611 Cerritos, Daisy 7, Mountain Avenue and Geneva (Phoenix) real properties.

                                   SCHEDULE C

                            POST-MERGER ADJUSTMENTS

     The obligations to make the payments, if any, required under Section 4.3 of the Merger Agreement.

                          PACIFIC GULF PROPERTIES INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              SPECIAL MEETING OF SHAREHOLDERS              , 2001

    Glenn L. Carpenter and Donald G. Herrman, and each of them, are hereby appointed proxies, with full power of substitution, and are hereby authorized to represent and vote all shares of common stock of the undersigned at the Special Meeting of Shareholders of Pacific Gulf Properties Inc. to be held at [The Center Club, 650 Town Center Drive, Costa Mesa, California 92626], on
             , 2001 at 10:00 a.m. local time and at any postponements or adjournments thereof, the manner indicated below, and in their discretion on any other matter which may properly come before the Meeting.

    This proxy will be voted in accordance with the instructions given. In this absences of instructions, the proxy will be voted "FOR" the Merger Proposal and in the discretion of the persons hereby appointed as proxies with respect to any other matters that may properly come before the Meeting or any postponements or adjournments thereof.

SHAREHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN
  THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED
                                     STATES

                 (Continued and to be signed on reverse side.)
--------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *

   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  [X]


                                                              FOR   AGAINST   ABSTAIN
1. Approval of merger with FountainGlen Properties LLC
   pursuant to the merger agreement:                          [ ]   [ ]       [ ]

2. Approval of the appointment of Wells Fargo as trustee of
   a liquidating trust we will create as part of our
   previously approved plan of liquidation.                   [ ]   [ ]       [ ]

3. In their discretion, upon such other matter or matters which may properly come before the meeting or any postponements or adjournments thereof.


                                                The undersigned hereby revokes
                                                any proxy hereto given to vote
                                                at the Special Meeting and
                                                acknowledges receipt of the
                                                Notice of Special Meeting of
                                                Shareholders and Proxy Statement
                                                dated  ______________ , 2001.

                                                Dated:
                                               --------------------------------,
                                                2001

                                                --------------------------------
                                                           Signature

                                                Please sign exactly as your name
                                                or names appears herein. A proxy
                                                executed by a corporation should
                                                be signed in the name(s) of its
                                                authorized officer(s).
                                                Executors, administrators and
                                                trustees should so indicate when
                                                signing.